UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

SYNTHEMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Membership Units

2)	Aggregate number of securities to which transaction applies: 10,000,000

3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$.0075666 per unit, calculated in accordance with Rule 0-11(c)(1)(i) based on the deemed value of the membership interests being acquired by the registrant, who is the acquiring person, established in accordance with Rule 0-11(a)(4) for securities of issuers with an accumulated capital deficit based on one third of the deemed par value of such membership interests (determined based on the target company’s total assets at September 30, 2010 of $226,999), or $75,666 in the aggregate.

4)	Proposed maximum aggregate value of transaction: $75,666

5)	Total fee paid: $8.78

☐	Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

[SyntheMed logo]

MEETING OF STOCKHOLDERS

PROPOSED MERGER

YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of SyntheMed, Inc.:

We have entered into a merger agreement with Pathfinder, LLC (“Pathfinder”) pursuant to which a wholly-owned subsidiary of our company will merge with and into Pathfinder, with Pathfinder continuing as a wholly-owned subsidiary of our company.

 Pathfinder is a privately held company focused on the development of novel cell-based therapies for regenerative medicine.  If the merger is completed, the merged company will be focused primarily on the development and commercialization of Pathfinder’s technology and our company’s management and board of directors will be comprised of individuals designated by Pathfinder. The strategy does not presently include significant investment in the current assets or business of SyntheMed.

At the effective time of the merger, each outstanding membership interest of Pathfinder is expected to convert into the right to receive a number of shares of SyntheMed common stock equal to four times the number of shares of SyntheMed common stock outstanding immediately prior to the merger divided by the number of Pathfinder membership interests then outstanding. SyntheMed stockholders will continue to own their existing shares of SyntheMed common stock. SyntheMed will assume outstanding and unexercised options to purchase Pathfinder membership interests, and such options are expected to convert into options to purchase SyntheMed common stock, adjusted to reflect the exchange ratio. Immediately upon the merger, and without giving effect to a planned capital raise which is expected to occur immediately after the merger, Pathfinder members will hold approximately 80% of the outstanding shares of common stock of the combined company, with SyntheMed stockholders holding approximately 20% of the outstanding shares of common stock of the combined company. For a more complete description of the relative holdings of SyntheMed’s stockholders and Pathfinder’s members with respect to the capital structure of the combined company, please see the section titled, “The Merger Agreement—Merger Consideration” in the accompanying proxy statement beginning on page 45.

Shares of SyntheMed common stock are currently quoted on the Financial Industry Regulatory Authority, or FINRA, Over-the-Counter Bulletin Board, or OTC Bulletin Board, under the symbol “SYMD”.  After completion of the merger, SyntheMed will be renamed “Pathfinder Cell Therapy, Inc.” and we expect our common stock to continue to be quoted on the OTC Bulletin Board under a trading symbol reflective of the new name.

We are holding a special meeting of stockholders in order to obtain stockholder approval of the merger and related matters. At the special meeting, which will be held at 10:00 a.m., local time, on _________, 2011 at the offices of ____________ at _________, unless postponed or adjourned to a later date, we will ask our stockholders to, among other things, adopt the merger agreement, approve amendments to our restated certificate of incorporation increasing the number of authorized shares of common stock and changing our corporate name and approve an amendment to our 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder, each as described in the accompanying proxy statement.

On December 22, 2010, our board of directors, based in part on the unanimous recommendation of a special committee comprised solely of disinterested directors, approved the merger agreement and the proposals referred to above and determined that it is advisable to enter into the merger. Our board of directors recommends that our stockholders vote “FOR” the proposals described in the accompanying proxy statement.

More information about SyntheMed, Pathfinder and the proposed transaction is contained in the accompanying proxy statement. We urge you to read the accompanying proxy statement carefully and in its entirety.

We thank you for your consideration and continued support.

Richard L. Franklin, M.D., Ph.D., Executive Chairman

The accompanying proxy statement is dated ________, 2011, and is first being mailed to stockholders on or about __________, 2011.

SyntheMed, Inc.
200 Middlesex Essex Turnpike, Suite 210
Iselin, NJ 08830
(732) 404-1117

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders of SyntheMed, Inc.:

On behalf of the board of directors of SyntheMed, Inc.., a Delaware corporation (“SyntheMed” or the “Company”), we are pleased to deliver the accompanying proxy statement for the proposed merger between SyntheMed and Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”), pursuant to which SYMD Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of SyntheMed, will merge with and into Pathfinder, and Pathfinder will survive as a wholly-owned subsidiary of SyntheMed. The special meeting of stockholders of SyntheMed will be held at 10:00 a.m., local time, on ______, 2011 at ________________, for the following purposes:

1.           To consider and vote upon a proposal to adopt that certain Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, Merger Sub and Pathfinder, as amended by Amendment No. 1 thereto, a copy of each of which is attached as Annex A to the accompanying proxy statement, and to approve the merger contemplated thereby.

2.           To consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 150 million to one billion.

3.            To consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation changing our corporate name to “Pathfinder Cell Therapy, Inc.”

4.           To consider and vote upon a proposal to approve an amendment to our 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder from five million to 25 million.

5.           To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals.

6.           To transact such other business as may properly come before the special  meeting or any adjournment or postponement thereof.

Our board of directors has fixed _____, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of SyntheMed common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, we had __________ shares of common stock outstanding and entitled to vote.

Your vote is important.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting is required for approval of Proposal Nos. 1, 4 and 5. The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date and entitled to vote at the special meeting is required for approval of Proposal Nos. 2 and 3.

The accompanying proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention.

Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy to ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of Proposal Nos. 1 through 5.  If you fail to return your proxy card and do not attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the meeting and it will have the same effect as a vote against Proposal Nos. 2 and 3. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. You may revoke the proxy at any time prior to the special meeting in the manner described in the accompanying proxy statement. Any stockholder present at the special meeting, including any adjournment or postponement of the meeting, may revoke such stockholder’s proxy and vote personally on the matters to be considered at the special meeting.

By Order of the Board of Directors,

Richard L. Franklin, M.D., Ph.D.
Executive Chairman

Iselin, New Jersey
______, 2011

THE SYNTHEMED BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, SYNTHEMED AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	7
RISK FACTORS	13
FORWARD-LOOKING STATEMENTS	25
THE SPECIAL MEETING OF STOCKHOLDERS	26
THE MERGER	30
THE MERGER AGREEMENT	45
AGREEMENTS RELATED TO THE MERGER	57
MATTERS BEING SUBMITTED TO A VOTE OF STOCKHOLDERS	58
PRINCIPAL STOCKHOLDERS	68
PATHFINDER’S BUSINESS	69
PATHFINDER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	72
MANAGEMENT FOLLOWING THE MERGER	74
WHERE YOU CAN FIND MORE INFORMATION	77
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	78
INDEX TO PATHFINDER AUDITED FINANCIAL STATEMENTS	F-1
INDEX TO PATHFINDER UNAUDITED FINANCIAL STATEMENTS	F-11

Annexes

Annex A - Merger Agreement and Amendment No. 1 to Merger Agreement
Annex B - Opinion of Barrier Advisors, Inc.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following section provides answers to frequently asked questions about the merger. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.

Q:           What is the merger?

A:           SyntheMed, SYMD Acquisition Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of SyntheMed, which is referred to as the merger sub, and Pathfinder have entered into an Agreement and Plan of Merger, dated as of December 22, 2010, which agreement, as amended by Amendment No. 1 thereto, is referred to as the merger agreement. The merger agreement contains the terms and conditions of the proposed business combination of SyntheMed and Pathfinder. Under the merger agreement, merger sub will merge with and into Pathfinder, with Pathfinder continuing as a wholly-owned subsidiary of SyntheMed, which transaction is referred to as the merger. At the effective time of the merger, each outstanding membership interest of Pathfinder is expected to convert into the right to receive a number of shares of SyntheMed common stock equal to four times the number of shares of SyntheMed common stock outstanding immediately prior to the merger divided by the number of Pathfinder membership interests outstanding immediately prior to the merger.

Q:           Why am I receiving this proxy statement?

A:           You are receiving this proxy statement because you have been identified as a stockholder of SyntheMed as of the record date, and you are entitled to vote at the special meeting. This proxy statement contains important information about the merger and special meeting, and you should read it carefully.

Q:           What is required to consummate the merger?

A:           To consummate the merger, SyntheMed stockholders must approve each of Proposal Nos. 1 through 4 set forth in the attached Notice of Special Meeting of Stockholders and described in this proxy statement in the section titled “Matters Being Submitted to a Vote of Stockholders.”

In addition, Pathfinder members must adopt the merger agreement, which requires the affirmative vote of the holders of 100% of the outstanding membership interests of Pathfinder.

In addition to obtaining approvals of the stockholders of SyntheMed and members of Pathfinder, each of the other closing conditions set forth in the merger agreement must be satisfied or waived. Among the closing conditions is the requirement that subscriptions for an offering of common stock by SyntheMed at a price not less than $.05 per share (the “Capital Raise”) be funded in escrow in a minimum amount of $1,000,000 (which amount may include conversion of Pathfinder convertible debt into the Capital Raise at the subscription price thereof), such Capital Raise to close immediately after the merger. For a description of the closing conditions under the merger agreement, please see the section titled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 47 of this proxy statement.

Q:           What risks should I consider in deciding whether to vote in favor of the proposals?

A:           You should carefully review the section of this proxy statement titled “Risk Factors” beginning on page 13 of this proxy statement, which sets forth certain risks and uncertainties related to the merger and risks and uncertainties to which the combined company’s business will be subject.

Q:           When does SyntheMed expect to complete the merger?

A:           The parties are working towards completing the merger as quickly as possible. SyntheMed anticipates that the merger will occur by March 31, 2011, promptly after the later to occur of the conclusion of the SyntheMed special stockholder meeting and the obtaining of Pathfinder member approval. However, because completion of the merger is subject to various closing conditions, SyntheMed cannot predict the exact timing of the merger or whether the merger will occur at all. For more information, please see the section titled, “The Merger Agreement—Conditions to the Completion of the Merger” on page 47 of this proxy statement.

Q:           Who will be the directors of the combined company following the merger?

A:           Immediately following the merger, the board of directors of the combined company is expected to be comprised of the following individuals: (i) Richard L. Franklin, M.D., Ph.D, (ii) Joerg Gruber, (iii) Dr. John Alam, (iv) Mr. John Brooks, III , (v) Mr. Brock Reeve and (vi) Mr. Zen Chu. Other than Dr. Franklin who is currently a co-founder, CEO, President and sole manager of Pathfinder and Executive Chairman of SyntheMed, and Mr. Gruber, who is a co-founder of Pathfinder and director of SyntheMed, none of these individuals currently serves in a management or director capacity with either company.

Q:           Who will be the executive officers of the combined company immediately following the merger?

A:           Immediately following the merger, the executive management team of the combined company is expected to be comprised of the following individuals:

Name	Title
Richard L. Franklin, M.D., Ph.D.	Chief Executive Officer and President
John Benson	Chief Financial Officer

Dr. Franklin is currently Executive Chairman of SyntheMed and Mr. Benson is currently Controller of SyntheMed.

Q:           Why does the merger agreement provide for the amendment of our Restated Certificate of Incorporation?

A:           The merger agreement provides for the amendment of our Restated Certificate of Incorporation to increase the number of our authorized shares of common stock and to change our corporate name.  While the number of shares we will issue pursuant to the merger depends on the number of shares of our common stock outstanding immediately prior to the merger, we anticipate issuing (or reserving for issuance) approximately 460 million shares of common stock pursuant to the merger, and reserving for issuance an additional 20 million shares of common stock pursuant to the proposal to increase the number of shares of common stock authorized for issuance under the 2006 Stock Option Plan. In addition, for each $1 million raised in the Capital Raise, we will issue 20 million shares of common stock assuming the minimum offering price of $.05 per share. We currently have approximately less than 10 million shares of common stock available for issuance (taking into account outstanding shares and shares reserved for issuance upon exercise of outstanding options and warrants).  The increase in the number of authorized shares will ensure that sufficient shares are available to be issued in connection with the merger and other contemplated transactions and that an adequate number of shares will be available for future business.

Q.           What will I receive in the merger?

A.           Because we are acquiring Pathfinder, our individual stockholders will not receive any consideration as a result of the merger.  Our stockholders will remain stockholders following the merger although their ownership interests will be diluted by the shares issued in connection with the merger.

Q:           What are the United States federal income tax consequences of the merger?

A:           We expect the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Assuming the merger qualifies as a reorganization, then, in general, no gain or loss will be recognized by SyntheMed stockholders as a result of the merger.  Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Q:           What will happen to SyntheMed if, for any reason, the merger with Pathfinder does not close?

A:           If, for any reason, the merger with Pathfinder does not close, our board of directors may elect to, among other things, attempt to sell or otherwise dispose of SyntheMed’s assets, attempt to complete another strategic transaction like the merger or continue to operate SyntheMed’s business. However, given our lack of cash reserves and deteriorating financial condition, it is unlikely we would be able to pursue or complete any of these alternatives in a timely fashion and SyntheMed will likely be forced to file for bankruptcy, cease operations or liquidate and dissolve.

Q:           Who is paying for this proxy solicitation?

A:           SyntheMed will pay the cost of soliciting proxies. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners. SyntheMed will pay the cost of reimbursing brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:           Who is soliciting my proxy?

A:           The proxy is being solicited by SyntheMed’s board of directors.

Q:           On what matters am I being asked to vote?

A:           Stockholders of SyntheMed are being asked to consider and vote on the following proposals:

•	to adopt the merger agreement and approve the merger.

•	to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150 million to one billion.

•	to amend our Restated Certificate of Incorporation to change our corporate name to “Pathfinder Cell Therapy, Inc.”

•	to increase the number of shares of common stock authorized for issuance under our 2006 Stock Option Plan from five million to 25 million.

•	to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the merger agreement.

Q:           As a SyntheMed stockholder, how does SyntheMed’s board of directors recommend that I vote?

A:           After careful consideration, SyntheMed’s board of directors, based in part on the unanimous recommendation of a special committee comprised solely of disinterested directors, recommends that SyntheMed’s stockholders vote “FOR” each of the proposals.

To review the background of the merger and SyntheMed’s board of directors’ reasons for recommending the merger in greater detail, see the sections titled, “The Merger—Background of the Merger” and “The Merger—Reasons for the Merger” beginning on pages 30 and 34, respectively, of this proxy statement.

Q:           Am I entitled to appraisal rights?

A:           Under Delaware General Corporation Law, or the DGCL, holders of SyntheMed common stock are not entitled to appraisal rights in connection with the merger or the other proposals described in this proxy statement.

Q:           Will the SyntheMed rights agreement, sometimes referred to as a “stockholder rights plan” or “poison pill,” be triggered as a result of the merger?

A:           No. SyntheMed’s board of directors adopted an amendment to the rights agreement that excludes the signing of the merger agreement, the merger and the other transactions contemplated by the merger agreement from triggering the rights agreement, and accelerating the expiration date of the rights agreement to the date of the merger.

Q:           What do I need to do now?

A:           We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you.  You may provide your proxy instructions in one of three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions via touch-tone telephone by dialing the toll-free telephone number on your proxy card or voting instruction form. You may also provide your proxy instructions via the Internet by following the instructions on your proxy card or voting instruction form.  If your proxy card allows for Internet voting and you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves SyntheMed significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the special meeting of stockholders.

Q:           What happens if I return a signed and dated proxy card but do not indicate how to vote my proxy?

A:           If you do not include instructions on how to vote your properly signed and dated proxy, your shares will be voted “FOR” each of the proposals.

Q:           What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:           Failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against Proposal Nos. 2 and 3 and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Q:           May I vote in person?

A:           If your shares of common stock are registered directly in your name with SyntheMed’s transfer agent, you are considered to be the stockholder of record with respect to those shares, and the proxy materials and proxy card are being sent directly to you by SyntheMed. If you are a stockholder of record, you may attend the special meeting and vote your shares in person.  Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy to ensure that your shares will be represented at the special meeting if you are unable to attend.

Q:           If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:           If your shares of SyntheMed common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Additionally, unless your broker has discretionary authority to vote on certain matters, your broker will not be able to vote your shares of common stock without instructions from you. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:           May I change my vote after I have submitted a proxy or provided proxy instructions?

A:           SyntheMed stockholders of record may change their vote at any time before their proxy is voted at the special meeting in one of three ways. First, a stockholder of record can send a written notice to the Corporate Secretary of SyntheMed stating that it would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the special meeting and vote in person. Attendance alone will not revoke a proxy.

Any written notice of revocation or subsequent proxy card must be received by the Corporate Secretary of SyntheMed prior to the taking of the vote at the special meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Corporate Secretary of SyntheMed or should be sent so as to be delivered to SyntheMed, Inc., 200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830 Attention: Investor Relations. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxy. If a stockholder of record of SyntheMed has instructed a broker to vote its shares of SyntheMed common stock, the stockholder must follow directions received from its broker to change those instructions.

Q:           Should I send in my stock certificates now?

A:           No. If the proposals submitted to stockholders are approved and effected, shares of SyntheMed common stock outstanding prior to the merger will remain unchanged.  Stockholders wishing to exchange their stock certificates for new stock certificates reflecting the new name of the company may do so by contacting the transfer agent for SyntheMed’s common stock, who will provide instructions for exchanging old certificates for new certificates.

Q:           Who can help answer my questions?

A:           If you are a SyntheMed stockholder and would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

SyntheMed, Inc.
200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey, 08830
Tel: (732) 404-1117
Attn: Investor Relations

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and the other proposals being considered at the special meeting, you should read this entire proxy statement carefully, including the merger agreement, attached as Annex A, and the other documents to which you are referred herein. For more information, please see the section titled, “Where You Can Find More Information” in this proxy statement.

The Companies

SyntheMed, Inc.
200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey, 08830
(732) 404-1117

SyntheMed is a biomaterials company engaged in the development and commercialization of innovative and cost-effective medical devices for therapeutic applications.  Our products and product candidates, all of which are based on our proprietary, bioresorbable polymer technology, are primarily surgical implants designed to prevent or reduce the formation of adhesions (scar tissue) following a broad range of surgical procedures.  Our commercialization efforts have been focused on our lead product, REPEL-CV® Bioresorbable Adhesion Barrier (“REPEL-CV”), for use in cardiac surgery.  REPEL-CV is a bioresorbable film designed to be placed over the surface of the heart at the conclusion of surgery to reduce the formation of post-operative adhesions.

We have been selling REPEL-CV domestically since obtaining US Food and Drug Administration clearance in March 2009 and internationally since obtaining CE Mark approval in August 2006.  In the United States and some foreign countries, our marketing approval is limited to the pediatric market, while the CE Mark approval, which covers the European Union (EU) and other countries, as well as other foreign approvals subsequently obtained, apply broadly to both the adult and pediatric market segments.

In August 2009, we obtained direction from the FDA regarding the scope and parameters of the clinical studies that would be required to expand the US regulatory approval of REPEL-CV to include the adult indication.  We have been unable to fund such studies and have been exploring strategic and other fundamental transactions, including a sale of assets.

We have been forced to reduce expenditures due to lack of cash resources.  Effective November 30, 2010, we entered into agreements terminating the employment of two of our executive officers, Mr. Robert Hickey, our then President, CEO and CFO, and Dr. Eli Pines, our then Vice President and Chief Scientific Officer.  While the termination arrangements contemplated that these individuals would continue through January 31, 2011 or earlier completion of the merger in the same capacity as part-time consultants, they have each elected to terminate their relationship with our company effective early January 2011.  As a result of the departure of these two individuals, our sole executive officer is our Executive Chairman, Dr. Richard Franklin.

At September 30, 2010, we had no cash and negative working capital of $486,000.  Since then, our financial condition has further deteriorated.  Our efforts to raise capital to fund our business have been unsuccessful.  We are dependent on a credit and security agreement entered into with Pathfinder in September 2010 to fund our operating requirements.  As of Febraury 9, 2011, we had borrowed approximately $557,000 principal amount from Pathfinder under the credit and security agreement.  Since October 2009, we have been actively exploring a variety of strategic and other fundamental transactions, including a sale of assets.  None of these activities has resulted in an expression of interest regarding a viable transaction. If, for any reason, the merger with Pathfinder does not close, our board of directors may elect to, among other things, attempt to sell or otherwise dispose of our assets, attempt to complete another strategic transaction like the merger or continue to operate SyntheMed’s business.  Given our lack of cash reserves and our deteriorating financial condition, it is unlikely we will be able to pursue or complete any of these transactions in a timely fashion and we will likely be forced to file for bankruptcy, cease operations or liquidate and dissolve.

Pathfinder, LLC
12 Bow Street
Cambridge, Massachusetts 02138
(617) 827-6824

Pathfinder is a privately held regenerative medicine company seeking to develop novel cell-based therapies for the treatment of a broad range of diseases and medical conditions characterized by organ-specific cell damage.  Based on preclinical data obtained to date, Pathfinder has identified diabetes, renal disease and myocardial infarction as potential indications for therapies based on its technology.  Other potential indications could include kidney transplantation, chronic heart disease, peripheral artery disease, stroke, osteoarthritis and liver disease. For a more complete description of Pathfinder’s business, please see the section titled, “Pathfinder’s Business” in this proxy statement beginning on page 69.

If the merger is completed, the combined company will be focused primarily on the development and commercialization of Pathfinder’s technology. The strategy does not presently include significant further development or investment in the current SyntheMed assets.

SYMD Acquisition Sub, Inc.

SYMD Acquisition Sub, Inc., or merger sub, is a wholly-owned subsidiary of SyntheMed, and was formed solely for the purposes of carrying out the merger.

Summary of the Merger

If the merger is completed, merger sub will merge with and into Pathfinder, with Pathfinder continuing as a wholly-owned subsidiary of SyntheMed. Upon the merger, without giving effect to the Capital Raise which is expected to close immediately after the merger, Pathfinder members will hold approximately 80% of the outstanding shares of common stock of the combined company, with SyntheMed stockholders holding approximately 20% of the outstanding shares of common stock of the combined company. SyntheMed will assume outstanding and unexercised options to purchase Pathfinder membership interests, and they will be converted into options to purchase SyntheMed common stock. For a more complete description of the relative holdings of SyntheMed’s stockholders and Pathfinder’s members with respect to the capital structure of the combined company, please see the section titled, “The Merger Agreement—Merger Consideration” in this proxy statement beginning on page 45.

The closing of the merger will occur no later than the third business day after the last of the conditions to the merger has been satisfied or waived, or at another time as SyntheMed and Pathfinder agree. SyntheMed anticipates that the consummation of the merger will occur after the SyntheMed special meeting and after approval of Pathfinder’s members, by March 31, 2011. However, because the merger is subject to a number of conditions, SyntheMed cannot predict exactly when the closing will occur or if it will occur at all. After completion of the merger, assuming that SyntheMed receives the required stockholder approval of Proposal No. 3, SyntheMed will be renamed “Pathfinder Cell Therapy, Inc.” For a more complete description of the merger please see the section titled, “The Merger Agreement” in this proxy statement beginning on page 45.

Reasons for the Merger (page 34)

Our special committee and board of directors approved the merger and related proposals based on a number of factors, including among other things:

•	our poor financial condition and lack of resources to pursue our current business;

•	the lack of any other merger proposals or viable strategic alternatives to the merger;

•	the opportunity for SyntheMed’s stockholders to participate in the short and long-term value associated with Pathfinder’s development programs;

•
the fairness opinion received by the special committee from Barrier Advisors, Inc. (“Barrier Advisors”), which stated that based upon and subject to the considerations and assumptions set forth in such opinion, the exchange ratio determined pursuant to the merger agreement is fair, from a financial point of view, to our stockholders; and

•	our ability to solicit and engage in discussions and negotiations with third parties regarding alternative proposals and to engage in alternative superior proposals without payment of a break-up fee.

Overview of the Merger Agreement (page 45)

Merger Consideration

Each outstanding membership interest of Pathfinder is expected to convert into the right to receive a number of shares of SyntheMed common stock equal to four times the number of shares of SyntheMed common stock outstanding immediately prior to the merger divided by the number of Pathfinder membership interests outstanding immediately prior to the merger. SyntheMed stockholders will continue to own their existing shares of SyntheMed common stock. SyntheMed will assume outstanding and unexercised options to purchase Pathfinder membership interests, and such options are expected to convert into options to purchase SyntheMed common stock, adjusted to reflect the exchange ratio. Immediately upon the merger, and without giving effect to the Capital Raise which is expected to occur immediately after the merger, Pathfinder members will hold approximately 80% of the outstanding shares of common stock of the combined company, with SyntheMed stockholders holding approximately 20% of the outstanding shares of common stock of the combined company.

At the effective time of the merger,

•
each Pathfinder membership interest outstanding immediately prior to the effective time of the merger is expected to automatically convert into the right to receive a number of shares of SyntheMed common stock equal to four times the number of shares of SyntheMed common stock outstanding immediately prior to the merger (such number estimated to be approximately 115 million shares) divided by the number of Pathfinder membership interests outstanding immediately prior to the merger (such number estimated to be 10,000,000 membership interests), such calculation being referred to as the exchange ratio; and

•
each option to purchase membership interests of Pathfinder outstanding and unexercised immediately prior to the effective time of the merger will be assumed by SyntheMed and will become an option to purchase shares of SyntheMed common stock equal to the product of the number of membership interests of Pathfinder subject to the option multiplied by the exchange ratio, rounded down to the nearest whole number of shares of SyntheMed common stock.

To consummate the merger, SyntheMed stockholders must approve:

the merger;

•
the amendments to our restated certificate of incorporation increasing the number of authorized shares of common stock to one billion and changing our corporate name to “Pathfinder Cell Therapy, Inc.”, which require the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date; and

•	the amendment to our 2006 Stock Option Plan increasing to 25 million the number of shares of common stock authorized for issuance thereunder.

In addition, Pathfinder members must adopt the merger agreement which requires the affirmative vote of the holders of 100% of the outstanding membership interests of Pathfinder.

In addition to obtaining stockholder and member approval, as applicable, and appropriate regulatory approvals, if any, each of the other closing conditions set forth in the merger agreement must be satisfied or waived. Among the closing conditions is the requirement that subscriptions for the Capital Raise by SyntheMed be funded in escrow in a minimum amount of $1,000,000 (which amount may include conversion of Pathfinder convertible debt into the Capital Raise at the subscription price thereof), such Capital Raise to close immediately after the merger. For a more complete description of the closing conditions under the merger agreement, please see the section titled, “The Merger Agreement—Conditions to the Completion of the Merger” in this proxy statement.

Termination of the Merger Agreement

Either SyntheMed or Pathfinder can terminate the merger agreement under certain circumstances, which would prevent the merger from being consummated.

Expenses and Reimbursement

Each of SyntheMed and Pathfinder will be required to bear the expenses incurred by it in connection with the merger, except that neither party shall be relieved of liability for a material breach of its representations or obligations under the merger agreement.

Management Following the Merger (page 74)

Immediately following the merger, the executive management team of the combined company is expected to be comprised of the following individuals:

Name	Title
Richard L. Franklin, M.D., Ph.D.	Chief Executive Officer and President
John Benson	Chief Financial Officer

Immediately following the merger, the board of directors of the combined company is expected to be comprised of the following individuals: (i) Dr. Franklin, (ii) Mr. Gruber, (iii) Dr. John Alam, (iv) Mr. John Brooks, III, (v) Mr. Zen Chu and (vi) Mr. Brock Reeve.

Other than Dr. Franklin who is currently a co-founder, CEO, President and sole manager of Pathfinder and Executive Chairman of SyntheMed, Mr. Gruber, who is a co-founder of Pathfinder and director of SyntheMed, and Mr. Benson, who is controller of SyntheMed, none of the individuals listed above currently serves in a management or director capacity with either company.

Interests of Certain Directors and Officers of SyntheMed (page 44)

In considering the recommendation of the special committee and board of directors with respect to the merger and the other matters to be acted upon by SyntheMed stockholders at the special meeting, SyntheMed stockholders should be aware that certain members of the board of directors of SyntheMed and SyntheMed’s executive officer have interests in the merger that may be different from, or in addition to, interests they have as SyntheMed stockholders. For example, Dr. Franklin, a director and SyntheMed’s sole executive officer, is the sole executive officer, manager and a co-founder of Pathfinder, and is expected to become the CEO and President of the combined company upon the merger.  In addition, Mr. Joerg Gruber, a director of SyntheMed, is a co-founder of Pathfinder and is expected to become Chairman of the combined company upon the merger.  Mr. Benson, SyntheMed’s controller, is expected to become Chief Financial Officer of the combined company upon the merger.  In addition, members of the special committee are entitled to compensation in connection with a fundamental transaction such as the merger or in connection with a liquidation of our company.

Stock Options (page 46)

At the effective time of the merger, each outstanding option to purchase Pathfinder membership interests not exercised immediately prior to the effective time of the merger, whether or not vested, will be assumed by SyntheMed and become exercisable (a) for such number of shares of SyntheMed common stock as is determined by multiplying the number of membership interests of Pathfinder subject to the option by the exchange ratio and rounding that result down to the nearest whole number of shares of SyntheMed common stock, and (b) at a per share exercise price as is determined by dividing the existing exercise price of the option by the exchange ratio and rounding that result up to the nearest whole cent.

Material United States Federal Income Tax Consequences of the Merger (page 45)

We expect the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming the merger’s qualification as a reorganization, SyntheMed stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger. Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder’s circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For more information, please see the section titled, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” in this proxy statement.

Risk Factors (page 13)

Both SyntheMed and Pathfinder are subject to various risks associated with their businesses and their industries. In addition, the merger, including the possibility that the merger may not be completed, poses a number of risks to each company and its stockholders or members, as applicable, including the following risks:

•	Failure to complete the merger may harm SyntheMed’s common stock price and future business and operations, and may require SyntheMed to file for bankruptcy, cease operations or liquidate and dissolve;

•	If the conditions to the merger are not met or waived, the merger will not occur;

•	Some of SyntheMed’s officers and directors have conflicts of interest that may influence them to support or approve the merger;

•	The exchange ratio is not adjustable based on the market price of SyntheMed’s common stock;

•	The merger may be completed even though material adverse changes may result from the announcement of the merger, industry-wide changes and other causes;

•	The market price of the combined company’s common stock may decline as a result of the merger; and

•	SyntheMed stockholders may not realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger.

The risks associated with the merger and other risks are discussed in greater detail under the section titled, “Risk Factors” in this proxy statement. We encourage you to read and consider all of these risks carefully.

Regulatory Approvals

As of the date of this proxy statement, neither SyntheMed nor Pathfinder is required to make filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, SyntheMed must comply with applicable federal and state securities laws in connection with the issuance of shares of SyntheMed common stock and the filing of this proxy statement with the SEC.

Anticipated Accounting Treatment

The merger will be treated by SyntheMed as a reverse merger under the purchase method of accounting in accordance with United States generally accepted accounting principles. For accounting purposes, Pathfinder is considered to be acquiring SyntheMed in the merger.

Appraisal Rights

Under the Delaware General Corporation Law, referred to as the DGCL, SyntheMed stockholders are not entitled to appraisal rights in connection with the merger.

RISK FACTORS

The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of common stock.

Risks Related to the Merger

Failure to complete the merger could harm our common stock price and future business and operations and may result in SyntheMed being forced to cease operations.

If the merger is not completed, our stockholders are subject to the following risks:

•	the price of SyntheMed’s stock may decline; and

•
costs related to the merger, such as legal, accounting, certain financial advisory fees and costs associated with printing and mailing this proxy statement, must be paid even if the merger is not completed.

Moreover, if the merger is not completed we do not expect to have sufficient cash resources to pursue another business combination or to continue in operation. Even if our board of directors were to determine to seek another business combination, there can be no assurance that it will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided by Pathfinder in the merger.  If the merger is not completed and we are unable to complete a financing or strategic transaction, we do not expect to be able to continue as a going concern and may be required to cease operations.

Some of our officers and directors have conflicts of interest that may influence them to support or approve the merger.

Certain officers and directors of SyntheMed have interests in the merger that are different from yours, including, among others, affiliations with Pathfinder and continued service as an officer or director of the combined company and continued indemnification. For example, Dr. Franklin, our Executive Chairman, and Mr. Gruber, a director of our company, are each founding principals of Pathfinder, Dr. Franklin is Pathfinder’s President and CEO and sole manager, and Dr. Franklin will serve as President and CEO and a director of the combined company and Mr. Gruber will serve as Chairman of the combined company following the merger.  These interests, among others, may influence such persons to support or approve the merger. For a more detailed discussion see the sections titled, “The Merger—Interests of SyntheMed’s Directors and Executive Officers in the Merger” in this proxy statement.

The exchange ratio in the merger will not be adjusted for an increase in the price of our common stock or a negative development in Pathfinder’s business.

The price of our common stock at the time of the merger may vary from its price at the date of this proxy statement and at the date of the special meeting. Therefore, the shares that we issue in connection with the merger may have a greater value than the value of the same number of shares on the date of this proxy statement or the date of the special meeting. Variations in the price of our common stock before the completion of the merger may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the special meeting, you will not know the exact value of the shares that we will issue in the merger. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material effect on the market price of our common stock before the merger is completed, and therefore could materially increase the value that we will transfer to the members of Pathfinder in the merger.  Any increase in the price of our common stock will result in a proportionate increase in the value of the merger consideration.  The exchange ratio in the merger agreement determining the number of shares to be issued in the merger is based primarily on the number of outstanding shares and membership interests of each company, as applicable, at the time of the merger and does not take into account any change in the net worth, business, operations, assets, liabilities or prospects of either company occurring prior to the closing.

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger for a number of reasons including if:

•	a decline in the liquidity of the combined company’s stock occurs following the merger;

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on the combined company’s business and prospects from the merger.

SyntheMed stockholders may not realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger.

Upon the merger, and without giving effect to the Capital Raise, SyntheMed’s stockholders will own approximately 20% of the outstanding shares of the combined company.  If the combined company is unable to realize the strategic and financial benefits currently anticipated from the merger, SyntheMed’s stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

Because Pathfinder’s business will represent the focus of the business of the combined company after the closing of the merger, if any of the events described in “—Risks Related to Pathfinder” occur, those events could cause the potential benefits of the merger not to be realized and the market price of the combined company’s common stock to decline.

Immediately following the merger, the business of the combined company will focus primarily on the business of Pathfinder. As a result, the risks described below under “—Risks Related to Pathfinder” are significant risks to the combined company if the merger is completed. To the extent any of the events in the risks described below under “—Risks Related to Pathfinder” occur, those events could cause the potential benefits of the merger not to be realized and the market price of the combined company’s common stock to decline.

Risks Related to the Combined Company

The combined company’s stock price is expected to be volatile, and the market price of its common stock may drop following the merger.

The market price of the combined company’s common stock could be subject to significant fluctuations following the merger. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:

•	the results of the combined company’s current and any future clinical trials of its cell therapy product candidates;

•	the results of ongoing preclinical studies and planned clinical trials of the combined company’s preclinical cell therapy product candidates;

•	the entry into, or termination of, key agreements, including key strategic alliance agreements;

•	the results and timing of regulatory reviews relating to the approval of the combined company’s cell therapy product candidates;

•	the initiation of, material developments in, or conclusion of litigation to enforce or defend any of the combined company’s intellectual property rights;

•	failure of any of the combined company’s cell therapy product candidates, if approved, to achieve commercial success;

•	general and industry-specific economic conditions that may affect the combined company’s research and development expenditures;

•	the results of clinical trials conducted by others on cell therapy product candidates or products that would compete with the combined company’s cell therapy product candidates;

•	issues in manufacturing the combined company’s cell therapy product candidates or any approved products;

•	the loss of key employees;

•	the introduction of technological innovations or new commercial products by competitors of the combined company;

•	changes in estimates or recommendations by securities analysts, if any, who cover the combined company’s common stock;

•	future sales of the combined company’s common stock;

•	changes in the structure of health care payment systems; and

•	period-to-period fluctuations in the combined company’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company’s profitability and reputation.

The combined company’s management will be required to devote substantial time to comply with public company regulations.

The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and stock exchanges, impose various requirements on public companies, including with respect to corporate governance practices. The combined company’s management and other personnel will need to devote a substantial amount of time to these requirements.

In addition, the Sarbanes-Oxley Act requires, among other things, that the combined company maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, the combined company must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. If the combined company is not able to comply with the requirements of Section 404, the market price of the combined company’s stock could decline and the combined company could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Ownership of the combined company’s common stock is expected to be concentrated following the merger, which will limit other stockholders’ influence in stockholder decisions.

Upon completion of the merger, and without giving effect to the Capital Raise expected to occur immediately thereafter, approximately 80% of the combined company’s outstanding common stock will be owned by six persons who comprise all of the current Pathfinder members, including Dr. Franklin and Mr. Gruber each of whom owns 10% of Pathfinder and another investor who owns 52.5% of Pathfinder.  As a result, these persons could significantly influence or control all matters requiring stockholder approval, including the election and removal of directors and certain transactions involving a change in control of our company.  The interests of this group of stockholders may not coincide with our interests or the interests of other stockholders.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of SyntheMed and Pathfinder and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

Risks Related to Pathfinder

Pathfinder is at an early stage of development, making its future viability and success especially  uncertain.

Pathfinder is a development stage company. Since commencing operations in November 2008, Pathfinder's operations have been focused on organizational activities, acquiring and developing its technology and undertaking preclinical studies of its product candidates. Pathfinder’s ability to achieve revenue and profitability will depend largely upon its ability to successfully identify a lead product candidate, undertake and complete clinical trials, develop a commercial product, obtain marketing approvals for product registration, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, and conduct sales and marketing activities necessary for successful product commercialization. As a result of its early stage of development, the future viability and success of Pathfinder is especially uncertain.

Pathfinder has had net losses since inception and may never achieve or sustain profitability.

Pathfinder has incurred losses since inception and expects to experience losses for the foreseeable future. Pathfinder had a members’ equity deficit of $377,524 as of September 30, 2010, and had net losses of approximately $546,000 for each of the nine months ended September 30, 2010 and the year ended December 31, 2009. These losses resulted principally from costs incurred in Pathfinder’s research and development programs and from general and administrative expenses. As Pathfinder develops its technology, Pathfinder expects to continue to incur significant operating expenses and anticipates that its expenses and net losses will increase in the foreseeable future as it seeks to further develop its product candidates and technology and establish manufacturing and marketing capabilities.  The extent of future operating losses is highly uncertain, and Pathfinder may never achieve or sustain profitability.

Pathfinder’s ability to continue as a going concern is dependent on raising significant additional capital.

Pathfinder has no current sources of revenue and will need to raise significant additional capital to fund its operating requirements and continue as a going concern.  Pathfinder’s capital requirements will depend on many factors, including:

•	The costs of performing additional animal models to determine the efficacy of the Pathfinder Cells;

•	The costs of developing a cGMP standard manufacturing process for the Pathfinder Cells;

•	The scope and costs of toxicology testing which will be required before clinical trials can begin;

•	The size, number, and complexity of the clinical trials which will be required before products based on the Pathfinder Cells can be approved by the FDA;

•	Costs related to expanding and maintaining Pathfinder’s intellectual property portfolio;

•	Costs of hiring and paying additional employees or consultants; and

•	Costs associated with commercialization of any products.

Pathfinder may seek to raise additional capital through equity or debt financing and collaborative arrangements, or some combination thereof. Additional capital may not be available to Pathfinder on acceptable terms, or at all. If Pathfinder raises capital through the sale of equity-based securities, dilution to its then-existing equity investors would result. If Pathfinder obtains capital through the incurrence of debt, Pathfinder would likely become subject to covenants restricting its business activities, and holders of debt instruments would have rights and privileges senior to those of Pathfinder’s equity investors. In addition, servicing the interest and repayment obligations under borrowings would divert funds that would otherwise be available to support research and development, clinical or commercialization activities.  If Pathfinder obtains capital through collaborative arrangements, these arrangements could require Pathfinder to relinquish some rights to its technologies or product candidates and Pathfinder may become dependent on third parties.

If Pathfinder is unable to obtain adequate financing on a timely basis, Pathfinder may be required to delay, reduce the scope of or eliminate one or more of its development programs and otherwise limit its operations.

 If Pathfinder does not successfully develop its product candidates, or if its products fail to obtain the necessary marketing approvals to commercialize them, Pathfinder may not generate sufficient revenues to continue its business operations.

In order to obtain marketing approval of its product candidates so that Pathfinder can generate revenues once they are commercialized, Pathfinder must conduct extensive preclinical studies and clinical trials to demonstrate that its product candidates are safe and effective and Pathfinder must ensure that its products are produced in approved manufacturing facilities.  Pathfinder has completed a limited number of early pre-clinical models, and there can be no assurance that the results of further studies will be positive.  Pathfinder Cells have been grown in small numbers sufficient for the animal and other pre-clinical studies. Much larger numbers of cells will be required for toxicology and for clinical trials, and these cells will have to be grown under GMP conditions. Growing mammalian cells can be difficult, and there can be no assurance that the Pathfinder Cells can be grown in sufficient numbers, nor that they can be produced to GMP standard. There may also be toxicities associated with the use of the Pathfinder Cells that would preclude their use in humans or substantially restrict their use. Furthermore, Pathfinder’s product candidates may ultimately fail to demonstrate the necessary safety and efficacy for marketing approval. Pathfinder will need to conduct additional research and development, and devote significant additional financial resources and personnel to develop commercially viable products and obtain the necessary marketing approvals, and if Pathfinder fails to do so successfully, Pathfinder may cease operations altogether.

Risks Related to the Development of Pathfinder’s Product Candidates

Pathfinder’s product development programs are based on novel technologies and are inherently risky.

Pathfinder is subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of Pathfinder’s technology creates significant challenges with respect to product development and optimization, manufacturing, government regulation and approval, third-party reimbursement and market acceptance. For example, the FDA has relatively limited experience with the development and regulation of cell therapy products and, therefore, the pathway to marketing approval for Pathfinder’s cell therapy product candidates may accordingly be more complex, lengthy and uncertain than for a more conventional product candidate. The FDA may not approve Pathfinder’s product candidates or may approve them with certain restrictions that may limit Pathfinder’s ability to market its product candidates, and its product candidates may not be successfully commercialized, if at all.

Pathfinder may find it difficult to enroll patients in clinical trials.

Although the initial clinical uses of Pathfinder Cells are expected to be for diseases that affect a large number of people (diabetes, myocardial infarction, kidney damage), it may nevertheless be difficult to recruit patients for clinical trials. There are some treatments for each of these diseases, and there are other treatments under development that may be undergoing clinical trials at the same time. This could make it difficult for Pathfinder to enroll the number of patients that may be required for the clinical trials it would be required to conduct in order to obtain marketing approval for its product candidates. Pathfinder’s inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require Pathfinder to abandon one or more clinical trials altogether.

Clinical trials may not be successful.

Pathfinder will only obtain marketing approval to commercialize a product candidate if it can demonstrate to the satisfaction of the FDA or the applicable non-United States regulatory authority, in clinical trials, that the product candidate is safe and effective, and otherwise meets the appropriate standards required for approval for a particular indication. Pathfinder has not yet undertaken any clinical trials.  Clinical trials are lengthy, complex and extremely expensive processes with uncertain results. A failure of one or more clinical trials may occur at any stage of testing.

Pathfinder has limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain marketing approvals necessary for marketing its product candidates, including approval by the FDA.

Pathfinder’s efforts to develop its product candidates are at an early stage. Pathfinder may be unable to progress its product candidates that are undergoing preclinical testing into clinical trials. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and favorable initial results from a clinical trial do not necessarily predict final results. The indications of use for which Pathfinder chooses to pursue development may have clinical effectiveness endpoints that have not previously been reviewed or validated by the FDA, which may complicate or delay Pathfinder’s effort to ultimately obtain FDA approval. Pathfinder cannot guarantee that any clinical trials will ultimately be successful.

Pathfinder has not obtained marketing approval or commercialized any of its product candidates. Pathfinder may not successfully design or implement clinical trials required for approval to market its product candidates. Pathfinder might not be able to demonstrate that its product candidates meet the appropriate standards for marketing approval. If Pathfinder is not successful in conducting and managing its preclinical development activities or clinical trials or obtaining marketing approvals, Pathfinder might not be able to commercialize its product candidates, or might be significantly delayed in doing so, which would materially harm its business.

Pathfinder may not be able to secure and maintain relationships with research institutions and clinical investigators that are capable of conducting and have access to necessary patient populations for the conduct of its clinical trials.

Pathfinder will rely on medical research institutions and clinical investigators to conduct its clinical trials. Pathfinder’s reliance upon research institutions, including hospitals and clinics, will provide it with less control over the timing and cost of clinical trials and the ability to recruit subjects. If Pathfinder is unable to reach agreement with suitable research institutions and clinical investigators on acceptable terms, or if any resulting agreement is terminated because, for example, the research institution and/or clinical investigators lose their licenses or permits necessary to conduct the clinical trials, Pathfinder may be unable to quickly replace the research institution and/or clinical investigator with another qualified research institution and/or clinical investigator on acceptable terms. Pathfinder may not be able to secure and maintain agreements with suitable research institutions and/or clinical investigators to conduct its clinical trials.

Compliance with governmental regulations regarding the treatment of animals used in research could increase Pathfinder’s operating costs, which would adversely affect the commercialization of its technology.

The Animal Welfare Act, or AWA, is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, feeding, watering and shipping conditions. Third parties with whom Pathfinder contracts or may contract are subject to AWA registration, inspections and reporting requirements. Furthermore, some states have their own regulations, including general anti- cruelty legislation, which establish certain standards in handling animals. If Pathfinder or any of its contractors fail to comply with regulations concerning the treatment of animals used in research, Pathfinder may be subject to fines and penalties and adverse publicity, and its operations could be adversely affected.

Public perception of ethical and social issues may limit or discourage the type of research Pathfinder conducts.

Any clinical trials Pathfinder undertakes will involve people, and Pathfinder and third parties with whom it contracts also do research involving animals. Governmental authorities could, for public health or other purposes, limit the use of human or animal research or prohibit the practice of our technology. Public attitudes may be influenced by claims that Pathfinder’s technology or that regenerative medicine generally is unsafe for use in research or is unethical and akin to cloning. In addition, animal rights activists could protest or make threats against facilities in which Pathfinder’s research activities are conducted, which may result in property damage and subsequently delay Pathfinder’s research. Ethical and other concerns about Pathfinder’s methods, particularly our use of human subjects in clinical trials or the use of animal testing, could adversely affect market acceptance of Pathfinder’s product candidates.

Risks Related to the Manufacturing of Our Product Candidates

Pathfinder intends to rely upon third-party FDA-approved manufacturers for its Pathfinder Cells.

We currently have no internal manufacturing capability, and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers. The manufacture of cell-based therapies is a complicated and difficult process.  Cells produced to date have been grown only under laboratory conditions and only in small numbers sufficient to be used in pre-clinical testing involving smaller animals.  For models using larger animals, and for toxicology and clinical studies, much larger numbers of cells will be required.  Pathfinder’s suppliers’ ability to scale-up manufacturing to satisfy these requirements, as well as the requirements of any commercial launch of Pathfinder’s product candidates is uncertain. Should Pathfinder be forced to rely on its own manufacturing capability, Pathfinder cannot assure investors that it will be successful in doing so or be able to procure alternative third party suppliers. Moreover, Pathfinder cannot assure investors that any contract manufacturers or suppliers it procures will be able to supply product in a timely or cost effective manner or in accordance with applicable regulatory requirements or Pathfinder’s specifications.

Risks Related to Marketing Approval and Other Government Regulations

Pathfinder faces extensive governmental regulation and any failure to adequately comply could prevent or delay product approval or cause the disallowance of Pathfinder’s products after approval.

The FDA and comparable agencies in foreign countries impose many requirements on the introduction of new drugs and biologics through lengthy and detailed clinical testing procedures, and other costly and time consuming compliance procedures. These requirements make it difficult to estimate when any of our products in development will be available commercially, if at all. In addition, the FDA or other comparable agencies in foreign countries may impose additional requirements in the future that could further delay or even stop the commercialization of Pathfinder product candidates in development.

Product candidates based on Pathfinder’s technology will require substantial clinical trials and FDA review as biologics in a rigorous process similar to that applicable to new drugs. Even if Pathfinder successfully enrolls patients in its clinical trials, patients may not respond to Pathfinder’s potential cell therapy products. Pathfinder thinks it is prudent to expect setbacks and possible product failures. Failure to comply with the regulations applicable to such testing may delay, suspend or cancel Pathfinder’s clinical trials, or the FDA might not accept the test results. The FDA, or any comparable regulatory agency in another country, may suspend clinical trials at any time if it concludes that the trials expose subjects participating in such trials to unacceptable health risks. Further, human clinical testing may not show any current or future product candidate to be safe and effective to the satisfaction of the FDA or comparable regulatory agencies or the data derived there from may be unsuitable for submission to the FDA or other regulatory agencies.

Pathfinder cannot predict with certainty when Pathfinder might submit any of its product candidates currently under development for regulatory review. Once Pathfinder submits a proposed product for review, the FDA or other regulatory agencies may not issue their approvals on a timely basis, if at all. If Pathfinder is delayed or fails to obtain such approvals, its business may be damaged due to the resulting inability to generate revenues from the sale of such product. If Pathfinder fails to comply with regulatory requirements, either prior to approval or in marketing its products after approval, Pathfinder could be subject to regulatory or judicial enforcement actions. These actions could result in:

•	injunctions;

•	criminal prosecution;

•	refusals to approve new products and withdrawal of existing approvals; and

•	enhanced exposure to product liabilities.

Pathfinder’s product candidates may not successfully complete clinical trials required for commercialization, and as a result Pathfinder’s business may never achieve profitability.

To obtain regulatory approvals needed for the sale of Pathfinder’s product candidates under development, Pathfinder must demonstrate through testing and clinical trials that each candidate is both safe and effective for the human population that it was intended to treat. In general, two well-controlled Phase III clinical trials are required. The clinical trial process is complex and the regulatory environment varies widely from country to country. Positive results from testing and early clinical trials do not ensure positive results in Phase III human clinical trials. It is not uncommon to suffer significant setbacks in Phase III, potentially pivotal clinical trials, even after promising results in earlier trials. The results from Pathfinder’s trials, if any, may show that its product candidates produce undesirable side effects in humans or that its product candidates are not safe or effective or not safe or effective enough to compete in the marketplace. Such results could cause Pathfinder or regulatory authorities to interrupt, delay or halt clinical trials of the product candidate. Moreover, Pathfinder, the FDA, or foreign regulatory authorities may suspend or terminate clinical trials at any time if Pathfinder or they believe the trial participants face unacceptable health risks or that the product candidates are not safe or effective enough. Clinical trials are lengthy and expensive. They require adequate supplies of product candidate substance and sufficient patient enrollment. Patient enrollment is a function of many factors, including:

•	the size of the patient population;

•	the nature of the protocol (i.e., how the drug is given, and the size and frequency of the dose and use of placebo control);
•	the proximity of patients to clinical sites; and

•	the eligibility criteria for the clinical trial (i.e., age group, level of symptoms, concomitant diseases or medications etc.).

Delays in patient enrollment or negative trial outcomes can result in increased costs and longer development times. Even if Pathfinder successfully completes clinical trials, Pathfinder may not be able to file any required regulatory submissions in a timely manner and Pathfinder may not receive regulatory approval for the particular product candidate that was tested.

In addition, if the FDA or foreign regulatory authorities require additional clinical trials, Pathfinder could face increased costs and significant development delays.  Changes in regulatory policy or additional regulations adopted during product development and regulatory review of information Pathfinder submits could also result in delays or rejections.

Pathfinder’s clinical trials, if any, will depend on third party investigators who are outside of Pathfinder’s control.

Pathfinder will depend upon the personnel of third party independent investigators to conduct any clinical trials it undertakes. Such personnel will not be employees of Pathfinder, and Pathfinder cannot control the amount of time or resources that they devote to Pathfinder’s programs. They may not assign as great a priority to Pathfinder’s programs or pursue them as diligently as Pathfinder would if Pathfinder were undertaking such programs itself. If such third-party personnel fail to devote sufficient time and resources to Pathfinder’s clinical trials, or if their performance is substandard, the approval of Pathfinder’s FDA applications, if any, and the market introduction of the product candidate, if any, will be delayed. Such third-party investigators may also have relationships with other commercial entities that compete with Pathfinder.  If they assist Pathfinder’s competitors at Pathfinder’s expense, Pathfinder’s competitive position would be harmed.

Risks Related to the Commercialization of Pathfinder’s Product Candidates

Pathfinder is dependent on the acceptance of its products by the health care community.

Pathfinder’s product candidates, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize these products. Pathfinder’s product candidates represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance will depend on a number of factors, including:

•	the clinical efficacy and safety of Pathfinder’s product candidates;

•	the superiority of Pathfinder’s product candidates to alternatives currently on the market;

•	the potential advantages of Pathfinder’s product candidates over alternative treatment methods; and

•	the reimbursement policies of government and third-party payors.

If the health care community does not accept our products for any reason, our business would be materially harmed.

Pathfinder may not be able to obtain third-party patient reimbursement or favorable product pricing.

Pathfinder’s ability to successfully commercialize its product candidates in the human therapeutic field depends to a significant degree on patient reimbursement of the costs of such products and related treatments. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of health care. Further federal and state proposals and health care reforms are likely, which could limit the prices that can be charged for the product candidates that Pathfinder develops and may further limit the commercial opportunity. Pathfinder cannot assure investors that reimbursement in the United States or foreign countries will be available for any products developed, or, if available, will not decrease in the future, or that reimbursement amounts will not reduce the demand for, or the price of, Pathfinder’s products.  Pathfinder cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on Pathfinder’s business. If additional regulations are overly onerous or expensive or if health care related legislation makes Pathfinder’s business more expensive or burdensome than originally anticipated, Pathfinder may be forced to significantly downsize its business plans or alter the current business model.

Pathfinder faces intense competition and rapid technological change.

The biotechnology, pharmaceutical and regenerative medicine industries are characterized by intense competition. Pathfinder faces competition from companies and institutions that, like Pathfinder,   are focused on discovering and developing novel products and therapies for the treatment of human disease based on regenerative medicine technologies or other novel scientific principles, as well as traditional pharmaceutical and non-cell based therapy approaches.  Many of these competitors have significantly greater experience and financial resources than does Pathfinder, including more experience in research and development and more established sales, marketing and distribution capabilities.  Pathfinder anticipates that competition in the regenerative medicine industry will increase. In addition, the health care industry is characterized by rapid technological change, resulting in new product introductions and other technological advancements. Competitors may develop and market products and therapies that render any products Pathfinder develops non-competitive or otherwise obsolete.

The use of Pathfinder’s product candidates in human subjects may expose Pathfinder to product liability claims, and Pathfinder may not be able to obtain adequate insurance.

Pathfinder faces an inherent risk of product liability claims. Pathfinder will need to increase its insurance coverage if and when it begins clinical trials and then again if any of its product candidates are commercialized. Pathfinder may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage. Claims against Pathfinder could substantially exceed coverage amounts. Regardless of whether Pathfinder is ultimately successful in any product liability litigation, such litigation could consume substantial amounts of financial and managerial resources and could result in among others:

•	significant litigation costs and damage awards against Pathfinder;

•	injury to Pathfinder’s reputation and the reputation of its product candidates;

•	withdrawal of clinical trial participants; and

•	adverse regulatory action.

Any of these results would substantially harm Pathfinder’s business.

Pathfinder needs to find collaborative partners.

Pathfinder’s strategy for the development, clinical testing, manufacture, marketing and commercialization of its product candidates includes the use of collaborations with corporate partners, licensors, licensees and others.  Due to the often unpredictable nature of the collaboration process, Pathfinder cannot be sure that it will be able to establish suitable collaborative arrangements, or that any such arrangements, once established, will prove successful. To the extent Pathfinder chooses not to or is not able to establish such arrangements, Pathfinder would experience increased capital requirements. In addition, Pathfinder may encounter significant delays in introducing its product candidates under development into certain markets or find that the development, manufacture, or sale of those products is hindered by the absence of collaborative agreements due to the relatively small size of Pathfinder as compared with that of some of its potential competitors.

Risks Related to Intellectual Property

If Pathfinder is unable to protect or enforce its intellectual property, the value of its technology will be adversely affected.

Pathfinder’s success will depend in large part on its ability to protect and enforce in the United States and other countries the intellectual property covering or incorporated into its technology and product candidates. The patent situation in Pathfinder’s industry generally is highly uncertain and involves complex legal, technical, scientific and factual questions. Pathfinder may not be able to obtain additional issued patents relating to its technology or products. Even if issued, patents issued to Pathfinder or its licensors may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, or determined not to cover its product candidates or its competitors’ products, which could limit Pathfinder’s ability to stop competitors from marketing identical or similar products or reduce the term of patent protection it may have for its product candidates. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of Pathfinder’s intellectual property or narrow the scope of its patent protection.  Moreover, Pathfinder or its licensors may have to file suit to protect its patents or to defend its use of its patents against infringement claims brought by others. Because Pathfinder has limited cash resources, Pathfinder may not be able to afford to pursue or defend against litigation in order to protect its patent rights. As a result, while Pathfinder currently has no specific concerns about gaps in its intellectual property portfolio, Pathfinder recognizes that for companies like Pathfinder, where intellectual property constitutes a key asset, there is always a risk that a third party could assert a patent infringement claim or commence a patent interference action. Defending against any such claims or actions could be very costly to Pathfinder, even if they were without merit.

Pathfinder also relies on trade secret protection for its unpatented proprietary technology. However, trade secrets are difficult to protect. While Pathfinder plans to enter into proprietary information agreements with its employees and consultants, these agreements may not successfully protect Pathfinder’s trade secrets or other proprietary information.

If Pathfinder fails to comply with its obligations under its intellectual property licenses with third parties, Pathfinder could lose license rights that are important to its business.

Pathfinder is a party to license agreements with the University of Glasgow pursuant to which Pathfinder licenses the key intellectual property relating to its product candidates.  Pathfinder has also licensed related technology pursuant to a license agreement with the Massachusetts General Hospital.  Pathfinder may enter into additional licenses in the future. Pathfinder’s existing licenses impose, and Pathfinder expects that future licenses will impose, various diligence, milestone payment, royalty, insurance and other obligations on Pathfinder. If Pathfinder fails to comply with these obligations, the licensors may have the right to terminate the licenses, in which event Pathfinder might not be able to market any product that is covered by the licensed intellectual property.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which is applicable to SyntheMed because it is a public company subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include:

•	the potential value and other benefits created by the proposed merger for SyntheMed’s stockholders;

•	the efficacy, safety and intended utilization of Pathfinder’s cell therapy product candidates;

•	the conduct and results of Pathfinder’s research, discovery and preclinical efforts;

•	plans regarding future research, discovery and preclinical efforts and clinical activities and collaborative, intellectual property and regulatory activities;

•	the exchange ratio and the amount of shares SyntheMed expects to issue in connection with the merger; and

•
each of SyntheMed’s and Pathfinder’s results of operations, financial condition and businesses, and products and product candidates under development and the expected impact of the proposed merger on the combined company’s financial and operating performance.

Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the following:

•	SyntheMed and Pathfinder may not be able to complete the proposed merger;

•	Pathfinder’s cell therapy product candidates that appear promising in early research may not demonstrate safety and efficacy in subsequent pre-clinical or clinical trials;

•	risks associated with reliance on collaborative partners for clinical trials and other development activities; and

•	risks involved with development and commercialization of cell therapy product candidates.

Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, SyntheMed does not assume any obligation to update any forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section titled, “Risk Factors” in this proxy statement.

THE SPECIAL MEETING OF STOCKHOLDERS

General

SyntheMed is furnishing this proxy statement to holders of SyntheMed common stock in connection with the solicitation of proxies by the SyntheMed board of directors for use at the SyntheMed special meeting to be held on _______, 2011 and at any adjournment or postponement thereof. This proxy statement is first being furnished to the stockholders of SyntheMed on or about ______, 2011.

Date, Time and Place

The special meeting of SyntheMed stockholders will be held on _____, 2011, at ________________at _____________________ commencing at 10:00  a.m. local time.

Purposes of the SyntheMed Special Meeting

The purposes of the SyntheMed special meeting are:

1.        To consider and vote upon a proposal to adopt that certain Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, merger sub and Pathfinder, as amended by Amendment No. 1 thereto, a copy of each of which is attached as Annex A to this proxy statement, and to approve the merger.

2.        To consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 150 million to one billion.

3.        To consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation changing our corporate name to “Pathfinder Cell Therapy, Inc.”

4.        To consider and vote upon a proposal to approve an amendment to our 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder from five million to 25 million.

5.        To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals.

6.        To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Recommendation of SyntheMed’s Board of Directors

•
The SyntheMed board of directors has determined and believes that the merger is advisable to, and in the best interests of, SyntheMed and its stockholders and has recommended that the merger agreement be submitted for adoption to its stockholders. The SyntheMed board of directors recommends that stockholders vote “FOR” Proposal No. 1 to adopt the merger agreement and approve the merger.

•
The SyntheMed board of directors has determined and believes that it is advisable to, and in the best interests of, SyntheMed and its stockholders to approve an amendment to SyntheMed’s  restated certificate of incorporation increasing the number of authorized shares of common stock. The SyntheMed board of directors recommends that stockholders vote “FOR” Proposal No. 2 to approve the amendment to SyntheMed’s restated certificate of incorporation increasing the number of authorized shares of common stock from 150 million to one billion.

•
The SyntheMed board of directors has determined and believes that the amendment of SyntheMed’s restated certificate of incorporation to change the name of SyntheMed to “Pathfinder Cell Therapy, Inc.” is advisable to, and in the best interests of, SyntheMed and its stockholders and has approved such name change. The SyntheMed board of directors recommends that stockholders vote “FOR” Proposal No. 3 to approve the name change.

•
The SyntheMed board of directors has determined and believes that it is advisable to, and in the best interests of, SyntheMed and its stockholders to increase the number of shares of common stock authorized for issuance under SyntheMed’s 2006 Stock Option Plan from five million to 25 million and has approved such increase. The SyntheMed board of directors recommends that stockholders vote “FOR” Proposal No. 4 to approve an amendment to SyntheMed’s 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder from five million to 25 million.

•
The SyntheMed board of directors has determined and believes that adjourning the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4 is advisable to, and in the best interests of, SyntheMed and its stockholders and has approved and adopted the proposal. The SyntheMed board of directors recommends that stockholders vote “FOR” Proposal No. 5 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4.

Record Date; Shares of Common Stock Outstanding and Entitled to Vote

SyntheMed has fixed the close of business on _______, 2011 as the record date for determination of the holders of common stock entitled to notice of and to attend and vote at the special meeting or any adjournment or postponement thereof. There were approximately ___ holders of record of common stock at the close of business on the record date. At the close of business on the record date, __________ shares of common stock were issued and outstanding.  Each share of common stock entitles the holder thereof to one vote at the special meeting on all matters properly presented at the special meeting. See the section titled, “Principal Stockholders” in this proxy statement for information regarding persons known to the management of SyntheMed to be the beneficial owners of more than 5% of the outstanding shares of SyntheMed common stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the board of directors of SyntheMed for use at the special meeting.

If you are a stockholder of record of SyntheMed as of the record date referred to above, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the special meeting, SyntheMed urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and SyntheMed will give you a ballot when you arrive.

•
To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to SyntheMed before the special meeting, SyntheMed will vote your shares as you direct.

•
To vote over the telephone, dial the toll-free number on your proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on the day before the meeting date to be counted.

•
To vote on the Internet, go to the website on the proxy card or voting instruction form to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on the day before the meeting date to be counted.

If your SyntheMed shares are held by your broker as your nominee (that is, in street name), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your SyntheMed shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

All properly executed proxies that are not revoked will be voted at the special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy.  If a holder of SyntheMed common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” SyntheMed Proposal No. 1 to adopt the merger agreement and approve the merger; “FOR” SyntheMed Proposal No. 2 to approve an amendment to SyntheMed’s restated certificate of incorporation increasing the number of authorized shares of common stock; “FOR” SyntheMed Proposal No. 3 to approve an amendment to SyntheMed’s restated certificate of incorporation to change the SyntheMed’s corporate name; “FOR” SyntheMed Proposal No. 4 to approve an amendment to SyntheMed’s 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder; and “FOR” SyntheMed Proposal No. 5 to adjourn the SyntheMed special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of SyntheMed Proposal Nos. 1, 2, 3 and 4 in accordance with the recommendation of the SyntheMed board of directors.

SyntheMed stockholders of record may change their vote at any time before their proxy is voted at the special meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of SyntheMed stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the special meeting and vote in person. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares of SyntheMed common stock, the stockholder must follow directions received from its broker to change those instructions.

Quorum and Vote of SyntheMed Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or represented by proxy, at the special meeting of the holders of a majority of the shares of SyntheMed common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the meeting. If a quorum is not present at the  special meeting, SyntheMed expects that the meeting will be adjourned or postponed to solicit additional proxies.

Abstentions and broker non-votes will be counted towards a quorum. Approval of each of Proposal Nos. 1, 4 and 5 requires the affirmative vote of the holders of a majority of the shares of SyntheMed common stock present in person or represented by proxy at the special meeting.  Approval of each of Proposal Nos. 2 and 3 requires the affirmative vote of the holders of a majority of the SyntheMed common stock outstanding on the record date for the special meeting.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST ” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “AGAINST ” votes. Broker non-votes will have the same effect as “AGAINST ” votes for Proposal Nos. 2 and 3. For Proposal Nos. 1, 4 and 5, broker non-votes will have no effect and will not be counted towards the vote total.

If you do not submit a proxy card or vote at the special meeting, your shares of common stock will not be counted as present for the purpose of determining a quorum and will have the same effect as votes against Proposal Nos. 2 and 3, but will not be counted for any purpose with respect to Proposal Nos. 1, 4 and 5.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of SyntheMed may solicit proxies from SyntheMed’s stockholders by personal interview, telephone, telegram or otherwise. SyntheMed will pay the costs of the solicitation of proxies. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of SyntheMed common stock for the forwarding of solicitation materials to the beneficial owners of SyntheMed common stock. SyntheMed will pay the cost of reimbursing their respective applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Other Matters

As of the date of this proxy statement, the SyntheMed board of directors does not know of any business to be presented at the SyntheMed special meeting other than as set forth in the notice accompanying this proxy statement.  If any other matters should properly come before the SyntheMed special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE MERGER

Background for the Merger

On June 8, 2009, at the annual meeting of our board of directors, the members of the board discussed the advisability of exploring strategic alternatives to maximize stockholder value in light of our need for capital and uncertain FDA regulatory requirements relating to expanding the indication of our lead product, REPEL-CV® Adhesion Barrier, to include adult cardiac surgery patients.

On July 23, 2009, the FDA conducted a Clinical Advisory Panel meeting to discuss our clinical trial proposal for expanding the indication for REPEL-CV® Adhesion Barrier to include adult cardiac surgery patients.

On August 26, 2009, we obtained a determination by the FDA regarding the scope and parameters of the clinical trials the FDA would require for the adult indication for REPEL-CV.

On September 14, 2009, the board of directors concluded it would be impractical to fund the required clinical trials and decided to retain a strategic advisor/investment banker to explore strategic alternatives.  Dr. Franklin was designated to lead the process with the assistance of Mr. Hickey.  To preserve cash, it was agreed that expenditures would be restricted to maintaining current operations and that project spending would be limited to selective investment in market development activities and to manufacturing process improvement programs.

On October 20, 2009, we retained Oppenheimer & Co., Inc. (“Oppenheimer”) to act as our exclusive financial advisor in connection with a possible sale of our company’s assets or outstanding securities or a change in control transaction involving a strategic buyer.  It was agreed with representatives of Oppenheimer that the initial focus of Oppenheimer’s activities would be on identifying strategic buyers.

On November 1, 2009, an initial list of sixteen Tier 1 and twenty Tier 2 target companies with key contact personnel was established and Oppenheimer initiated exploratory contacts.  It was agreed that Oppenheimer’s initial focus would be on the Tier 1 companies and that a non-confidential profile of our company would be sent to these companies.

On November 9, 2009, a working team was formed involving representatives from SyntheMed and Oppenheimer as well as SyntheMed’s outside general counsel and patent counsel.

On December 20, 2009, representatives of Oppenheimer provided a status report on contacts, conference calls and meetings that had taken place among an expanded list of twenty Tier 1 target companies.  Of the companies contacted thus far, seven companies passed on the opportunity.

On December 31, 2009, our Vice President of Sales resigned. His responsibilities were assumed by our then CEO.

On January 18, 2010, representatives of Oppenheimer presented to the board of directors a report on the status of discussions/meetings with both Tier 1 and Tier 2 target companies.  Oppenheimer contacted 23 target companies, delivered 19 company profiles and held 5 meetings.  Of the 23 companies contacted, 15 passed and 8 were still reviewing the company profile.  The head of Oppenheimer’s team suggested that, in light of the lack of interest in the outright acquisition of SyntheMed, the board of directors may want to consider other strategic transactions.

On April 16, 2010, representatives of Oppenheimer reported that 37 target companies had been contacted, 35 company profiles had been delivered and 7 presentation meetings had occurred. Of the 37 companies contacted, 29 companies passed, 7 were still reviewing the company profile and 1 expressed some interest in a partial license but not an acquisition. It was agreed that the company profile be modified to reflect the recent CE Mark approval of our bioresorbable film in gynecologic surgery and resent by Oppenheimer to all target companies that have a presence in this surgical specialty.

On April 30, 2010, we engaged an industry veteran, Mr Martin Knopf, whom we understood to have contacts with select target companies, to assist in the effort to arrange a strategic transaction.

On July 23, 2010, at a board of directors meeting, Mr. Hickey provided an update on the efforts of Oppenheimer and Mr. Knopf.  None of the 37 target companies contacted over the prior nine months had expressed interest in either an acquisition of our company or any other form of strategic alliance.  Dr. Franklin and Mr. Gruber suggested the possible merger of a privately-funded company into SyntheMed through a reverse merger transaction as a means of providing some upside value to SyntheMed’s existing stockholders.  They suggested Pathfinder as a possible candidate, noting their interests as co-founders of the company, and agreed to provide information regarding Pathfinder to the other directors.  In the absence of any acquisition or strategic alliance proposals, Mr. Hickey was requested to contact Oppenheimer to initiate a private auction of our intangible assets through Oppenheimer, which he did shortly thereafter.  At the meeting, the special committee, comprised of Mr. Frankel, as chairman, and Messrs. Allan and Maupay, was established. All of the committee members were deemed to be disinterested with respect to possible transactions, including a possible reverse merger transaction with Pathfinder.

During the first week of August 2010, a non-disclosure agreement was entered into between the special committee and Pathfinder, and Dr. Franklin, on behalf of Pathfinder, delivered confidential information on the Pathfinder technology to the committee.

On August 6, 2010, the head of Oppenheimer’s team reported to the board of directors that 21 companies had been contacted on the asset sale and that several private companies among this target group were also approached on the reverse merger option.  He also indicated that he and Mr. Hickey were still in contact with two remaining companies that were evaluating the acquisition option.  Dr. Franklin stated that he had had positive discussions with investment bankers regarding their willingness to assist in financing a merger of Pathfinder with a public shell vehicle, whether it be SyntheMed or otherwise.

On August 9, 2010, we notified Mr. Knopf that due to a lack of interest from Mr. Knopf’s industry contacts we were terminating his relationship. The termination became effective on August 24, 2010.

On August 19, 2010, Dr. Franklin proposed general terms for a merger of Pathfinder and SyntheMed.  The terms included the issuance by SyntheMed to Pathfinder members of a number of shares of common stock equal to four times the number of shares outstanding at the time of the merger (effectively an 80/20 split in favor of Pathfinder).  At that time, Dr. Franklin and Mr. Gruber also stated that Pathfinder would be willing to provide financing to SyntheMed in order to fund SyntheMed’s interim operating requirements.  As proposed, the merger was further conditioned, among other things, upon

•
SyntheMed settling an existing liability to Yissum for past minimum royalties in exchange for shares of SyntheMed common stock and Yissum waiving future minimum royalty obligations on the part of SyntheMed;

•	termination of Mr. Hickey’s and Dr. Pines’ employment with SyntheMed and severance arrangements with such individuals on terms satisfactory to Pathfinder; and

•	A simultaneous financing by SyntheMed of $6 million on terms acceptable to Pathfinder.

On August 20, 2010, the head of Oppenheimer’s team reported to the board of directors that 9 of the 21 companies contacted on the asset sale remained on Oppenheimer’s active list.  In light of our severe cash constraints, which at that time called for us running out of cash in September, it was agreed that these companies would be given an end of September deadline.  In addition, Mr. Hickey reported that he was in contact with a generic drug company initially contacted on August 13, 2010.  Mr. Frankel stated that he was also in discussion regarding a possible reverse merger with a private portfolio company of a biomedical venture capital firm.

On August 22, 2010, our Director of Regulatory Affairs resigned.  His responsibilities were assumed by our then Chief Scientific Officer.

During the last week of August 2010, Dr. Franklin provided additional information regarding Pathfinder’s technology and business to Mr. Frankel.  Mr. Frankel, through his firm, Frankel Group LLC, a management consulting firm focused on the life science industry, conducted preliminary market diligence in the area of Pathfinder’s technology.

During the last week of August 2010, Mr. Frankel had discussions and corresponded with representatives of the biomedical venture capital firm who had expressed interest in merging a portfolio company with SyntheMed. Though the firm initially proposed a reverse merger, that proposal was withdrawn and the party inquired whether SyntheMed would, instead, consider a transaction in which its portfolio company assumed SyntheMed’s sales and distribution channels in exchange for a percentage of future revenue. After discussion with members of the special committee during which it was determined that the proposed transaction did not represent a viable strategy for our company for a number of factors including the need for capital to pursue such a strategy, on August 30, 2010 Mr. Frankel notified the party that the committee was not in a position to pursue the party’s proposal at that time, and no further communication with the party has since occurred.

On August 27, 2010, Mr. Frankel conveyed a counteroffer to the merger terms proposed by Dr. Franklin.  The principal changes proposed by Mr. Frankel were to increase the equity split in favor of SyntheMed, and to ensure that dilution resulting from any equity securities issued as part of a management severance package be borne ratably by SyntheMed stockholders and Pathfinder members.
Pathfinder rejected the proposed change to the equity split, and agreed that dilution from equity securities to be issued to former management upon the merger will be borne ratably as requested.

On August 31, 2010, all of our sales support personnel were terminated as a cash preservation measure. On that date, Mr. Frankel, based on a positive assessment of the potential prospects of the Pathfinder technology, and based on the lack of other viable alternatives, conveyed to Dr. Franklin the special committee’s recommendation to proceed forward with the Pathfinder transaction, and SyntheMed’s outside general counsel was requested to prepare a letter of intent for the merger as well as the interim financing. Mr. Frankel also conveyed his understanding that in light of SyntheMed’s immediate cash needs the bridge financing would need to begin to be funded prior to signing of a definitive merger agreement.

During the course of the next few weeks, a letter of intent for the merger and interim financing, as well as a credit and security agreement for the interim financing, were prepared by SyntheMed’s outside general counsel and negotiated among the parties and their respective counsels. In the merger letter of intent, Pathfinder requested to delete the $6 million financing condition to the merger. The parties settled on keeping the condition, but setting the amount at an amount to be mutually agreed and set forth in the merger agreement. The special committee requested that the financing not be dilutive to SyntheMed stockholders, and the parties agreed that the dilution would be borne ratably.

On September 13, 2010, the special committee unanimously recommended approval of the proposed letter of intent and credit and security agreement with Pathfinder, and requested expansion of its authority from the full board of directors to include approval or veto of strategic or fundamental transactions as well as financing transactions to enable SyntheMed to continue in operation pending completion of any such transaction.  At a meeting of the full board of directors that same day, the board of directors approved the requested expansion of powers. To facilitate the ongoing sale process, and to avoid potential conflicts, it was agreed that information regarding ongoing discussions with potential target companies be communicated by Oppenheimer and Mr. Hickey directly to Mr. Frankel, and that access to such information by Dr. Franklin and Mr. Gruber be restricted.

On September 14, 2010, the letter of intent for the merger and a revolving credit and security agreement for the interim financing were executed between SyntheMed and Pathfinder.  These actions were approved by unanimous consent of the members of the special committee.  Drawdowns under the revolving credit and security agreement have been made from time to time beginning on September 15, 2010 and at February 9, 2011 amounted to approximately $557,000 in principal amount. The drawdown period as originally agreed expired on December 31, 2010.  The parties subsequently agreed to extend the drawdown period through April 30, 2011, subject to earlier termination as provided in the credit and security agreement. An amendment to the credit and security agreement was entered into on February 15, 2011 documenting the extension of the drawdown period.

On October 10, 2010, an initial draft of the merger agreement between SyntheMed and Pathfinder was circulated for review by SyntheMed’s counsel.  Among the changes agreed to by the parties were that the minimum amount of the Capital Raise would be $1 million and that debt for borrowed money of Pathfinder, a substantial portion of which has been borrowed by Pathfinder to fund the interim financing to SyntheMed, would be permitted to convert to equity in the Capital Raise and would be counted toward the minimum amount.  The special committee requested that, as a condition to SyntheMed’s obligation to close, Pathfinder have a minimum amount of working capital. That condition was rejected by Pathfinder.

Over the course of the next two months, SyntheMed, through its special committee, and Pathfinder, and their respective counsels negotiated the terms of the draft merger agreement and the termination agreements with Mr. Hickey and Dr. Pines.

On October 21, 2010, the special committee retained Barrier Advisors to render a fairness opinion on the merger.

On November 4, 2010, the letter of intent was amended and restated primarily to reflect the changed deal terms described above, as well as Pathfinder’s decision not to require the Yissum-related conditions as a condition to the merger.

On November 11, 2010, the head of Oppenheimer’s team reported that the 4 remaining companies that they had approached regarding the asset sale had been unresponsive over the past 2 months and therefore were unlikely to have interest in a transaction.

Effective November 29, 2010, SyntheMed terminated its relationship with Oppenheimer on terms which included a full release of any payment obligation by SyntheMed other than in respect of a business combination with Pathfinder. See the section titled “Agreements Related to the Merger-Oppenheimer Engagement Termination” for a description of our payment obligations to Oppenheimer in respect of the merger.

On November 29, 2010, SyntheMed entered into termination agreements with Mr. Hickey and Dr. Pines, on terms which stipulated their continued participation in their respective corporate officer capacities on a part-time hourly consulting basis through the earlier of the consummation of the merger with Pathfinder or January 31, 2011, subject to early termination at their discretion. See the section titled “Agreements Related to the Merger-Management Termination Agreements” for a description of the termination agreements, including compensation payable to such individuals in connection with the merger.

At a meeting of the special committee held on December 22, 2010 to consider the merger, Barrier Advisors made a presentation and delivered its fairness opinion to the special committee. After discussion, which included a discussion led by SyntheMed’s outside general counsel of the material terms of the draft merger agreement, the special committee unanimously recommended that the board of directors approve the merger agreement and related transactions. Based in part on the committee’s recommendation, the board of directors, at a meeting held later that day, approved the merger agreement and recommended that the merger agreement, together with the actions required thereby to be approved by stockholders, be submitted to stockholders for approval.

The merger agreement was executed and delivered by the parties on December 22, 2010, and a joint press release announcing the merger agreement was issued after the close of trading markets that day.

Mr. Hickey resigned as an officer and director effective January 6, 2011, and Dr. Pines resigned as an officer effective January 3, 2011.

On February 15, 2011, the parties amended the merger agreement to, among other things, (i) adjust the calculation of the exchange ratio, effectively excluding from the calculation membership interests underlying outstanding Pathfinder options, (ii) fix April 30, 2011 as the outside date by which the merger must occur, after which a non-breaching party shall have the right to terminate the agreement for any reason or no reason and (iii) include a post-closing covenant by SyntheMed to issue ratably to former Pathfinder members additional shares of SyntheMed common stock if, within three months after closing of the merger, SyntheMed amends its existing agreement with Yissum as anticipated to, among other things, require the issuance to Yissum of additional shares of SyntheMed common stock.  See the section titled “Agreements Related to the Merger – Yissum Amendment Agreement.”

Reasons for the Merger

The SyntheMed special committee and board of directors approved the merger based on a number of factors, including the following:

•
SyntheMed’s Poor Financial Condition.  SyntheMed does not have cash resources to pursue its business. At September 30, 2010, SyntheMed had no cash and negative working capital of $486,000.  Since then, SyntheMed’s financial condition has continued to deteriorate.  SyntheMed’s efforts to raise capital to fund its business had been unsuccessful and SyntheMed would likely not have had sufficient resources to continue operating or to fund a strategic alternative absent bridge financing provided by Pathfinder through the credit and security agreement entered into with Pathfinder in mid September 2010;

•
Lack of Strategic Alternatives. The lack of a viable strategic alternative to the merger, including engaging in a sale or merger transaction with another company, an asset sale or licensing/partnering transaction, as well as consideration of undertaking a bankruptcy or liquidation of SyntheMed;

•	Stockholder Opportunity. The opportunity for SyntheMed’s stockholders to participate in the short and long-term value of Pathfinder’s development programs as a result of the merger;

•
Fairness Opinion.  The fairness opinion received by the special committee from Barrier Advisors, which stated that based upon and subject to the considerations and assumptions set forth in such opinion, the exchange ratio determined pursuant to the merger agreement is fair, from a financial point of view, to SyntheMed’s stockholders. (The full text of the written opinion of Barrier Advisors dated December 22, 2010 is attached as Annex B to this proxy statement.); and

•
Ability to Solicit Alternative Proposals. SyntheMed’s unrestricted ability to solicit and engage in discussions and negotiations with third parties regarding alternative proposals and to engage in an alternative superior proposal without payment of a break-up fee.

In addition to considering the factors outlined above, the SyntheMed special committee and board of directors each considered the following factors in reaching its conclusion to approve the merger and to recommend that the SyntheMed stockholders approve the merger, all of which were viewed as supporting the decision to approve the business combination with Pathfinder:

•	the results of the due diligence review of Pathfinder’s business and operations by SyntheMed;

•	the terms and conditions of the merger agreement, including the following related factors:

•
the determination that the relative percentage ownership of SyntheMed stockholders and Pathfinder members is consistent with market practice for a merger of this type and captures the respective ownership interests of the SyntheMed stockholders and Pathfinder members in the combined company based on SyntheMed’s perceived relative valuations of the companies at the time of the SyntheMed board of directors’ approval of the merger agreement;

•
the expectation that the merger will be treated as a reorganization for United States federal income tax purposes, with the result that in the merger SyntheMed’s stockholders will generally not recognize taxable gain or loss for United States federal income tax purposes;

•	the limited number and nature of the conditions to Pathfinder’s obligation to consummate the merger and the perceived risk of non-satisfaction of such conditions;

•
the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances and represent the most favorable terms to SyntheMed stockholders to which Pathfinder was willing to agree;

•	the likelihood that the merger will be consummated on a timely basis;

•	its belief that the combination with Pathfinder would result in a combined company with the potential for future growth and value as compared to SyntheMed; and

•	its understanding of Pathfinder’s business including its product candidates and the prospects for value creation for SyntheMed’s stockholders in connection with the merger.

In the course of their deliberations, SyntheMed’s special committee and board of directors also considered a variety of risks and other countervailing factors related to entering into the merger agreement, including:

•	the risk that the combined company may not be able to obtain capital as and when needed and may not be able to realize, fully or at all, the potential benefits of the merger;

•	the risk that Pathfinder may terminate the merger agreement or that the merger might not be consummated in a timely manner or at all;

•	the immediate and substantial dilution of equity interest and voting power of SyntheMed’s stockholders upon completion of the merger;

•	the transaction costs associated with the merger and risk to SyntheMed’s business, operations and financial results in the event that the merger is not consummated;

•	the interest of SyntheMed’s directors and officers may be different in certain respects from the interests of SyntheMed’s stockholders; and

•
various other risks associated with the combined company and the merger, including the risks associated with obtaining a positive Pathfinder stockholder vote and those described in the section titled, “Risk Factors” in this proxy statement.

The foregoing discussion of the factors considered by the special committee and SyntheMed’s board of directors is not intended to be exhaustive, but does set forth the material factors considered by them. The special committee and SyntheMed’s board of directors reached their conclusions to approve the merger agreement and the related transactions in light of the various factors described above and other factors that their members believed were appropriate. In view of the wide variety of factors considered by the special committee and SyntheMed’s board of directors in connection with its evaluation of the merger and the related transactions and the complexity of these matters, the members did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special committee and SyntheMed’s board of directors. Rather, the special committee and SyntheMed’s board of directors made their respective recommendations based on the totality of information presented to and the investigation conducted by them. In considering the factors discussed above, individual directors may have given different weights to different factors.

The foregoing discussion of the special committee’s and SyntheMed’s board of directors’ considerations concerning the merger is forward looking in nature. This information should be read in light of the discussions under the heading “Forward-Looking Statements.”

THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

Fairness Opinion

On October 21, 2010, Barrier Advisors was retained by the Special Committee of the Board of Directors (“Special Committee”) of SyntheMed to render an opinion to the Special Committee as to the fairness, from a financial point of view, of the exchange ratio (as defined in the merger agreement) to SyntheMed and its stockholders.  On December 22, 2010, the Special Committee met to review the proposed merger.  During this meeting, Barrier Advisors reviewed with the Special Committee certain financial analyses undertaken by Barrier Advisors.  Also at this meeting, Barrier Advisors delivered its oral opinion to the Special Committee (subsequently confirmed following the meeting by delivery of its written opinion), that, as of December 22, 2010, and based on the procedures followed and subject to the factors considered and assumptions made by Barrier Advisors and certain other limitations set forth in its opinion, the exchange ratio defined in the merger agreement (which reflects the number of shares of SyntheMed common stock to be issued in the merger for each Pathfinder membership unit outstanding immediately prior to the merger) was fair, from a financial point of view, to SyntheMed and its stockholders.

The full text of Barrier’s written opinion dated December 22, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Barrier Advisors in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated in its entirety herein by reference.  SyntheMed’s stockholders are urged to, and should, read the opinion of Barrier Advisors carefully and in its entirety.

Barrier Advisors’ opinion was provided solely for the information and assistance of the Special Committee in connection with its consideration of the merger.  The opinion does not address the underlying business decision to enter into the merger agreement.  The opinion was not intended to be, nor does it constitute, a recommendation to the Special Committee or any stockholder as to how such person should vote or act with respect to the merger or related transactions being submitted to a vote of stockholders.  Barrier Advisors’ opinion relates only to the fairness, from a financial point of view, to SyntheMed stockholders of the exchange ratio (as defined in the merger agreement) and does not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the exchange ratio.  The opinion does not address the pre-merger capital structure of SyntheMed or any other pre-merger relationships, agreements or arrangements among any of the stockholders or other stakeholders of SyntheMed.

Barrier Advisors did not recommend any specific exchange ratio to the Special Committee or that any specific exchange ratio constituted the only appropriate exchange ratio with respect to the merger agreement.  In addition, Barrier Advisors’ opinion and presentation to the Special Committee was one of many factors taken into consideration by the Special Committee and the board of directors in making their decision to approve the merger.  Consequently, the Barrier Advisors analyses as described below should not be viewed as determinative of the opinion of the Special Committee or board of directors with respect to the exchange ratio or whether the Special Committee or board of directors would have been willing to agree to a different exchange ratio.

In arriving at its opinion, Barrier Advisors:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated as of December 17, 2010;
•
reviewed certain publicly available information concerning SyntheMed (including historical financial statements and related notes) and certain internal financial projections, forecasts, analyses and other information of SyntheMed and Pathfinder furnished to Barrier Advisors by SyntheMed and Pathfinder, respectively;

•	reviewed historical financial statements of Pathfinder;

•	conducted discussions with members of the senior management of Pathfinder with respect to the business prospects and financial outlook of Pathfinder;

•	conducted discussions with members of the senior management of SyntheMed with respect to the business prospects and financial outlook of SyntheMed;

•	reviewed the historical reported prices and trading activity for SyntheMed common stock; and

•	reviewed publicly available information with respect to the business and financial outlook of SyntheMed.

In addition, Barrier Advisors (i) compared certain financial information of SyntheMed and Pathfinder with similar information for selected publicly traded companies that Barrier Advisors considered comparable in whole or in part to SyntheMed and Pathfinder, (ii) considered, to the extent publicly available, the financial terms of other recent business combinations involving companies whose operations and products Barrier Advisors considered comparable in whole or in part to the operations and products of SyntheMed and Pathfinder and (iii) performed such other studies and analyses, made such other inquiries and considered such other information and factors as Barrier Advisors deemed appropriate for the purposes of the opinion.

In rendering its opinion, Barrier Advisors assumed and relied upon, but did not make, and has not assumed any responsibility for, any independent investigation or verification of, the accuracy and completeness of the financial, legal, tax, operating and other information that was provided or otherwise made available by SyntheMed and Pathfinder (including, without limitation, the financial statements and related notes thereto of SyntheMed and Pathfinder, as well as other publicly available information with respect to SyntheMed and Pathfinder).  With respect to the information relating to SyntheMed and Pathfinder and their respective operations, Barrier Advisors has assumed, in reliance upon the assurances of the management of SyntheMed and Pathfinder, that such information provided to Barrier Advisors was reasonably prepared on a basis in accordance with industry practice reflecting the best currently available estimates and judgments of the management of SyntheMed and Pathfinder as to the future financial performance of SyntheMed and Pathfinder.   Barrier Advisors expressed no opinion as to the viability of the combined company following the merger, including the potential for or timing of commercialization of any product or service, the nature and extent of the combined company’s financing needs or the ability of the combined company to satisfy any such financing needs.  Barrier Advisors further assumed that neither SyntheMed nor Pathfinder was a party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spinoff, other than the proposed merger.

Barrier Advisors did not assume responsibility for, and did not perform, any independent evaluation or appraisal of any of the respective assets or liabilities of SyntheMed or Pathfinder, nor was Barrier Advisors furnished with any evaluations or appraisals.  Barrier Advisors did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of SyntheMed or Pathfinder.  Barrier Advisors was not asked to and did not consider (i) the relative merits of the merger or consider any alternative transactions or strategies that might have been available to SyntheMed or (ii) the possible effects of any litigation or other contingent matters.

Barrier Advisors’ opinion was necessarily based on the information available to it, the facts and circumstances as they existed and were subject to evaluation as of the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used by Barrier Advisors in preparing its opinion.  Barrier Advisors’ opinion speaks only as of the date of such opinion, and is based on market conditions and the information supplied to Barrier Advisors as of the date of its opinion, and is without regard to market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. Barrier Advisors has not undertaken to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of the opinion and Barrier Advisors does not have any obligation to update, revise or reaffirm its opinion.  Barrier Advisors expressed no opinion as to the price at which shares of SyntheMed common stock may trade following the announcement or consummation of the merger.

For purposes of its opinion, Barrier Advisors relied, without independent verification, on the legal, tax and regulatory assessments of SyntheMed and Pathfinder provided by their respective legal, tax and regulatory advisors.  Barrier Advisors did not undertake any independent analysis of any outstanding, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which SyntheMed, Pathfinder or any of their respective affiliates is a party or may be subject.  Barrier’s opinion made no assumptions concerning, and therefore did not consider, the potential effects of litigation, claims, investigations, or possible assertions of claims, or the outcomes or damages arising out of any such claims.  In addition, in preparing its opinion, Barrier Advisors did not take into account any tax consequences of the transaction to SyntheMed or Pathfinder.  Barrier Advisors assumed that the executed merger agreement was in all material respects identical to the December 17, 2010 draft of the merger agreement reviewed by Barrier Advisors.  Barrier Advisors also assumed that the merger will be consummated pursuant to the terms of the merger agreement, without amendments thereto and without waiver by any party of any material conditions or obligations thereunder.

In connection with its analyses, Barrier Advisors made, and was provided by management of SyntheMed and Pathfinder with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond SyntheMed’s or Pathfinder’s control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses.  Because these analyses are inherently subject to uncertainty, and are based upon numerous factors or events beyond the control of SyntheMed, Pathfinder, or their advisors, none of SyntheMed, Pathfinder, Barrier, or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The following is a summary of the material financial analyses performed by Barrier Advisors in connection with its opinion.   The financial analyses summarized below include information presented in tabular format.  To understand fully the summary of the financial analyses used by Barrier Advisors, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analysis.  This summary is not intended to be an exhaustive description of the analyses performed by Barrier Advisors.  The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Barrier Advisors or the Special Committee.  The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description.  Accordingly, the summary below does not purport to be a complete description of the analyses performed by Barrier Advisors or of its presentation to the Special Committee on December 22, 2010.  Barrier Advisors believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analysis and factors, could create an incomplete or misleading view of the process underlying its opinion.

SyntheMed Stand Alone Valuation

Barrier Advisors analyzed the value of SyntheMed as a stand-alone company.  To perform the stand-alone valuation, Barrier Advisors performed (i) a discounted cash flow analysis (ii) a comparable transactions analysis, (iii) a comparable company analysis and (iv) a liquidation analysis of SyntheMed, in each case, as more fully described below. Barrier Advisors then applied weights to the respective analyses, to produce a weighted valuation.  The weights were determined based on the relative likelihood of the appropriate valuation methodology given current information as to the financial prospects of SyntheMed.

Discounted Cash Flow Analysis. Barrier Advisors performed a discounted cash flow analysis of SyntheMed based on forecasts by SyntheMed’s management to calculate the estimated present value of stand-alone, unlevered after-tax free cash flow that SyntheMed could generate during the calendar years 2011-2030.  A 20 year projection period was forecasted and thus a terminal value was not considered. The present value of the cash flows were calculated using discount rates ranging from 30% to 35%.  This discount rate was arrived at using a base discount rate of 20% plus a lack of capital premium of 10% to 15%. The present value cash flows were then multiplied by a cumulative probability of success factor to complete clinical trials of 63%.  Assuming the foregoing discount rate assumptions, Barrier Advisors noted that the discounted cash flow analysis produced a negative implied equity value for SyntheMed.

Comparable Transactions Analysis. Barrier Advisors reviewed and compared selected surgical product preclinical stage licensing transactions involving targets with technologies and products for treatment of therapeutic areas and conditions similar to SyntheMed.  Barrier Advisors identified and analyzed six such transactions:

•	Angiotech Pharmaceuticals Inc.’s licensing transaction and collaboration with Haemacure Corporation
•	Ethicon Inc.’s licensing transaction with Focal Inc.
•	Ethicon Inc.’s development and licensing transaction with Protein Polymer Technologies Inc.
•	Surgical-IOC’s development distribution and licensing transaction with Innocoll Inc.
•	BioXell S.p.A’s licensing and termination agreement with Roche Holding AG
•	Shearwater Corp.’s licensing and manufacturing agreement with Confluent Surgical Inc.

The analysis resulted in a median transaction value of $11.3 million and a range of equity values for SyntheMed of $2.1 million to $17.6 million.

($ Millions)
	Low	High	Mean	Median
Total Transaction Value	$2.5	$18.0	$11.3	$13.4
SyntheMed Equity Value	$2.1	$17.6	$10.9	—

Comparable Companies Analysis. Barrier Advisors reviewed and compared certain trading, financial and operating data of SyntheMed to similar publicly available trading, financial and operating data for the following companies that develop and manufacture products for treatment of therapeutic areas and conditions similar to SyntheMed:

•	Anika Therapeutics, Inc.
•	Derma Sciences, Inc.
•	Kensey Nash Corporation

Market Data as of December 20, 2010
($ Millions)	Mean	Median	SyntheMed
Market Capitalization	$112.1	$84.9	$3.3
Debt	$14.5	$8.5	$0.4
Total Enterprise Value (1)	$108.9	$72.6	$0.6
Trailing 12 Month Revenue Multiple	1.54	1.54	—
SyntheMed Equity Value	—	—	$0.2

(1)	Total Enterprise Value is defined as market capitalization plus debt less cash and cash equivalents.

Barrier Advisors’ analysis produced a median of enterprise value to trailing 12 month revenue multiple of 1.54, when applied to SyntheMed’s trailing 12 month revenue resulting in an equity value of $229,100.

Liquidation Analysis. Barrier Advisors reviewed certain financial and operating data of SyntheMed to determine SyntheMed’s liquidation value based on SyntheMed’s balance sheet as of September 30, 2010, net of relevant liabilities based on estimates and information provided by management of SyntheMed.

($ Millions)
Cash Balance (1)	$0.0
Total Recoverable Assets (2)	$0.2 – $2.1
Total Estimated Liabilities (2)	($0.9) – ($1.0)
Liquidation Value	$0.0– $1.1

(1)	Represents cash balance as of September 30, 2010
(2)	Based on estimates provided by Management

The liquidation value is intended to represent the value of SyntheMed available to stockholders were SyntheMed to be liquidated and its assets used to satisfy its liabilities to its creditors. Barrier Advisors noted that the liquidation analysis resulted in an implied equity value of SyntheMed in the range of $0.0 to $1.1 million.

Pathfinder Stand Alone Valuation

Barrier Advisors analyzed the equity value of Pathfinder as a stand-alone company by performing (i) a discounted cash flow analysis (ii) a comparable transactions analysis, (iii) a comparable company analysis and (iv) a liquidation analysis of Pathfinder as more fully described below. Barrier Advisors then applied weights to the respective analyses, to produce a weighted valuation.  The weights were determined based on the relative likelihood of the appropriate valuation methodology given current information as to the financial prospects of Pathfinder.

Discounted Cash Flow Analysis. Barrier Advisors performed a discounted cash flow analysis of Pathfinder based on forecasts provided by Pathfinder management to calculate the estimated present value of stand-alone, unlevered after-tax free cash flow that Pathfinder could generate during the calendar years 2011-2030 and the value of Pathfinder at the end of that period.  A 20 year projection period was forecasted and thus a terminal value was not considered.  The present value of the cash flow was calculated using discount rates ranging from 25% to 30%.  This discount rate was arrived at using a base discount rate of 20% plus a size premium of 5% to 10%. The present value cash flows were then multiplied by a cumulative probability of success factor to complete clinical trials of 14%.  Assuming the foregoing discount rate assumptions, Barrier Advisors noted that the discounted cash flow analysis produced an implied Pathfinder equity value from $14.4 million to $24.2 million.

Comparable Transactions Analysis. Barrier Advisors reviewed and compared selected biotechnology product licensing transactions for transactions involving targets with technologies and products for treatment of therapeutic areas and conditions similar to Pathfinder.  Barrier Advisors identified and analyzed five such transactions:

•	Baxter International Inc.’s joint venture transaction with Neocrin Company
•	Neocrin Company’s acquisition of assets and license and research transaction with Stemcells Inc.
•	Mediatech Inc.’s distribution, licensing and supply transaction with DiaKine Therapeutics Inc.
•	ES Cell International’s licensing and royalty transaction with Curis Inc.
•	PanCel Corp.’s licensing transaction with Geron Corp.

The focused licensure comparison resulted in a median transaction value of $5.5 million and a range of equity values for Pathfinder of $1.5 million to $8.5 million.

($ Millions)
	Low	High	Mean	Median
Total Transaction Value	$2.0	$9.0	$5.5	$5.5
Pathfinder Equity Value	$1.5	$8.5	$5.0	—

Comparable Companies Analysis. Barrier Advisors reviewed and compared certain trading, financial and operating data of Pathfinder to publicly available information for the following public biotechnology companies which were either pre-revenue or in early clinical stages:

•	Aastrom BioSciences, Inc.
•	Athersys, Inc.
•	Pluristem Therapeutics, Inc.

($ Millions)
	Low	High	Mean	Median	Pathfinder
Market Capitalization	$44.0	$63.8	$55.4	$52.6	—
Debt	$0.0	$0.2	$0.1	$0.0	$0.9
Cash	$1.2	$14.5	$5.9	$2.2	$0.0
Total Enterprise Value (1)	$42.9	$51.1	$49.5	$50.4	—
Adjusted Enterprise Value (2)	$11.5	$21.4	$15.2	$12.8	$12.8
Pathfinder Equity Value	$11.0	$21.0	$14.8	$12.3	$12.3

(1)	Total Enterprise Value is defined as market capitalization plus debt less cash and cash equivalents.
(2)
Adjusted Enterprise Value in this analysis is defined as Enterprise Value discounted using a cumulative probability of success factor to reflect the probability of success at each clinical stage to arrive at a pre-clinical stage valuation.

Barrier Advisors determined each company’s respective current clinical stage and applied a cumulative discount factor or probability of success to the company’s enterprise value to arrive at a comparable development stage valuation to Pathfinder.  The analysis resulted in median adjusted enterprise value of $12.8 million and a range of equity values of $11.0 million to $21.0 million.

Liquidation Analysis. Barrier Advisors reviewed certain financial and operating data of Pathfinder to determine Pathfinder’s liquidation value based on Pathfinder’s balance sheet as of September 30, 2010, net of relevant liabilities based on estimates and information provided by management of Pathfinder.

($ Millions)
Cash Balance (1)	$0.0
Total Recoverable Assets (2)	$0.5 – $3.0
Total Estimated Liabilities (2)	($1.4) – ($1.4)
Liquidation Value	$0.0– $1.6

(1)	Represents cash balance as of September 30, 2010
(2)	Based on estimates provided by Management

The liquidation value is intended to represent the value of Pathfinder available to stockholders were Pathfinder to be liquidated and its assets used to satisfy its liabilities to its creditors. Barrier Advisors noted that the liquidation analysis resulted in an implied equity value of Pathfinder in the range of $0.0 to $1.6 million.

Relative Valuation

Using the stand-alone equity valuations of SyntheMed and Pathfinder derived from the methodologies described above, Barrier Advisors analyzed the comparative equity values and resulting exchange ratio relative to the exchange ratio contemplated in the transaction.  In this analysis, Barrier Advisors found that the comparative valuations resulted in an exchange ratio in excess of 4:1 in each scenario.  The comparative valuation analyses are illustrated in the following tables:

SyntheMed / Pathfinder Valuation Summary
($ Millions)	SyntheMed Valuation			Pathfinder Valuation
	Weight	Low	High	Weight	Low	High
DCF Valuation (1)	10%	$0.0	$0.0	60%	$14.4	$24.2
Comparable Transaction Valuation	10%	$2.1	$17.6	10%	$1.5	$8.5
Comparable Company Valuation	5%	$0.2	$0.2	25%	$11.0	$21.0
Liquidation Analysis	75%	$0.0	$1.1	5%	$0.0	$1.6
Weighted Valuation	100%	$0.2	$2.6	100%	$11.5	$20.7

			Exchange Ratio Scenarios
Valuation Results				SyntheMed Valuation
	Pathfinder	SyntheMed			Low	High
Low	$11.5	$0.2	Pathfinder	Low	52.7:1	4.5:1
High	$20.7	$2.6	Valuation	High	94.8:1	8.0:1

(1)	DCF Valuations for SyntheMed resulted in a negative valuation, included in analysis as $0.

Other Considerations

No company or transaction used in the analyses described above is identical to SyntheMed, Pathfinder, or the proposed transaction. In selecting and evaluating the comparable companies and transactions, Barrier Advisors made certain judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond SyntheMed’s control and the control of Barrier Advisors.  Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable companies or comparable transactions data.

The Special Committee selected Barrier Advisors to render its opinion based on Barrier Advisors’ experience in mergers and acquisitions and in securities valuation generally.  Barrier Advisors is a boutique firm that is regularly engaged in the valuation of businesses with mergers and acquisitions, corporate restructurings and valuations for corporate and other purposes. Barrier Advisors is not a registered broker dealer.

Pursuant to the engagement letter, SyntheMed has paid Barrier Advisors a customary, nonrefundable fee for the rendering of its opinion.  No portion of Barrier Advisors’ fee is or will be contingent upon the closing of the merger.  Whether or not the transaction closes, SyntheMed has agreed to reimburse Barrier Advisors for its out-of-pocket expenses and to indemnify Barrier Advisors against certain liabilities relating to or arising out of services performed by Barrier Advisors in connection with the merger.  The terms of the engagement letter were negotiated at arm’s-length between the Special Committee and Barrier Advisors, and the Special Committee and SyntheMed’s board of directors were each aware of this fee arrangement at the time of their approval of the merger agreement.

Interests of Certain Directors and Officers of SyntheMed

In considering the recommendation of the special committee and board of directors with respect to the merger and the other matters to be acted upon by SyntheMed stockholders at the special meeting, SyntheMed stockholders should be aware that certain members of the board of directors of SyntheMed and SyntheMed’s executive officer have interests in the merger that may be different from, or in addition to, interests they have as SyntheMed stockholders. For example, Dr. Franklin, a director and SyntheMed’s sole executive officer, is the sole executive officer, manager and a co-founder of Pathfinder, and is expected to become the CEO and President of the combined company upon the merger.  In addition, Mr. Joerg Gruber, a director of SyntheMed, is a co-founder of Pathfinder and is expected to become Chairman of the combined company upon the merger.  Mr. Benson, SyntheMed’s controller, is expected to become Chief Financial Officer of the combined company upon the merger.  In addition, the three members of the special committee are entitled to compensation in connection with a fundamental transaction such as the merger or in connection with a liquidation of our company in the following amounts: $20,000 for the chairman and $15,000 for each committee member, payable upon consummation of a fundamental transaction or stockholder approval of a liquidation. If the transaction involves consideration to SyntheMed or its stockholders in a form other than primarily cash, such compensation shall be payable $7,000 in cash and the balance in the form of 260,000 shares of common stock for the chairman and for the other committee members, $5,000 in cash and the balance in the form of 200,000 shares of common stock.

In October 2008, SyntheMed entered into a consulting agreement with Dr. Franklin pursuant to which SyntheMed pays Dr. Franklin $100,000 per year for his services as Executive Chairman of SyntheMed. Mr. Gruber is chairman and a director of Clubb Capital Limited, who has served as placement agent for a number of SyntheMed’s financings over the last several years including a $1.8 million financing in 2009 for which the placement agent was paid a commission. Clubb Capital Limited has been engaged as placement agent in connection with the planned Capital Raise.

Material Federal Income Tax Consequences of the Merger

SyntheMed expects the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Assuming the merger qualifies as a reorganization, then, in general, no gain or loss will be recognized by SyntheMed stockholders as a result of the merger.  Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The merger agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about SyntheMed, Pathfinder or merger sub. Such information can be found elsewhere in this proxy statement and in the other public filings that SyntheMed makes with the Securities and Exchange Commission, which are available without charge at  www.sec.gov.  SyntheMed encourages you to read the merger agreement in its entirety, as it is the legal document governing the merger, and the provisions of the merger agreement are not easily summarized. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

The merger agreement contains representations and warranties that SyntheMed and merger sub, on the one hand, and Pathfinder, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the parties to the merger agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the merger agreement. While SyntheMed does not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about SyntheMed, merger sub or Pathfinder, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between SyntheMed, merger sub and Pathfinder and are modified by the disclosure schedules.

Structure of the Merger

Under the merger agreement, merger sub, a wholly-owned subsidiary of SyntheMed formed by SyntheMed in connection with the merger, will merge with and into Pathfinder, with Pathfinder surviving and continuing as a wholly-owned subsidiary of SyntheMed.

Merger Consideration

At the effective time of the merger, pursuant to the merger agreement each membership interest of Pathfinder outstanding immediately prior to the effective time of the merger, other than any membership interests of Pathfinder held by Pathfinder, SyntheMed or any wholly-owned subsidiary of SyntheMed or Pathfinder, will be converted into the right to receive the number of shares of SyntheMed common stock equal to four times the number of shares of SyntheMed common stock outstanding immediately prior to the merger divided by the number of Pathfinder membership interests outstanding immediately prior to the merger, which is referred to as the exchange ratio.

Following the merger, assuming that Proposal No. 3 is approved by SyntheMed’s stockholders at the special meeting, SyntheMed will be renamed “Pathfinder Cell Therapy, Inc.” and the common stock of the combined company is expected to continue to trade on the OTC Bulletin Board.  The new trading symbol will not be known until the merger occurs. Immediately after the merger, Pathfinder members will hold approximately 80% of the outstanding shares of common stock of the combined company and SyntheMed stockholders will hold approximately 20% of the outstanding shares of common stock of the combined company, in each case on a non-diluted basis.

The merger will be completed at the time of filing a certificate of merger with the Secretary of State of the Commonwealth of Massachusetts or at such later time as may be specified in such certificate of merger with the consent of the parties to the merger agreement. The completion of the merger will take place on the date that is no later than three business days after the satisfaction or waiver of all of the conditions to completion of the merger set forth in the merger agreement. However, because the merger is subject to a number of conditions, neither SyntheMed nor Pathfinder can predict exactly when the closing will occur or if it will occur at all.

Assumption of Pathfinder Stock Options

At the effective time of the merger, each outstanding option to purchase Pathfinder membership interests not exercised immediately prior to the effective time of the merger, whether or not vested, will be assumed by SyntheMed and become exercisable (a) for such number of shares of SyntheMed common stock as is determined by multiplying the number of membership interests of Pathfinder subject to the option by the exchange ratio and rounding that result down to the nearest whole number of shares of SyntheMed common stock, and (b) at a per share exercise price as is determined by dividing the existing exercise price of the option by the exchange ratio and rounding that result up to the nearest whole cent. Any restrictions on the exercise of any Pathfinder option assumed by SyntheMed will continue following the conversion and the term, exercisability, vesting schedules and other provisions of assumed Pathfinder options will generally remain unchanged; provided, that any Pathfinder options assumed by SyntheMed may be subject to adjustment to reflect changes in SyntheMed capitalization after the effective time of the merger and that the SyntheMed board of directors will succeed to the authority of the Pathfinder managers with respect to each assumed Pathfinder option.

Fractional Shares

SyntheMed will not issue any fractional shares of common stock in connection with the merger. Instead, the merger agreement provides that each holder of Pathfinder membership interests who would otherwise be entitled to receive a fraction of a share of SyntheMed common stock, will be entitled to receive, in lieu of such fractional share, one full share of SyntheMed common stock.

Exchange of Pathfinder Stock Certificates for SyntheMed Stock Certificates

As soon as reasonably practicable after the merger, SyntheMed shall direct the transfer agent for its common stock to issue and deliver to each record holder of Pathfinder membership units immediately prior to the effective time of the merger a certificate representing the number of shares of SyntheMed common stock to which each such holder is entitled as a result of the merger.

Directors and Officers of SyntheMed Following the Merger

Effective as of the closing of the merger, the combined company’s officers and directors shall be such persons as are designated by Pathfinder.  See “Management Following the Merger” for the names and biographical information of the individuals Pathfinder expects to serve in such capacities.

Amendment to SyntheMed’s Certificate of Incorporation

The merger agreement provides that SyntheMed’s stockholders must approve, as a condition to closing the merger, an amendment to SyntheMed’s restated certificate of incorporation increasing the number of authorized shares of common stock from 150 million to one billion, which requires the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the special meeting.

Stockholders of record of SyntheMed common stock on the record date for the special meeting will also be asked to approve, as a condition to closing the merger, an amendment to SyntheMed’s restated certificate of incorporation changing the name of the corporation from “SyntheMed, Inc.” to “Pathfinder Cell Therapy, Inc.” upon consummation of the merger, which requires the affirmative vote of the holders of a majority of the shares of SyntheMed common stock outstanding on the record date for the special meeting.

Conditions to the Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver by each of the parties, at or prior to the effective time of the merger, of various conditions, which include the following:

•
members of Pathfinder must have adopted the merger agreement and approved the merger, and stockholders of SyntheMed must have (i) approved the merger , (ii) approved the amendments to SyntheMed’s restated certificate of incorporation increasing the number of authorized shares of common stock from 150 million to one billion and changing the corporate name of SyntheMed to “Pathfinder Cell Therapy, Inc.” and (iii) approved the amendment to SyntheMed’s 2006 Stock Option Plan increasing the number of shares authorized for issuance thereunder from five million to 25 million;

•
there must not have been issued and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger, and no law, statute, rule, regulation, ruling or other legal requirement shall be in effect which has the effect of making the consummation of the merger illegal or otherwise prohibits or interferes with the consummation of the merger;

•
there must not be any legal proceeding pending by any governmental body: (1) challenging or seeking to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement; (2) relating to the merger and seeking to obtain from SyntheMed, merger sub or Pathfinder any damages or other relief that may be material to SyntheMed or Pathfinder; (3) seeking to prohibit or limit in any material respect a Pathfinder’s member’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of SyntheMed; (4) that could materially and adversely affect the right or ability of SyntheMed or Pathfinder to own the assets or operate the business of SyntheMed or Pathfinder; (5) seeking to compel Pathfinder, SyntheMed or any of their respective subsidiaries to dispose of or hold separate any material assets as a result of the merger or any other transaction contemplated by the merger agreement; or (6) or which, if adversely determined, would reasonably be expected to have a material adverse affect on SyntheMed or Pathfinder.

In addition, each party’s obligation to complete the merger is further subject to the satisfaction (or waiver by that party) of the following additional conditions:

•
all representations and warranties of the other non-affiliated party (or parties) in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger with the same force and effect as if made on the date on which the merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except where the failure of such representations and warranties to be true and correct, disregarding any materiality qualifications, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the non-affiliated party (or parties) making the representations and warranties, or except to the extent that any representation and/or warranty shall not be true and correct due to those activities specifically permitted by the merger agreement;

•
the other non-affiliated party (or parties) to the merger agreement must have performed or complied with in all material respects all covenants and obligations required to be performed or complied with by it (or them) on or before the closing of the merger;

•	there shall not have occurred and be continuing a material adverse effect on the other non-affiliated party (or parties);

•
all consents from any third person required to be obtained by the other non-affiliated party (or parties) shall have been obtained, made or given and such consents must be in full force and effect at the closing of the merger;

•	the other non-affiliated party (or parties) must have delivered the documents required under the merger agreement for the closing of the merger; and

•
all necessary permits and authorizations, if any, under any blue sky laws, the Securities Act and the Exchange Act relating to the issuance of the SyntheMed common stock to be issued in the merger shall have been obtained and shall be in effect.

In addition, the obligation of SyntheMed and the merger sub to complete the merger is further subject to the satisfaction or waiver of the following condition:

•
each of the members of Pathfinder shall have delivered to SyntheMed a letter in form and substance satisfactory to SyntheMed, certifying such member’s ownership interest in Pathfinder and providing investment representations necessary to support an exemption from registration applicable to the merger and the issuance and sale of SyntheMed shares pursuant thereto and indemnifying Pathfinder and SyntheMed for breach of the certifications and representations contained therein; and

•
subscriptions in an amount at least equal to the minimum amount agreed to in the merger agreement shall have been secured by Pathfinder in the Capital Raise and held in escrow pending closing of the Capital Raise immediately following the merger.

In addition, the obligation of Pathfinder to complete the merger is further subject to the satisfaction or waiver of the following conditions:

•	SyntheMed must have delivered to Pathfinder written resignations of the directors of SyntheMed and merger sub (except for Dr. Franklin and Mr. Gruber); and

•	No members of Pathfinder shall be entitled to statutory appraisal, dissenters’ or similar rights.

SyntheMed Stockholders’ Meeting

SyntheMed has agreed to take all action necessary to call, give notice of and hold a meeting of its stockholders to vote on the merger, the amendments to its restated certificate of incorporation and the amendment to its 2006 Stock Option Plan increasing the authorized number of shares of common stock available for issuance thereunder. SyntheMed’s obligation to call, give notice of and hold a stockholders’ meeting shall not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication of any acquisition proposal, or by any withdrawal or modification of the SyntheMed board recommendation, as discussed below.

SyntheMed has also agreed to include a statement in the proxy statement relating to such meeting to the effect that the SyntheMed board of directors recommends that SyntheMed’s stockholders vote to approve the matters required to be submitted to a vote of stockholders, such recommendation being referred to as the SyntheMed board recommendation. The merger agreement provides that the SyntheMed board recommendation may not be withdrawn or modified in a manner adverse to Pathfinder, and no resolution by the SyntheMed board of directors or any committee thereof to withdraw or modify the SyntheMed board recommendation in a manner adverse to Pathfinder may be adopted or proposed, except as provided below.

The merger agreement provides that the SyntheMed board of directors is entitled to withdraw or modify the SyntheMed board recommendation in a manner adverse to Pathfinder under the following conditions: (i) if an acquisition proposal is made to SyntheMed and is not withdrawn; (ii) SyntheMed provides Pathfinder with at least two business days prior notice of any meeting of the SyntheMed board of directors at which such board will consider and determine whether such acquisition proposal is a superior proposal; (iii) the SyntheMed board of directors determines in good faith that such acquisition proposal constitutes a superior proposal; and (iv) the SyntheMed board of directors determines in good faith, after taking into account such matters as it deems relevant following consultation with SyntheMed’s outside legal counsel, that, in light of such superior proposal, the failure to withdraw or modify the SyntheMed board recommendation is reasonably likely to result in a breach of such board of directors’ fiduciary obligations under applicable law.

An “acquisition proposal” means any offer, proposal, inquiry or indication of interest (other than by a party to the merger agreement) with respect to an “acquisition transaction,” as defined below.  An “acquisition transaction” means any transaction or series of transactions involving:

•
any merger, consolidation, share exchange, business combination, issuance or acquisition of securities, tender offer, exchange offer or similar transaction: (1) in which Pathfinder or SyntheMed is a constituent corporation, (2) in which any individual, entity, governmental entity, or “group,” as defined under applicable securities laws, directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Pathfinder or SyntheMed or (3) in which Pathfinder or SyntheMed issues or sells securities representing more than 15% of the outstanding voting securities of any class of voting securities of such party; or

•
any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of any business or assets that constitute 15% or more of the consolidated net revenues, net income or book value of the assets (on a book value or fair market value basis) of Pathfinder or SyntheMed, as applicable.

Notwithstanding the foregoing, the following transactions have been excluded from the definition of “acquisition transaction”:

•	the merger or transactions contemplated by the merger;

•	any issuance of securities or series of issuances of securities by SyntheMed or Pathfinder at any time, which is for capital-raising purposes; or

•
any one or a series of transactions involving a licensing, partnership, joint or collaborative venture, co-development or co-promotion agreement or similar arrangement involving one or more of SyntheMed’s or Pathfinder’s product candidates or potential product candidates or the acquisition of assets, a business or a product line so long as such transactions, individually or in the aggregate, do not result in a “change of control transaction” (as defined in the merger agreement).

           For purposes of the merger agreement, “superior proposal” means, with respect to a party to the merger agreement, an unsolicited, bona fide written offer made by a third person to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) such party’s stockholders immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of such party’s capital stock or (ii) a sale, lease, exchange transfer, license or disposition of any business or other disposition of at least 50% of the assets (on a book value or fair market value basis) of such party or its subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the no-solicitation provisions of the merger agreement; and (b) is on terms and conditions that the board of directors of such party, determines, in its good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is more favorable, from a financial point of view, to such party’s stockholders, than the terms of the merger; and (y) is reasonably capable of being consummated.

Pathfinders Members’ Meeting

Pathfinder has agreed to take all action necessary to call, give notice of and hold a meeting of its stockholders to vote on the adoption of the merger agreement and approval of the merger.  Alternatively, Pathfinder shall use its best efforts to obtain, in lieu of holding such meeting, the written consent of its members to such actions.  Pathfinder’s obligations pursuant to the preceding sentences shall not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication of any acquisition proposal, or by any withdrawal or modification of the Pathfinder manager recommendation, as discussed below.

Pathfinder has also agreed to communicate in writing to its members that the manager(s) of Pathfinder unanimously recommend that Pathfinder’s members vote to adopt the merger agreement and approve the merger, such recommendation being referred to as the Pathfinder manager recommendation. The merger agreement provides that the Pathfinder manager recommendation may not be withdrawn or modified in a manner adverse to SyntheMed, and no resolution by the Pathfinder manager(s) or any committee thereof to withdraw or modify the Pathfinder manager recommendation in a manner adverse to SyntheMed may be adopted or proposed, except as provided below.

The merger agreement provides that the Pathfinder manager recommendation may be withdrawn or modified in a manner adverse to SyntheMed under the following conditions: (i) if an acquisition proposal is made to Pathfinder and is not withdrawn; (ii) Pathfinder provides SyntheMed with at least two business days prior notice of the date on which such manager(s) will consider and determine whether such acquisition proposal is a superior proposal; (iii) the Pathfinder manager(s) determines in good faith that such acquisition proposal constitutes a superior proposal; and (iv) the Pathfinder manager(s) determines in good faith, after taking into account the advice of Pathfinder’s outside legal counsel, that, in light of such superior proposal, the failure to withdraw or modify the Pathfinder manager recommendation is reasonably likely to result in a breach of such manager(s)’ fiduciary obligations under applicable law.

Covenants; Conduct of Business Pending the Merger

           Each of SyntheMed and Pathfinder has agreed that it will conduct its business and operations in the ordinary course of business consistent with past practices, subject to limited exception relating to “acquisition proposals,” and that it will comply with all applicable legal requirements and certain contracts.

In addition, each of SyntheMed and Pathfinder has agreed that it shall not (except with the prior written consent of the other or as otherwise expressly contemplated by the merger agreement):

•
except under limited circumstances described in the merger agreement, take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in (i) any representation and warranty of such party set forth in the merger agreement that is qualified as to materiality becoming untrue (as so qualified) or (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect;

•
declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its equity or voting interests, (ii) purchase, redeem or otherwise acquire any equity or voting interests or other securities of such party or any options, warrants, calls or rights to acquire any such interests or other securities or (iii) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of any such party;

•	amend or propose to amend any of its organizational documents or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

•
acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof;

•
sell, grant a license in, mortgage or otherwise encumber or subject to any encumbrance or otherwise dispose of any of its intellectual property rights, except for the grant of licenses to unrelated third parties on terms that the licensor’s governing body determines in good faith to be fair and in the best interests of the licensor and its owners;

•
repurchase, prepay or incur any indebtedness (other than trade payables incurred or equipment leases entered into in the ordinary course of business consistent with past practices) or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, or other rights to acquire any debt securities of such party, guarantee any debt securities of another person or enter into any arrangement having the economic effect of any of the foregoing;

•
make any loans, advances or capital contributions to, or investments in, any other person, other than any direct or indirect wholly owned subsidiary of such party and except for the reasonable business expenses incurred by employees in the ordinary course of business consistent with past practices; and

•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Other Agreements

Each of SyntheMed and Pathfinder has agreed to use its commercially reasonable efforts to:

•	file or otherwise submit all notices and other documents required to be filed or made with respect to the merger;

•	take all actions necessary to complete the merger;

•	coordinate with the other in preparing and exchanging information and promptly provide the other with copies of all filings or submissions made in connection with the merger;

•	obtain all consents, approvals or waivers required in connection with the transactions contemplated by the merger agreement;

•	oppose or lift any injunction prohibiting the merger; and

•	consult and agree with each other about any public statement either will make concerning the merger, subject to certain exceptions.

SyntheMed and Pathfinder also agreed that:

•
SyntheMed shall use commercially reasonable efforts to obtain and deliver the resignation or termination of each officer and resignation of each director of SyntheMed (other than Dr. Franklin and Mr. Gruber);

•
Pathfinder, SyntheMed and merger sub shall take all such commercially reasonable steps as may be required to cause the transactions contemplated by the merger agreement and any other dispositions of equity securities of Pathfinder (including derivative securities) or acquisitions of equity securities of SyntheMed in connection with the merger by each individual who (i) is a director or officer of Pathfinder, or (ii) at the effective time of the merger will become a director or officer of SyntheMed, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

•	SyntheMed shall, if requested to do so by Pathfinder, terminate all of SyntheMed’s defined contribution 401(k) plans;

•
SyntheMed and Pathfinder shall use commercially reasonable efforts to take or cause to be taken all necessary action such that immediately after the effective time of the merger the full board of directors of SyntheMed shall be composed of, and the officers of SyntheMed shall be, the persons designated by Pathfinder;

•
Subject to obtaining the requisite stockholder approval, SyntheMed shall cause to be filed with the Secretary of State of the State of Delaware an amendment to its restated certificate of incorporation effecting the authorized share increase and changing the corporate name;

•
Promptly following the date of the merger agreement, Pathfinder shall use reasonable commercial efforts to obtain subscriptions for shares of SyntheMed common stock at a price not less than $.05 per share (subject to adjustment for stock splits and the like) in an offering exempt from the registration requirements of the Securities Act , and to cause the cash proceeds therefrom in an amount not less than $1,000,000 to be held in escrow and released to SyntheMed upon the occurrence of no conditions other than consummation of the merger.  In addition to payment of the purchase price for investments in the Capital Raise by cash, investors may pay the purchase price by converting a like principal amount of debt issued by Pathfinder without discount for borrowed money.

•
From the effective time of the merger through the sixth anniversary of the date thereof, each of SyntheMed and the surviving entity of the merger shall, jointly and severally, indemnify and hold harmless each person who is on the date of the merger agreement, or has been at any time prior thereto, or who becomes prior to the effective time of the merger, a director or officer of SyntheMed (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of SyntheMed, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the Delaware General Corporation Law for directors or officers of Delaware corporations.  The merger agreement also contains provisions for the advancement of expenses in favor of the D&O Indemnified Parties under certain circumstances, restrictions on amendments to the companies’ organizational documents to ensure the D&O Indemnified Parties are afforded protections regarding indemnification, advancement of expenses and exculpation similar to present directors and officers and requiring Pathfinder to purchase an insurance policy maintaining the benefits of the current directors’ and officers’ liability insurance policies for six years following the merger.

Termination

The merger agreement may be terminated at any time before the completion of the merger, whether before or after the required SyntheMed and Pathfinder stockholder approvals to complete the merger have been obtained, as set forth below:

•	by mutual written consent of SyntheMed and Pathfinder duly authorized by the board of directors of SyntheMed and manager of Pathfinder;

•
by either SyntheMed or Pathfinder if the merger shall not have been consummated by April 30, 2011 (unless the failure to consummate the merger is attributable to a failure on the part of the party seeking to terminate the merger agreement to perform any material obligation required to be performed by such party at or prior to the effective time of the merger);

•
by either SyntheMed or Pathfinder if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•
by either SyntheMed or Pathfinder if the stockholders of SyntheMed have not approved the merger, the amendments to the restated certificate of incorporation of SyntheMed increasing the authorized shares and effecting the corporate name change at the SyntheMed stockholders’ meeting (including any adjournments and postponements thereof), but such party shall not be permitted to terminate the merger agreement pursuant to this provision if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the effective time of the merger;

•
by either SyntheMed or Pathfinder if Pathfinder shall have held a meeting of its members to approve and adopt the merger agreement and the members of Pathfinder shall not have approved and adopted the merger agreement at such meeting (including any adjournments and postponements thereof), but such party shall not be permitted to terminate the merger agreement pursuant to this provision if the failure to obtain such member approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the effective time of the merger;

•	by Pathfinder, at any time prior to the SyntheMed stockholders having voted their shares in favor of the proposals required to be submitted to a vote of the SyntheMed stockholders, if:

•
the board of directors of SyntheMed fails to recommend that SyntheMed’s stockholders vote to approve the proposals required to be submitted to a vote of the SyntheMed stockholders, or withdraws or modifies its recommendation in a manner adverse to Pathfinder;

•	SyntheMed shall have failed to include in its proxy statement its board recommendation;

•
the board of directors of SyntheMed shall have failed to reaffirm, unanimously and without qualification, its recommendation, or shall have failed to publicly state, unanimously and without qualification, that it believes that the merger is in the best interests of SyntheMed’s stockholders, within five business days after Pathfinder requests in writing that such action be taken; or

•
the board of directors of SyntheMed, or stockholders owning at least 20% of the outstanding common stock of SyntheMed, shall have approved, endorsed or recommended any acquisition proposal, as defined in the section titled, “The Merger Agreement—SyntheMed Stockholders’ Meeting” in this proxy statement;

•	by SyntheMed, at any time prior to the Pathfinder members having voted their membership interests of Pathfinder in favor of, or otherwise consented to, the adoption of the merger agreement, if:

•
the manager(s) of Pathfinder fails to recommend that Pathfinder’s members vote to approve the merger and adopt the merger agreement, or withdraws or modifies its recommendation in a manner adverse to SyntheMed;

•	Pathfinder shall have failed to include its board recommendation in an information statement to its members;

•
the manager(s) of Pathfinder shall have failed to reaffirm, unanimously and without qualification, its recommendation, or shall have failed to publicly state, unanimously and without qualification, that it believes that the merger is in the best interests of Pathfinder’s members, within five business days after SyntheMed requests in writing that such action be taken; or

•
the manager(s) of Pathfinder, or members owning at least 20% of the outstanding membership interests of Pathfinder, shall have approved, endorsed or recommended any acquisition proposal, as defined in the section titled, “The Merger Agreement— SyntheMed Stockholders’ Meeting” in this proxy statement;

•
by SyntheMed or Pathfinder, upon a breach of any representation, warranty, covenant or agreement contained in the merger agreement or in the Credit and Security Agreement on the part of the other, non-affiliated party, or if any such representation or warranty of the other, non-affiliated party, shall have become inaccurate, in either case such that the conditions to the closing of the merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy or breach is curable, then the merger agreement will not terminate pursuant to this provision as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from the non-breaching party to the other, non-affiliated party of such breach or inaccuracy and (ii) the other, non-affiliated, breaching party ceasing to exercise commercially reasonable efforts to cure such breach (if such breach has not been cured).

Expenses

All fees and expenses incurred in connection with the merger agreement and transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the merger is consummated.

Representations and Warranties

The merger agreement contains representations and warranties of SyntheMed, merger sub and Pathfinder customary for transactions of this type and relate to the following subject matters:

•	corporate organization, qualifications to do business and power and similar corporate matters;

•	subsidiaries;

•	capitalization;

•
any conflicts or violations of legal requirements, charter documents or agreements, to which SyntheMed, Pathfinder or any of their respective subsidiaries is bound or otherwise is a party, as a result of the merger or the merger agreement;

•	financial statements and the accuracy of information contained therein;

•	disclosure controls and procedures;

•	intellectual property;

•	any undisclosed liabilities;

•	filing of tax returns and payment of taxes;

•	employee benefits, labor relations and related matters;

•	compliance with legal requirements, governmental authorizations and regulatory compliance;

•	litigation matters;

•	absence of certain changes and events;

•
the validity of material contracts to which the parties or their subsidiaries are a party, any violation, default or breach to such contracts and the effect on such contracts of entering into and completing the transactions contemplated by the merger agreement;

•	interests of officers and directors and, in the case of Pathfinder, members;

•	any brokerage or finder’s fee or other fee or commission in connection with the merger;

•
the information supplied by SyntheMed and Pathfinder, respectively, in this proxy statement not containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

•	authority to enter into the merger agreement and the related agreements and enforceability of such agreements against the parties;

•	approval by the governing bodies of the parties; and

•	votes required for approval of the merger and other proposals that will be submitted to a vote of the stockholders of SyntheMed and members of Pathfinders;

           In addition, the merger agreement contains representations and warranties of SyntheMed and merger sub relating to the following subject matters:

•	SEC reports and the accuracy of information contained therein;

•	environmental matters;

•	insurance matters;

•	the amendment of the SyntheMed stockholder rights agreement; and

•	the trading of SyntheMed common stock on the OTCBB; and

•	the valid issuance in the merger of the SyntheMed common stock to the Pathfinder members.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the merger, but their accuracy forms the basis of one of the conditions to the obligations of SyntheMed and Pathfinder to complete the merger.

Amendment

The merger agreement may be amended by the parties at any time, except that after the merger agreement has been adopted by the stockholders of SyntheMed or the members of Pathfinder, no amendment which by law requires further approval by the stockholders of SyntheMed or Pathfinder members, as the case may be, shall be made without such further approval.

AGREEMENTS RELATED TO THE MERGER

Management Termination Agreements

Effective November 29, 2010, we entered into termination agreements (the “Termination Agreements") with Mr. Robert Hickey, our then CEO, President and a director of our company,  and Dr. Eli Pines, our then Vice President and Chief Scientific Officer, pursuant to which our employment relationship with each of such executives terminated on November 30, 2010.  Such individuals continued to serve in such executive capacities on a part-time consulting basis until January 6, 2011 and January 3, 2011, respectively.  Mr. Hickey resigned as a director contemporaneous with the termination of his consulting relationship.

Pursuant to the Termination Agreements, upon consummation of the merger we have agreed to grant to each of Mr. Hickey and Dr. Pines (i) a lump sum cash payment equal to three months’ base salary (the “Cash Amount”), provided that such amount shall not become payable unless and until we or Pathfinder shall have raised a minimum of $3 million in gross cash proceeds since September 1, 2010 and (ii) non-qualified stock options to purchase a number of shares of our common stock as is equal to the quotient obtained by dividing the Cash Amount by the closing price of our common stock on the trading day immediately preceding consummation of the merger (the “Closing Price”). The stock options shall be vested and exercisable in full immediately upon grant, shall have an exercise price equal to fair market value on the date of grant (as reflected by the Closing Price) and shall have a term of three years.  In addition, neither the shares acquired pursuant to exercise of the stock options nor interests therein may be sold, transferred or otherwise disposed of during the two years following consummation of the merger without our prior written consent.  In addition, through February 28, 2011 we have agreed to fund the costs of participation in our group health insurance plans for each of such executives and their spouses, as well as contributions on behalf of such executives to our 401(k) plan, to the extent permitted by law.

Pursuant to the Termination Agreements, effective November 30, 2010 the then existing employment agreements and change of control agreements with the executives were automatically terminated.  Neither our company nor the executives have any rights or obligations thereunder, except for certain limited obligations of the executives relating to intellectual property ownership and confidential information, and except that breach by our company of certain obligations under the Termination Agreements can, if not timely cured, trigger reinstatement of the change of control agreements.  The Termination Agreements contain non-solicitation and non-disparagement provisions as well as mutual releases.  The parties’ rights and obligations under indemnification agreements previously entered into with the executives remain unaffected by the Termination Agreements.

Proposed Yissum Amendment Agreement

In 1991, we entered into an agreement with Yissum Research Development Company of the Hebrew University of Jerusalem under which we obtained rights to our principal polymer technology.  That agreement, as amended to date (the “Yissum Agreement”), governs our rights and obligations with respect to that technology.  To preserve our rights under the Yissum Agreement, we are required to achieve certain minimum sales or pay minimum royalties.  We currently owe Yissum $150,000 in respect of minimum royalties for 2009, which amount, together with interest and a potential transaction premium, is due and payable upon completion of a financing, sale of substantially all of our assets or a change in control transaction.  On or prior to the merger, we anticipate amending the Yissum Agreement to, among other things, eliminate any obligation to pay minimum royalties and to cancel the existing liability in respect of 2009 minimum royalties, in exchange for which we would (i) issue to Yissum $50,000 in shares of common stock at a price not less than $.05 per share, (ii) agree to fund $40,000 in additional development work conducted on our behalf at the Hebrew University and (iii) pay to Yissum $150,000 upon consummation of the merger, provided that such amount shall not become payable unless and until we shall have raised at least $3 million in equity capital from the date of the amendment.  We also anticipate that the amendment will limit the field of use to which our rights relate and/or for which we will continue to maintain exclusivity.

We are not required to amend the Yissum Agreement pursuant to the merger agreement. However, if we do amend the Yissum Agreement on or prior to the merger as anticipated or within three months thereafter, any shares of common stock issued in connection therewith will be dilutive to the SyntheMed stockholders and not the members of Pathfinder.  If the Yissum Agreement is amended pre-merger, any such shares will be reflected in the calculation of the exchange ratio and therefore dilutive to SyntheMed stockholders only.  If the Yissum Agreement is amended within the three month post-merger period, SyntheMed has agreed under the merger agreement to issue ratably to the Pathfinder members four times the number of shares issued to Yissum, resulting in no dilution to the Pathfinder members.

Oppenheimer Engagement Termination

On December 22, 2010, we entered into an agreement with Oppenheimer terminating the prior engagement under which Oppenheimer assisted us in our efforts to explore strategic alternatives.  Under the termination agreement, Oppenheimer released SyntheMed of any payment obligation in respect of the engagement, and SyntheMed agreed to issue three million shares of its common stock to Oppenheimer and, on the later to occur of the proposed merger with Pathfinder or SyntheMed raising at least $3 million in gross proceeds from an equity offering, to pay to Oppenheimer $75,000 in cash.

MATTERS BEING SUBMITTED TO A VOTE OF STOCKHOLDERS

Proposal No. 1:  To adopt the merger agreement and approve the merger

At the special meeting, SyntheMed stockholders will be asked to adopt the merger agreement and approve the merger. Immediately after the merger, Pathfinder members will hold approximately 80% of the outstanding shares of common stock of the combined company and SyntheMed stockholders will hold approximately 20% of the outstanding shares of common stock of the combined company.  The percentages do not reflect dilution attributable to the Capital Raise which is expected to occur immediately after the merger.

The terms of, reasons for and other aspects of the merger agreement, the merger and related transactions are described in detail in the other sections in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the shares of SyntheMed common stock present in person or represented by proxy at the special meeting is required to approve Proposal No. 1.

THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

Proposal No. 2:  Approval of Authorized Share Increase

At the special meeting, holders of SyntheMed stock will be asked to approve the amendment to SyntheMed’s restated certificate of incorporation to increase the number of authorized shares of common stock from 150 million to one billion.

Approval of this proposal is a condition to closing of the merger.  Although each party has a contractual right to waive the condition, as a practical matter it may not be waived because without the increase in authorized shares SyntheMed will not have sufficient shares to issue in the merger.  Accordingly, if this proposal is not approved, we will not be able to complete the merger.

The primary purpose of the proposal is to ensure that SyntheMed has sufficient shares of common stock authorized and available for issuance in the merger, the Capital Raise and pursuant to the exercise of stock options that may be granted in connection with the 2006 Stock Option Plan shares increase proposal.  While the number of shares we will issue pursuant to the merger depends on the number of shares of our common stock outstanding immediately prior to the merger, we anticipate issuing (or reserving for issuance) approximately 460 million shares of common stock pursuant to the merger, and reserving for issuance an additional 20 million shares of common stock pursuant to the proposal to increase the number of shares of common stock authorized for issuance under the 2006 Stock Option Plan. In addition, for each $1 million raised in the Capital Raise, we will issue 20 million shares of common stock assuming the minimum offering price of $.05 per share. As of January 31, 2011, we had outstanding 110,249,591 shares of common stock, as well as options and warrants, which if exercised, would result in the issuance of an additional 30,443,950 shares of common stock. Unless the proposal is approved, we will have insufficient authorized shares of common stock to issue in connection with the foregoing purposes. The increase in the number of authorized shares will ensure that sufficient shares are available to be issued in connection with the merger and other contemplated transactions and that an adequate number of shares will be available for future business.

While this proposal is being submitted in connection with the merger, approval of this proposal is not dependent on approval of the merger. If this proposal is approved and the merger proposal is not approved, the board of directors will determine in its discretion whether to effect the authorized share increase, based largely on its assessment of opportunities available to SyntheMed at the time and SyntheMed’s continued viability pending consummation of any such opportunities.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. For example, without further stockholder approval, our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the incumbent board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our board of directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of the proposal could facilitate our future efforts to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Our restated certificate of incorporation also permits the issuance of preferred stock on terms that may be fixed by our Board of Directors without further stockholder action. The terms of any series of preferred stock could adversely affect the rights of holders of the common stock. The issuance of preferred stock could make the possible takeover of our company more difficult or otherwise dilute the rights of holders of the common stock and the market price of the common stock.

The additional common stock to be authorized by approval of this proposal would have rights identical to our currently outstanding common stock. Approval of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock, except for potential dilution of the voting and other rights of our current holders of common stock. If the amendment is approved, it will become effective upon filing of the amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware.

The amendment, if approved, would amend the first sentence of Paragraph  I of  Article  Fourth of our restated certificate of incorporation to read in its entirety as follows:

FOURTH:  I. The aggregate number of shares which the Corporation  shall have  authority to issue is One Billion Five Million (1,005,000,000) shares, consisting of (i) One Billion  (1,000,000,000)  shares of Common Stock, par value $.001 per share ("Common Stock"), and (ii) Five Million  (5,000,000)  shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the SyntheMed special meeting is required to approve Proposal No. 2.

THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150 MILLION TO ONE BILLION.

Proposal No. 3:  Approval of Name Change

At the special meeting, holders of SyntheMed stock will be asked to approve the amendment to SyntheMed’s restated certificate of incorporation to change the name of the corporation from “SyntheMed, Inc.” to “Pathfinder Cell Therapy, Inc.” Management believes this will allow for brand recognition of Pathfinder’s product candidates and product candidate pipeline following consummation of the merger. Management believes that the current name will no longer accurately reflect the business of the combined company and the mission of the combined company subsequent to the consummation of the merger.

Insofar as SyntheMed’s business will not include Pathfinder’s business until the merger has been completed, the proposed name change and the amendment of SyntheMed’s restated certificate of incorporation, even if approved by the SyntheMed stockholders at the special meeting, will only be filed with the office of the Secretary of State of the State of Delaware, and will therefore only become effective, if the merger is consummated.

Approval of the name change is a closing condition under the merger agreement.  If the name change proposal is not approved, absent a waiver by Pathfinder and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

Required Vote

The affirmative vote of the holders of a majority of the shares of SyntheMed common stock outstanding on the record date for the SyntheMed special meeting is required to approve Proposal No. 3.

THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED’S STOCKHOLDERS VOTE “FOR” SYNTHEMED PROPOSAL NO. 3 TO APPROVE THE NAME CHANGE FROM “SYNTHEMED, INC.” TO “PATHFINDER CELL THERAPY, INC.”

Proposal No.  4: Approval of 2006 Plan Share Increase

At the special meeting, holders of SyntheMed stock will be asked to approve an amendment to the Company's 2006 Stock Option Plan (“2006 Plan”) increasing the number of shares of common stock authorized for issuance thereunder from five million to 25 million.  The 2006 Plan, a summary of which is included below, originally became effective upon stockholder approval in April 2006 and will terminate ten years later unless sooner terminated or extended.

Approval of this proposal is a closing condition under the merger agreement.  If the proposal is not approved, absent a waiver by Pathfinder and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.  Approval of this proposal, however, is not dependent on approval of the merger proposal.

As of January 31, 2011, we had 3,964,250 shares of common stock reserved for issuance pursuant to options granted under the 2006 Plan.  Exercise prices of such options range from $0.10 to $1.16.  Under the merger agreement, SyntheMed has agreed to assume under the 2006 Plan, on a merger adjusted basis to reflect the exchange ratio, all options to purchase membership interests of Pathfinder outstanding at the time of the merger.  Presently, Pathfinder has outstanding options to purchase 307,018 membership units at a price of $2.28 per unit, representing approximately 3% of Pathfinder’s outstanding membership interests on a fully diluted basis.  Of such options, 250,000 are held by Dr. Franklin, and the most of the remaining balance is held by persons who are expected to become directors of the combined company upon consummation of the merger.

Required Vote

The affirmative vote of the holders of a majority of the shares of SyntheMed common stock present in person or represented by proxy at the special meeting is required to approve Proposal No.  4.

THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED STOCKHOLDERS VOTE “FOR” PROPOSAL NO.  4 TO APPROVE AN AMENDMENT TO THE 2006 PLAN INCREASING THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM FIVE MILLLION TO 25 MILLION.

Summary of the 2006 Plan

The following summarizes the essential features of the 2006 Plan. This summary is qualified in its entirety by reference to the 2006 Plan, which has been appended as Appendix I to the electronic version of this proxy statement and is accessible on the SEC’s website located at www.sec.gov.  See “Where You Can Find More Information.”

Purpose

The purpose of the 2006 Plan is to enhance the Company's ability to attract and retain qualified directors, employees and other persons, and to motivate such persons to devote maximum efforts to the success of the Company.  The Company believes that by providing an opportunity to acquire an equity interest in the Company, the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

Proceeds received by the Company from the exercise of options under the 2006 Plan are to be used for general corporate purposes.

Options

The 2006 Plan provides for the grant of stock options, which may be designated as either “incentive stock options” (“ISOs”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options which are not intended to meet the requirements of such Section.  The exercise price for ISOs granted to a 10% shareholder cannot be less than 110% of the fair market value of the shares underlying the option on the date of grant.  The latest expiration date cannot be later then the tenth (10th) anniversary of the date of grant (for an ISO, the fifth anniversary of the date of grant if the recipient is a 10% shareholder).  Ordinarily, the aggregate fair market value of the shares of common stock with respect to which ISOs are granted, exercisable for the first time by an individual during any calendar year, shall not exceed $100,000.  To the extent ISOs are granted in excess of that amount, they will generally be treated as non-qualified options.  Fair market value under the 2006 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days, as determined by the Committee (defined below under “Administration”).  The exercise price shall be paid in cash or its equivalent or by other means approved by the Committee or such officer to whom it may delegate such authority, which may include, among other methods, delivery of previously acquired shares of SyntheMed stock (alone or in combination with cash) and broker-assisted cashless exercise.  No shares of SyntheMed stock will be issued upon exercise of an option until the exercise price is fully paid and any required tax withholding is made.

Shares Available for Issuance

An aggregate of 5,000,000 shares of common stock are currently authorized for issuance pursuant to options granted under the Plan.  If Proposal No.  4 is approved, an additional 20 million shares will be authorized for issuance pursuant to options granted under the Plan, bringing the total number of shares authorized for issuance under the Plan to 25 million.  The shares available under the Plan may be authorized but unissued shares or reacquired shares, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

The number of shares that may be issued under the 2006 Plan and the number of shares subject to outstanding options thereunder and the exercise price thereof are subject to automatic proportionate adjustment upon the occurrence of stock dividends, stock splits and reverse stock splits.  The Board has discretion to make similar adjustments, as well as adjustments to the kind of shares issuable upon exercise of options, to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.  Upon the occurrence of such events, the Board may also cause any outstanding option to be cancelled in consideration of a cash payment or alternate option made to the holder of such cancelled option equal in value to the fair market value of such cancelled option.

Administration

The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board, all of whom shall be "non-employee directors", as defined under Rule 16b-3 under the Exchange Act.  In the alternative, and if the Board deems it desirable, the Plan may be administered by the entire Board, in which case all references herein to “Committee” shall be deemed to refer to the entire Board.

The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

Eligibility for Participation

Options designated as non-qualified options may be granted to directors, officers, employees and consultants of the Company or any subsidiary, as well as such other persons whose participation in the 2006 Plan the Committee determines to be in the best interests of the Company.  Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

Transferability of Options

A grantee may not assign, pledge or otherwise transfer options except (i) by will, (ii) by the laws of descent and distribution, (iii) to the Company as contemplated by Rule 16b-3 of the Exchange Act, (iv) pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), or (v) as otherwise permitted by the Committee.  Notwithstanding the foregoing, ISOs are not transferable otherwise than by will or the laws of descent and distribution.  Except for permitted transfers, options are generally exercisable only by the grantee or the grantee's legal representative.

Termination of Employment

Options may only be exercised while the grantee is employed by or otherwise retained to provide services to the Company or a subsidiary, except that options may generally be exercised for limited periods following termination of employment or services under circumstances other than those involving "for cause" termination by the Company.  Except in the case of "for cause" termination by the Company or voluntary termination by the grantee, vesting of options is generally accelerated upon termination of employment or services.  Vesting is also accelerated upon the occurrence of a change in control of the Company (as defined in the 2006 Plan).

Notwithstanding the foregoing, the Committee shall have authority, exercisable in its sole discretion, to determine at the time of option grants the extent to which any grantee shall have the right to exercise options following termination of the grantee's employment or provision of services to the Company or its subsidiaries.  Such provisions, which may include, without limitation, the timing of post-termination vesting and period of exercisability, shall be determined in the sole discretion of the Committee, shall be included in the option instrument provided to each grantee, need not be uniform among all options issued under the 2006 Plan, may reflect distinctions based on the reasons for termination and may differ from the vesting and exercisability provisions otherwise provided in the 2006 Plan.

Amendment and Termination of the 2006 Plan

The Committee may amend or terminate the 2006 Plan or any option instrument granted thereunder at any time; provided, however, notwithstanding any other provision of the 2006 Plan or any option instrument, no such amendment shall, without shareholder approval, increase the total number of shares authorized for issuance pursuant to options that may be granted under the 2006 Plan, and no amendment or termination shall adversely affect in any material way any option previously granted under the 2006 Plan, without the written consent of the grantee holding such option, except as may be required by law.  Notwithstanding the foregoing, no amendment of the 2006 Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or applicable stock exchange or securities association rule.

The 2006 Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, April 25, 2006, unless it is terminated earlier by the Committee.

Material Federal Income Tax Considerations

The following is a brief summary of the principal federal income tax consequences of grants under the 2006 Plan.  The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect.  The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Options

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO.  However, the exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale.  The income is taxed at the long-term capital gains rate if the optionee has not disposed of the shares within two (2) years after the date of the grant of the ISO and has held the shares for at least one (1) year after the date of exercise, and the Company is not entitled to a federal income tax deduction.  The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one (1) year after the date of exercise and two (2) years after the date of grant (a "disqualifying disposition"), the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise.  Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition.  In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disqualifying disposition.

Nonqualified Options

           In general, an optionee does not recognize taxable income upon the grant of a non-qualified stock option.  Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the non-qualified stock option on the date of exercise exceeds the exercise price.  The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Withholding Taxes

Grants made to participants under the 2006 Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

New Plan Benefits

Because benefits under the 2006 Plan will primarily depend on the Committee's actions and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees and eligible participants if the proposed increase in number of shares authorized for issuance under the 2006 Plan is approved by the stockholders.

Proposal No. 5:  Approval of Possible Adjournment of the Special Meeting

If SyntheMed fails to receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3 and 4, SyntheMed may propose to adjourn the special meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve such proposals. In order to permit proxies that have been timely received to be voted for an adjournment, SyntheMed is submitting Proposal No. 5 as a separate matter for stockholder consideration.  If it is necessary to adjourn the special meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting. SyntheMed currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3 and 4.

Required Vote

The affirmative vote of the holders of a majority of the shares of SyntheMed common stock present in person or represented by proxy at the special meeting is required to approve the adjournment of the special meeting for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3 and 4.

THE SYNTHEMED BOARD OF DIRECTORS RECOMMENDS THAT SYNTHEMED’S STOCKHOLDERS VOTE “FOR” SYNTHEMED PROPOSAL NO. 5 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS NOS. 1, 2, 3 AND 4.

PRINCIPAL STOCKHOLDERS

Set forth below is information concerning the ownership of SyntheMed common stock as of December 31, 2010 by (i) each person known by SyntheMed to own beneficially 5% or more of SyntheMed’s outstanding common stock, (ii) each director of SyntheMed, (iii) each “named executive officer” within the meaning of Item 402 of SEC Regulation SK and (iv) all directors and executive officers of SyntheMed as a group.

Name of Beneficial Owner or Number in Group	Shares of Common Stock Beneficially Owned (1)		Percent of Class

Joerg Gruber	6,141,904	(2)	5.5
Robert Hickey	3,560,165	(3)	3.1
Richard L. Franklin	2,920,304	(4)	2.6
Eli Pines	2,153,629	(5)	1.9
Walter R. Maupay, Jr.	1,278,253	(6)	1.2
David G.P. Allan	1,199,205	(7)	1.1
Barry R. Frankel	784,405	(8)	*
All executive officers and directors as a group (5 persons)	12,324,071	(9)	10.7

*            Denotes less than one percent.

(1)           Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of the securities regardless of any economic interest therein.  In accordance with such rules, shares beneficially owned includes shares that the named person has the right to acquire upon exercise of options and warrants, or upon conversion of convertible securities, within 60 days from December 31, 2010 and does not include shares underlying such securities that may be held by such persons that are not exercisable or convertible currently or within such period or that are subject to performance-based vesting.  All shares listed are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted.

(2)           Includes 195,000 shares issuable upon exercise of options held by Mr. Gruber as well as 823,000 shares and 1,473,000 shares underlying warrants held by Clubb Capital Limited, of which Mr. Gruber is Chairman and a director.  Mr. Gruber disclaims beneficial ownership of the securities held by Clubb Capital Limited, except to the extent of his pecuniary interest therein.

(3)           Includes 3,022,500 shares of Common Stock issuable upon exercise of options.

(4)           Includes 1,330,000 shares of Common Stock issuable upon exercise of options.

(5)           Includes 1,901,333 shares of Common Stock issuable upon exercise of options.

(6)           Includes 530,000 shares of Common Stock issuable upon exercise of options.

(7)           Includes 460,000 shares of Common Stock issuable upon exercise of options.

(8)           Includes 490,000 shares of Common Stock issuable upon exercise of options.

(9)           Includes 4,478,000 shares of Common Stock issuable upon exercise of options and warrants.

PATHFINDER’S BUSINESS

Overview

Pathfinder is a regenerative medicine company seeking to develop novel cell-based therapies for the treatment of a broad range of diseases and medical conditions characterized by organ-specific cell damage.  Based on preclinical data obtained to date, Pathfinder has identified diabetes, renal disease and myocardial infarction as potential indications for therapies based on its technology.  Other potential indications could include kidney transplantation, chronic heart disease, peripheral artery disease, stroke, osteoarthritis and liver disease.

Pathfinder’s technology derives from extensive research conducted at the University of Glasgow that identified what appears to be a new type of mammalian cell with regenerative properties. Pathfinder refers to these cells as “Pathfinder Cells” or “PCs.”  Pathfinder Cells have demonstrated a number of characteristics which Pathfinder believes make them well-suited for cell-based therapies.  These include:

•	Ability to stimulate regeneration of damaged tissue, without being incorporated into the new, healthy tissue;

•	PCs are found in a number of tissue types, including kidney, pancreas, liver and lymph nodes;

•
PCs appear to be able to stimulate repair of a range of damaged tissue, irrespective of the type of tissue from which they were derived.  For example, PCs isolated from both rat and human pancreas and human kidney have been shown to completely reverse diabetes induced in a mouse with the chemical streptozotocin (“STZ”). In addition, rat pancreas-derived PCs have been effective in animal models of renal reperfusion injury and myocardial infarction; and

•
PCs appear to be “immune privileged” in the sense that they can be taken from one individual, and administered to an immunologically different individual, without causing an immune response. In fact, Pathfinder has completed a number of animal experiments where the PCs are taken from one species and given to an entirely different species.

Pathfinder Cells are distinguishable from other cell types being developed by other companies for use in regenerative medicine.  Pathfinder Cells have surface markers and other characteristics different from other cells including, for example, mesenchymal stem cells.  Also, because Pathfinder Cells are not derived from embryos, they are distinct from embryonic stem cells, and are free from the political and social issues surrounding those cells.

Pathfinder commenced operations in November 2008.  Since inception, Pathfinder’s development activities have been limited to laboratory and preclinical testing. Pathfinder’s development plan calls for conducting additional preclinical safety and efficacy studies with respect to indentified and other potential indications, with the goal of commencing a Phase I clinical study for a lead indication by the end of 2012 or early 2013.

Preclinical Studies

Pathfinder Cells have shown efficacy in three different animal models of diabetes, cardiac ischemia, and renal reperfusion injury. These models have tested PCs from both rat and human sources. The PCs have been isolated from both the pancreas and the kidney. In each of these models, the PCs have been administered intravenously. These studies have been performed at a number of independent academic centers.

Diabetes

There are a number of standard animal models for diabetes. Each of these shares some properties with the actual human disease, but none are exactly the same. One of these models makes use of the chemical streptozotocin (STZ). The chemical specifically destroys the insulin producing cells in the pancreas of the animal. If a sufficiently high dose of STZ is used, essentially all of the insulin producing cells (beta cells) are destroyed, and the animal becomes severely diabetic. The blood glucose rises to a very high level. In the models utilized to test PCs, mice were made diabetic with high doses of STZ, and then, three days later, were either treated with PCs or with a placebo. Seven days later, a second dose of cells or placebo was given. All animals in the placebo group had sustained high levels of blood glucose, lost weight, and either died, or had to be sacrificed.  On the other hand, in those animals that received the PCs, the blood glucose began to decline, and in five or six weeks returned to normal levels, which were maintained for over three months, when the experiment was completed.  These results were the same when the PCs were of rat origin or from human tissue. Pathfinder intends to conduct further testing using additional models relating to diabetes.

Cardiac Ischemia

There are good animal models of cardiac ischemia, which are relevant to the treatment of myocardial infarction in humans. A collaboration was established between Pathfinder researchers at the University of Glasgow and the laboratory of Dr. B. Metzler of the Division of Cardiology, Department of Internal Medicine, University Hospital of Innsbruck. This laboratory has an established model of cardiac infarct injury in which the left descending artery is ligatured during a surgical procedure, preventing blood supply to the left ventricle in particular.

The extent of the infarct damage is assessed by plasma cardiac troponin measurement. Cardiac function is determined before termination of the experiment at days 7 and 14 after ischemia, by in vivo measurement using ultrasound of systolic left ventricle size (smaller corresponds to better function – i.e. less muscle damage), and fractional shortening (the ratio of heart size when full with blood to heart size after emptying, which reflects how much the heart muscle needs to contract to eject a normal volume of blood), where increased fractional shortening corresponds to increased heart function (normal is 50%).

In the experiments involving PCs, cardiac ischemia was induced in mice, and the PCs were sourced from rat pancreatic tissue. The study was done in a blinded fashion, with animals getting either PCs or placebo. There was a significant improvement in the function of the heart, as measured by fractional shortening, in those animals receiving the cells compared to those which did not.

In addition to fractional shortening, which is a measure of heart function, cardiac tissue was analyzed for markers of cell damage. Again, there was a marked difference between the treated and untreated animals.

Renal Ischemia

A third animal model was performed using PCs. This involved a controlled damage of the kidney in mice. A collaboration was established with Dr. C. Koppelstaetter and colleagues of the Clinical Division of Nephrology, Innsbruck Medical University. This laboratory has an established model of renal ischemic reperfusion injury. This is a well accepted model with direct relevance to acute renal failure and decreased allograft survival in the context of kidney transplantation.

Kidney function is assessed in mice after the ischemic event by determination of serum creatinine levels and urinary protein to creatinine ratio (UPCR), with increased levels corresponding to the extent of tissue damage. As in the cardiac ischemia experiments, in addition to functional measurements, tissue analysis is done based on biological markers, which correspond to damage and senescence.

Once again, the treated animals showed both a functional improvement and a corresponding improvement based on the biological markers in the tissues.

Research and Development

Pathfinder’s technology was originally derived from research conducted at the University of Glasgow.  Pathfinder’s current research and development activities are conducted at the University of Glasgow, as well as third party laboratories under Pathfinder’s supervision. This work includes, among others, additional animal models of a variety of diseases, experiments to determine the mechanism of action of the Pathfinder Cells, and toxicology testing. Once these preliminary pre-clinical programs have been completed, Pathfinder expects to begin one or more clinical trials to test the use of Pathfinder Cells in humans.

Manufacturing

Pathfinder relies on third party outsourcing arrangements for production and storage of cells used in its laboratory and preclinical testing activities.  For clinical testing purposes, Pathfinder intends to rely on third party outsourcing arrangements as well. Cells used in clinical studies must be produced in accordance with FDA requirements including current Good Manufacturing Practices and current Good Tissue Practices.  We are currently working with third party contract manufacturers to develop the definitive manufacturing protocols for cells to be used in clinical studies.

Intellectual Property

Pathfinder has worldwide exclusive rights to five European and US patent applications covering its technology. Two of the applications cover the cells themselves and their use in diabetes. The balance of the applications cover use of the cells specifically for cardiac and renal ischemia, and other diseases, disorders and conditions related to acute tissue damage, the use of microvesicles and microRNA for treatment of damaged tissue, and proprietary cell growth and cell culture technology. In addition, Pathfinder has licensed a family of patents and patent applications from the Massachusetts General Hospital which relate to the use of cells for the treatment of diabetes and for the induction of immune tolerance.

Licenses

Pathfinder has a worldwide exclusive license for the technology relating to PCs from the University of Glasgow. Under the terms of the license, the University of Glasgow and the founding scientists received membership units in Pathfinder. In addition, the University of Glasgow will receive royalties on sales of products making use of the PCs and related technology.

Pathfinder also has a worldwide exclusive license for a family of patents covering related technology from the Massachusetts General Hospital. Under the license agreement, the hospital is entitled to royalties based on products relating to the licensed technology, and additional royalties based on the technology licensed from the University of Glasgow.  The hospital is also entitled to periodic license fees in agreed upon amounts. In the event Pathfinder is acquired or substantially all of its assets are sold, the hospital is entitled under the license to an agreed upon percentage of the sale price received.  Pursuant to an understanding reached with the hospital, the parties intend to amend the license agreement to delete this latter provision, in consideration for which Pathfinder's principal member will transfer a small portion of its equity interest in Pathfinder or the combined company to the hospital.   Pathfinder’s rights under the license agreement are subject to agreed upon development and other milestones.

Employees

Pathfinder is managed by Dr Richard Franklin, and currently has no other employees.  Pathfinder relies on the part-time efforts of Dr. Franklin for day to day operational activities as well as strategic direction.  Pathfinder also relies on consultants on an as needed basis for specific tasks and projects. Following the merger, Pathfinder anticipates the combined company hiring or retaining a scientific director and employing John Benson, SyntheMed’s current controller, as CFO. Pathfinder anticipates that additional staff will be hired as the development programs advance.

PATHFINDER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with Pathfinder’s financial statements and accompanying notes appearing elsewhere in this proxy statement. This discussion contains forward-looking statements, based on current expectations and related to future events and Pathfinder’s future financial performance, that involve risks and uncertainties. Pathfinder’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth in the sections titled, “Forward-Looking Statements” and “Risk Factors” in this proxy statement and elsewhere in this proxy statement.

Overview

Pathfinder is a regenerative medicine company seeking to develop novel cell-based therapies for the treatment of a broad range of diseases and medical conditions characterized by organ-specific cell damage.  Based on preclinical data obtained to date, Pathfinder has identified diabetes, renal disease and myocardial infarction as potential indications for therapies based on its technology.  Other potential indications could include kidney transplantation, chronic heart disease, peripheral artery disease, stroke, osteoarthritis and liver disease.

Pathfinder commenced operations in November 2008.  Since commencing operations, Pathfinder’s development activities have been limited to laboratory and preclinical testing. Pathfinder’s development plan calls for conducting additional preclinical safety and efficacy studies with respect to indentified and other potential indications, with the goal of commencing a Phase I clinical study for a lead indication by the end of 2012 or early 2013.

Results of Operations

Pathfinder has not generated any revenue since inception.  Pathfinder does not anticipate generating revenue from product sales for the foreseeable future.

Pathfinder incurred research and development expenses of $372,890 for the nine months ended September 30, 2010 compared to $395,622 for the comparable prior year period, representing a decrease of 5.7% or $22,732 for the nine month period. The decrease is primarily attributable to reduced fees to the University of Glasgow of $43,000 partially offset by increased spending on animal models of $23,000.

General and administrative expenses totaled $171,703 for the nine months ended September 30, 2010, compared to $94,616 for the comparable prior year period, representing an increase of 81.5% or $77,087 for the nine month period. The increase is primarily attributable to increased legal fees of $82,000 partially offset by decreases totaling $9,000 in consulting and website expenses.

Pathfinder’s net loss was $546,898 for the nine months ended September 30, 2010 compared to $491,398 for the comparable prior year period, an increase of 11.3% or $55,500. The increase is primarily attributable to the factors mentioned above. Pathfinder expects to incur losses for the foreseeable future.

Liquidity and Capital Resources

At September 30, 2010, Pathfinder had cash and cash equivalents of $5,487, compared to cash and cash equivalents of $31,487 at September 30, 2009.

At September 30, 2010, Pathfinder had negative working capital of $461,923, compared to negative working capital of $176,848 at September 30, 2009.

Net cash used in operating activities was $441,173 for the nine months ended September 30, 2010, compared to $313,046 for the comparable prior year period. Net cash used in operating activities for the current year was comprised of a net loss of $546,898 offset by increases totaling $94,660 in accounts payable and accrued expenses and the impact of $11,065 in non-cash charges, primarily for amortization expense. Net cash used in operating activities for the prior year period was comprised of a net loss of $491,398 offset by an increase of $171,806 in accounts payable and the impact of $6,546 in non-cash charges, primarily for amortization expense.

Net cash used by investing activities for the nine months ended September 30, 2009 was $85,567 which related to the acquisition of licenses for patented technology from the University of Glasgow and Massachusetts General Hospital. There was no comparable amount for the current year.

Net cash provided by financing activities for the nine months ended September 30, 2010 was $433,800 compared to $430,000 for the comparable prior year period. The current year amount was comprised of proceeds from short term notes payable of $126,800 and member’s equity contributions of $307,000; the prior year amount was comprised of $430,000 in member’s equity contributions.

Since inception, Pathfinder has funded its operations through a combination of debt and equity financings.  As of September 30, 2010, Pathfinder had raised $737,100 in members’ capital contributions and $182,576 in convertible debt.  Subsequent to September 30, 2010 and through February 9, 2011, an additional $1,060,000 in convertible debt was raised. All of the convertible debt is evidenced by promissory notes which bear interest at 6% per annum and are due and payable on the earlier to occur of the first anniversary of issuance or the closing of the proposed merger with SyntheMed. The principal amount of the notes is convertible at the option of the holder into equity securities of SyntheMed for the subscription price thereof in connection with the proposed merger.

The cash balance as of September 30, 2010, together with funds raised since that date, is not sufficient to meet Pathfinder’s cash requirements for operating activities through the remainder of 2011.  Pathfinder will need to raise additional funds to support both its short-term and longer-term operating requirements. The lack of profitable operations and the need to continue to raise funds raise significant doubt about Pathfinder’s ability to continue as a going concern. Pathfinder has received a report from the independent auditors relating to the 2009 audited financial statements containing an explanatory paragraph referring to an uncertainty that raises doubt about Pathfinder’s ability to continue as a going concern.

In September 2010, in anticipation of the merger with SyntheMed, Pathfinder entered into an agreement (the “Credit Agreement”) with SyntheMed pursuant to which Pathfinder agreed to fund certain amounts requested by SyntheMed and approved by Pathfinder, subject to a minimum funding commitment to cover SyntheMed’s payroll obligations.  The funding commitment is set to expire on April 30, 2011, subject to Pathfinder’s right to terminate early on 5 business days’ notice. As of September 30, 2010, Pathfinder had loaned to SyntheMed approximately $56,000 in aggregate principal amount under the Credit Agreement, and an additional $501,000 since that date through February 9, 2011. All loans under the Credit Agreement bear interest at 6% per annum and become due and payable on demand on the first anniversary of such loan or the earlier to occur of a change of control of SyntheMed. The loans are secured by a lien in favor of Pathfinder against substantially all of SyntheMed’s assets.  Pursuant to the terms of the merger agreement, all loans under the Credit Agreement will be canceled upon consummation of the merger.

MANAGEMENT FOLLOWING THE MERGER

Executive Officers, Directors and Other Key Employees

Following the resignation in early January 2011 of two members of SyntheMed’s executive management, SyntheMed’s sole remaining executive officer is Dr. Franklin, who is SyntheMed’s Executive Chairman. SyntheMed’s board of directors is currently comprised of five directors, including Dr. Franklin and Mr. Gruber.

Pursuant to the merger agreement, all of SyntheMed’s current executive officers and directors, with the exception of Dr. Franklin and Mr. Gruber, will be replaced by individuals designated by Pathfinder upon the merger.

The following table lists the names and ages as of January 31, 2011 and positions of the individuals who are expected to serve as executive officers, directors and other key employees of the combined company upon completion of the merger:

Name	Age	Position
Richard L. Franklin, M.D., Ph.D.	65	Chief Executive Officer, President and director
Joerg Gruber	50	Chairman of the Board of Directors
John Benson	49	Chief Financial Officer
John Alam, M.D.	49	Director
John Brooks III	61	Director
Zen Chu	42	Director
Brock Reeve	53	Director

Richard L. Franklin, M.D., Ph.D. is a co-founder of Pathfinder and has served as its CEO, President and sole manager since its inception. He has served as Executive Chairman of SyntheMed since October 2008, as Chairman since June 2003 and as a director since December 2000.  He is a director of Raptor Pharmaceuticals, Inc., a publicly traded drug development company. Dr. Franklin is founder, CEO and a director of Tarix Pharmaceuticals, a private company developing peptides for stem cell engraftment and other oncology related indications. Since September 2002, Dr. Franklin has been Chairman of DMS Data Systems, an internet-based information services company. Earlier, Dr. Franklin worked as an investment banker at Tucker Anthony, and as a consultant at Boston Capital Europe. Dr. Franklin has an M.D. degree from Boston University School of Medicine, a Ph.D. degree in mathematics from Brandeis University and a B.A. degree in economics from Harvard University.

Joerg Gruber is a co-founder of Pathfinder and has served as its Chairman since its inception. He co-founded Clubb Capital Limited, a London-based corporate finance and venture capital firm with a principal focus on healthcare, in 1995 and has acted as its Chairman since 1999. Prior to his career in venture capital, Mr. Gruber spent 14 years in Banking and Investment Banking at UBS, Goldman Sachs and Lehman Brothers. Mr. Gruber is Chairman of Tarix Pharmaceuticals and a director of SyntheMed.

John Benson is controller of SyntheMed, a position he has held since 2006. From 2003 to 2005, Mr. Benson served as controller of the spine products division of Stryker Corporation. Mr. Benson is a certified public accountant with over twenty five years experience in corporate accounting and finance. Mr. Benson holds a degree in accounting from Saint Bonaventure University.

John Alam has served as Head, Therapeutic Strategic Unit-Aging, at Sanofi-Aventis, since January 2011 and as Senior Medical Advisor at Inhibitex, Inc. since April 2010, each of which companies are pharmaceutical companies.  From 1997 until October 2008, Dr. Alam held positions of increasing responsibility at Vertex Pharmaceuticals, Inc., including Chief Medical Officer and Executive Vice President, Medicines Development.  From October 2009 to January 2011, Dr. Alam also served as an independent strategic medical consultant to pharmaceutical and venture capital firms. Dr. Alam received a degree in chemical engineering from Massachusetts Institute of Technology, and a medical degree from Northwestern University School of Medicine.

John Brooks III has served as managing director of Healthcare Capital Consulting LLC, a firm he founded in September 2008 that provides strategic and financial advice primarily to early stage life science companies. In addition, Mr. Brooks is a founding partner of PrismVenture Partners, a venture capital firm, and served as general partner from February 1997 through December 2010. John serves as a director of a number of early stage companies, and has served as chief executive officer of Reflectance Medical,  an early stage noninvasive tissue perfusion company, since October 2009.From February through August 2008, Mr. Brooks served as managing director of Medical Capital Advisors, a healthcare investment banking firm.  John was formerly a general manager at Pfizer/Valleylab, a company focused on minimally invasive surgery, and at Pfizer/Strato Medical, a vascular access medical device business. Mr. Brooks co-founded three life sciences companies, Songbird Hearing, Locus Pharmaceuticals and Insulet (PODD).  Mr. Brooks is a biotechnology advisory board member for Draper Laboratory, the Pittsburgh Life Sciences Greenhouse, the Massachusetts Technology Transfer Council and the Kansas Heartland Bioventures Fund. He is the Chairman of the Board of Trustees of the Joslin Diabetes Center. John is also a member of M2D2, an early stage medical technology accelerator and a board member of Mass Medic’s Ignite entrepreneurial center as well a member of the CIMIT Technology Advisory Group, the Harvard Medical Cooperative. Mr. Brooks is also a senior advisor to Johnston Blakely, a life sciences investment banking firm.  John holds an M.S. degree in business and a B.B.A. degree  from the University of Massachusetts at Amherst.  He is a certified public accountant and a certified financial planner.

Zen Chu has served as founder since inception in 2007 of Accelerated Medical Ventures, a healthcare technology incubator.  In 2010, Mr. Chu served as Director of Business Development for the Wyss Institute at Harvard Medical School and its internal accelerator venture fund. Since 2007, Mr. Chu has also served as an adviser on healthcare innovation to academic and clinical institutions including Brigham & Women's Hospital, Cleveland Clinic, and the Harvard-MIT Division of Health Sciences & Technology.  In September 2002, Mr. Chu co-founded 3DM, Inc., a biomaterials company, serving as the chief executive of the company until its sale in December 2008. Earlier in his career, Mr. Chu created and directed HPGarage Technology Ventures, Hewlett Packard's venture capital and new technology ventures group.  Mr. Chu recieved a BS in Biomedical/Electrical Engineering from Southern Methodist University and an MBA from Yale University.

Brock Reeve has served as Executive Director of the Harvard Stem Cell Institute since March 2006. The institute is a collaborative of scientists and practitioners from  Harvard University, Harvard Medical School and  Harvard’s affiliated hospitals and research institutions, focused on stem cell research, funding and education. The institute currently has approximately 75 principal faculty and 140 affiliated faculty.  Brock’s business career started with the Boston Consulting Group.  Prior to joining the institute, from 2003 to 2006 Mr. Reeve served as chief operating officer and managing director of Life Science Insights, a  division of International Data Corporation, a consulting and market research firm specializing in information technology in life sciences.  Previously, Brock was an associate partner in the pharmaceutical and life sciences practice in IBM’s Business Consulting Services group.  Mr. Reeve has a bachelors degree from Yale College, masters degrees from Yale University and an MBA from Harvard Business School.

Scientific Advisory Board

Pathfinder intends to establish a scientific advisory board comprised of leading researchers and scientists whose collective expertise is intended to complement the focus of our technology and product development activities.  The initial member of the scientific advisory board will be Dr. Paul Shiels, who will serve as Chairman of the scientific advisory board.

Dr. Paul G. Shiels is Chairman of the scientific advisory board and co-inventor of the Pathfinder technology. Dr. Shiel’s research career has spanned both industry and academia and has involved 25 years developing a fundamental understanding of biological aging and disease.  Dr. Shiels graduated in Natural Sciences from Trinity College Dublin, where he was a recipient of a prestigious  Irish American Foundation Scholarship. He subsequently obtained his PhD from the University of Glasgow, where he was among the first internationally to clone and analyse telomeres. Paul won an EMBO Longterm Fellowship to pursue research at the Netherlands Cancer Institute, following which he helped develop  the inernationally recognised Xenotransplantation program at PPL Therapeutics Ltd, Roslin, where he undertook the analysis of senescence in cloned animals (including Dolly the sheep). Currently,  he is a senior Lecturer in Transplantation at the University of Glasgow. His research efforts have been recognized  through significant publications in high impact journals including Nature, Nature Genetics, Nature Neuroscience, Aging Cell and British Medical Journal.

WHERE YOU CAN FIND MORE INFORMATION

SyntheMed is subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

SEC Public Reference Room
100 F Street N.E.
Washington, D.C. 20549

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed business combination of SyntheMed and Pathfinder. For accounting purposes Pathfinder is considered to be acquiring SyntheMed in the merger. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of SyntheMed, while the historical results of Pathfinder are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with ASC 805, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction.

For purposes of these unaudited pro forma condensed combined financial statements, SyntheMed and Pathfinder have made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on various preliminary estimates of their fair value, as described in Note 2 to these unaudited pro forma condensed combined financial statements. A final determination of these estimated fair values, which cannot be made prior to the completion of the merger, will be based on the actual net assets of SyntheMed that exist as of the date of completion of the merger. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	cash cost of SyntheMed’s operations between the signing of the merger agreement and the closing of the merger,

•	the timing of completion of the merger, and

•	other changes in SyntheMed’s assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of SyntheMed and Pathfinder, adjusted to give effect to the acquisition of SyntheMed by Pathfinder for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting. For accounting purposes, Pathfinder is considered to be acquiring SyntheMed in the merger. SyntheMed’s and Pathfinder’s unaudited pro forma condensed combined balance sheet assumes that the merger took place on September 30, 2010 and combines SyntheMed’s and Pathfinder’s historical balance sheet at September 30, 2010. The historical balance sheet for SyntheMed was derived from its unaudited condensed balance sheet included in its Form 10-Q for the quarterly period ended September 30, 2010. The historical balance sheet for Pathfinder was derived from its unaudited balance sheet included herein.

SyntheMed’s and Pathfinder’s unaudited pro forma condensed combined statements of operations assume that the merger took place January 1, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 combines SyntheMed’s and Pathfinder’s historical statement of operations for the year ended December 31, 2009. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010 combines SyntheMed’s and Pathfinder’s historical statement of operations for the nine months ended September 30, 2010. The historical statements of operations for SyntheMed were derived from its audited condensed statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2009, and its unaudited condensed statement of operations included in its Form 10-Q for the quarterly period ended September 30, 2010.The historical statements of operations for Pathfinder were derived from its audited condensed statement of operations included in its Annual Report for the year ended December 31, 2009 and its unaudited condensed statement of operations for the quarterly period ended September 30, 2010, included herein.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had SyntheMed and Pathfinder been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this proxy statement The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical condensed financial statements of Pathfinder included herein, and the historical condensed financial statements of SyntheMed included in its Annual Report on Form 10-K for the year ended December 31, 2009, and its unaudited condensed statement of operations included in its Form 10-Q for the quarterly period ended September 30, 2010.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Pathfinder Historical September 30, 2010	SyntheMed Historical September 30, 2010	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$5,487	$—	$—		$5,487
Other current assets	55,776	180,000	(55,776)	A	180,000

Total current assets	61,263	180,000	(55,776)		185,487
Intangible assets and Goodwill	165,736	—	10,513,000	B	10,678,736
Fixed assets, net	—	5,000			5,000

Total assets	$226,999	$185,000	$10,457,224		$10,869,223

Liabilities and stockholders’ equity
Current Liabilities
Accounts payable & accrued liabilities	$340,610	$566,000	$—		$906,610
Notes payable	182,576	100,000	(55,776)	A	226,800

Total current liabilities	523,186	666,000	(55,776)		1,133,410

Long term payable	81,337				81,337
Total liabilities	604,523	666,000	(55,776)		1,214,747

Stockholders’ equity
Common stock	—	110,000	(110,000)	B	574,548
			574,548	E

Additional paid-in capital	—	62,272,000	(62,272,000)	B	10,205,652
			748,200	D
			(574,548)	E
			10,032,000	B
Accumulated deficit		(62,863,000)	62,863,000	B	(1,125,724)
			(1,125,724)	C
Members’ deficit	(377,524)		(748,200)	D
			1,125,724	C

Total stockholders’ capital deficit	(377,524)	(481,000)	10,513,00		9,654,476

Total Liabilities & Equity	$226,999	$185,000	$10,457,224		$10,869,223

Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine Months Ended September 30, 2010
	Pathfinder Historical		SyntheMed Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue
Product sales		$—	$320,000		$320,000

Total revenue		—	320,000	—	320,000

Cost of goods sold		—	68,000		68,000
Gross profit		—	252,000		252,000
Operating expenses
Research and development		372,890	673,000		1,045,890
General and administrative		171,703	1,080,000		1,251,703
Sales and marketing		—	518,000		518,000

Total operating expenses		544,593	2,271,000	—	2,815,593

Loss from operations		(544,593)	(2,019,000)	—	(2,563,593)

Other income (expense)
Interest income		—	2,000		2,000
Interest expense		(2,305)	(4,000)		(6,305)
Total other (expense)		(2,305)	(2,000)		(4,305)
Loss before income tax benefit		(546,898)	(2,021,000)		(2,567,898)
Income tax benefit		—	433,000		433,000

Net loss		$(546,898)	$(1,588,000)	$—	$(2,134,898)

Basic and diluted net loss per share	$		$(0.01)		$(0.00)

Weighted average shares used in computation of basic and diluted net loss per share			109,230,000		504,214,000

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2009
	Pathfinder Historical	SyntheMed Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue
Product sales	$—	$360,000		$360,000

Total revenue	—	360,000	—	360,000

Cost of goods sold	—	164,000		164,000
Gross profit	—	196,000		196,000
Operating expenses
Research and development	415,847	1,387,000		1,802,847
General and administrative	128,689	1,421,000		1,549,689
Sales and marketing	—	1,508,000		1,508,000

Total operating expenses	544,536	4,316,000	—	4,860,536

Loss from operations	(544,536)	(4,120,000)	—	(4,664,536)

Other income (expense)
Interest income	—	20,000		20,000
Interest expense	(1,793)	(3,000)		(4,793)
Total other income (expense)	(1,793)	17,000		15,207

Net loss	$(546,329)	$(4,103,000)	$—	$(4,649,329)

Basic and diluted net loss per share	$—	$(0.04)		$(0.01)

Weighted average shares used in computation of basic and diluted net loss per share	—	100,923,000		495,907,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. Basis of Presentation

On December 22, 2010, SyntheMed entered into an Agreement and Plan of Merger with Pathfinder, and SYMD Acquisition Sub, Inc. (“Merger Sub”), a Massachusetts corporation and wholly-owned subsidiary of SyntheMed. Under the merger agreement, merger sub will merge with and into Pathfinder, with Pathfinder continuing as a wholly-owned subsidiary of SyntheMed. At the effective time of the merger, each outstanding membership interest of Pathfinder is expected to convert into the right to receive a number of shares of SyntheMed common stock.

Upon the terms and subject to the conditions set forth in the Merger Agreement, SyntheMed will issue, and holders of Pathfinder’s membership interests will receive, shares of common stock of SyntheMed, such that upon consummation of the Merger, then current members of Pathfinder are expected to own approximately 80% of the outstanding common stock of the combined company and then current SyntheMed stockholders are expected to own approximately 20% of the outstanding common stock of the combined company. The Merger Agreement was approved by Pathfinder's sole manager and by the Board of Directors of SyntheMed.  SyntheMed's Board approval follows the favorable recommendation by a special committee comprised solely of disinterested directors. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

Subject to the terms of the Merger Agreement, upon consummation of the Merger each Pathfinder membership interest issued and outstanding immediately prior to the Merger will be canceled, extinguished and automatically converted into the right to receive that number of shares of SyntheMed’s common stock as determined pursuant to the exchange ratio described in the Merger Agreement.  In addition, SyntheMed will assume options to purchase Pathfinder membership interests which will become exercisable for shares of SyntheMed common stock, adjusted in accordance with the same exchange ratio.

Because Pathfinder stockholders will own approximately 80% of the voting stock of the combined company after the transaction, Pathfinder is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of SyntheMed will be recorded as of the merger closing date at their estimated fair values.

2. Purchase Price

The preliminary estimated total purchase price of the proposed merger is as follows (in thousands):

Fair value of SyntheMed’ common stock	$9,193
Estimated fair value of SyntheMed stock options and stock warrants assumed	839

Total preliminary estimated purchase price	$10,032

The above calculation is based on the following: On January 31, 2011, SyntheMed had 114,909,591 shares of common stock outstanding. The fair value of SyntheMed common stock used in determining the purchase price was $0.08 per share based on the closing price of SyntheMed’s common stock on February 9, 2011  The fair value of SyntheMed’ stock options and stock warrants assumed by Pathfinder was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $0.08, which is the value ascribed to the SyntheMed common stock in determining the purchase price; volatility of 95.7 – 240.3%; dividend rate of 0%; risk-free interest rate of 0.86 – 3.75%; and a weighted average expected option life of 1.98 years. The estimated purchase price is preliminary because the proposed merger has not yet been completed. The actual purchase price may change based on the actual price per share of SyntheMed common stock on the merger closing date, the actual number of shares of SyntheMed common stock and the number of SyntheMed stock options and stock warrants outstanding on the merger closing date.

Under the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of SyntheMed based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.  Upon consumation of the merger transaction, any resulting goodwill will be reviewed for impairment.

A preliminary allocation of the total preliminary estimated purchase price, as shown above, to the acquired tangible assets and assumed liabilities of SyntheMed based on the estimated fair values as of September 30, 2010 are as follows (in thousands):

	Fair Value of Assets Acquired and Liabilities Assumed	Allocation to Intangible Assets	Preliminary Allocation of Purchase Price
Other assets	$185	$—	$185
Intangible assets/ Goodwill	—	10,513	10,513
Assumed liabilities	(666)	—	(666)

Total	$(481)	$10,513	$10,032

The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until Pathfinder determines the fair values of the assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3. Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma and purchase accounting adjustments to give effect to certain significant transactions of Pathfinder and SyntheMed occurring as a direct result of the proposed merger, and the acquisition of SyntheMed by Pathfinder for accounting purposes.

The unaudited pro forma condensed combined financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The unaudited pro forma condensed combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred by both SyntheMed and Pathfinder to consummate the merger.  Merger costs include fees payable for investment banking services, legal, accounting, printing, termination payments contingent of the consummation of the merger and other consulting services. The estimated costs for SyntheMed and Pathfinder are expected to amount to approximately $573,000 and $1,173,000, respectively, of which $83,000 and $1,103,000 will be settled through the issuance of options of SyntheMed and the transfer of membership interest of Pathfinder between an existing member and outside party. These costs will be expensed as incurred.

The pro forma and purchase accounting adjustments are as follows:

(A) To eliminate SyntheMed’s note payable to Pathfinder, which will be deemed forgiven upon consummation of the merger;

(B) To eliminate SyntheMed historical stockholders’ equity accounts and reflect the estimated preliminary purchase price based on the estimated fair value of SyntheMed common stock, stock options and stock warrants outstanding at the close of the merger totaling $10,032,000 and the recognition of a goodwill of 10,513,000 as referred to in Note 2 above;

(C) To reflect the reclassification of Pathfinder historical accumulated loss as accumulated deficit;

(D) To reflect the reclassification of Pathfinder historical capital contributions / membership units as additional paid-in capital prior to setting up the common stock account to reflect the combined company; and

(E) To set up the common stock account to reflect the combined company. This includes 114,909,591 shares of existing SyntheMed common stock at par value of $0.001 plus the conversion of all outstanding membership units of Pathfinder into 459,638,364 shares of SyntheMed common stock at par value of $0.001, totaling 574,547,955 shares of SyntheMed’s common stock.

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2009 AND THE PERIOD
NOVEMBER 4, 2008 (INCEPTION) TO DECEMBER 31, 2008

INDEPENDENT AUDITOR'S REPORT

To the Members of
Pathfinder, LLC

We have audited the accompanying balance sheets of Pathfinder, LLC (a limited liability company) (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the year ended December 31, 2009 and period November 4, 2008 (Inception) through December 31, 2008 as well as the period November 4, 2008 (Inception) through December 31, 2009. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pathfinder, LLC (a development stage company) as of December 31, 2009 and 2008, and the results of its operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2009 and period November 4, 2008 (Inception) through December 31, 2008 as well as the period November 4, 2008 (Inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not generated revenue to this point, however, has been successful in raising funds.  The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beverly, Massachusetts
December 16, 2010

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

	2009	2008

ASSETS

CURRENT ASSETS
Cash	$12,860	$100

TOTAL CURRENT ASSETS	12,860	100

OTHER ASSETS
Licenses, Net of Accumulated Amortization of $8,442 in 2009 and $0 in 2008	174,903	4,032

TOTAL ASSETS	$187,763	$4,132

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$240,950	$36,529

TOTAL CURRENT LIABILITIES	240,950	36,529

LONG TERM PAYABLE	84,439	-

MEMBERS’ EQUITY (DEFICIT)	(137,626)	(32,397)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$187,763	$4,132

The accompanying notes are an integral part of these financial statements

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
AND FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2009

		November 4,	November 4,
		2008	2008
	Year	(Inception)	(Inception)
	Ended	Through	Through
	December	December	December
	31, 2009	31, 2008	31, 2009

REVENUES	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Research and Development	415,847	-	415,847
General and Administrative	128,689	32,497	161,186

TOTAL OPERATING EXPENSES	544,536	32,497	577,033

OPERATING LOSS	(544,536)	(32,497)	(577,033)

INTEREST EXPENSE	1,793	-	1,793

NET LOSS	$(546,329)	$(32,497)	$(578,826)

The accompanying notes are an integral part of these financial statements

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2009

	Contributed Capital
					Accumulated
	Class A	Class B	Class C	Class D	Loss	Total

Cash Contribution	$100	$-	$-	$-	$-	$100

Net Loss	-	-	-	-	(32,497)	(32,497)

Balance, December 31, 2008	100	-	-	-	(32,497)	(32,397)

Cash Contributions	430,000	-	-	-	-	430,000

Equity Issued for License	-	-	5,550	5,550	-	11,100

Net Loss	-	-	-	-	(546,329)	(546,329)

Balance, December 31, 2009	$430,100	$-	$5,550	$5,550	$(578,826)	$(137,626)

The accompanying notes are an integral part of these financial statements

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
AND FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2009

		November 4,	November 4,
	Year	(Inception)	(Inception)
	Ended	Through	Through
	December	December	December
	31, 2009	31, 2008	31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(546,329)	$(32,497)	$(578,826)
Adjustments to Reconcile Net Loss to
Net Cash Provided (Used) by Operating Activities:
Amortization Expense	8,442	-	8,442
Interest on License Payable	1,793	-	1,793
Change in Assets and Liabilities:
Increase in Accounts Payable	204,421	36,529	240,950

Net Cash Provided (Used) by Operating Activities	(331,673)	4,032	(327,641)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Licenses	(85,567)	(4,032)	(89,599)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions of Members’ Equity	430,000	100	430,100

NET INCREASE IN CASH	12,760	100	12,860

CASH, BEGINNING OF PERIOD	100	-	-

CASH, END OF PERIOD	$12,860	$100	$12,860

NON CASH SUPPLEMENTAL INFORMATION:
Members’ Equity Issued for License	$11,100	$-	$11,100
Long Term Payable for License	$82,646	$-	$82,646

The accompanying notes are an integral part of these financial statements

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

NOTE 1 – ORGANIZATION AND BUSINESS OVERVIEW

Pathfinder, LLC, a Massachusetts limited liability company, was formed on September 16, 2008 to engage in acquisition, licensing and commercialization of intellectual property and research and development capabilities in the field of biomedical technology.  The Company operates as a regenerative medicine company that develops cell-based therapies for the treatment of diabetes, renal diseases, myocardial infarction, and diseases characterized by organ specific cell damage.

The Company faces certain risks and uncertainties similar to those faced by other bio technology companies including its ability to obtain additional funding; the success and timetable of its clinical trials, its future profitability, uncertainty regarding development and commercialization of the Company’s product candidates, competition and technology change and government regulations, including the need for product approvals.

The financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and its liabilities in the normal course of business.  The Company has not generated any revenues and has incurred losses totaling $578,826 for the period November 4, 2008 (Inception) to December 31, 2009.  The Company has had very little operating history to date.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary to the recoverability and classification of the recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company may need to raise additional capital in order for it to reach a point of profitability.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”.  The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital, obtaining license agreements and engaging in research and development activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recoverability of Long-Live Assets

The Company will review the recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment.  The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis.  If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.  Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the immediate or short-term maturity of these financial instruments.  The Company does not utilize derivative instruments.

Income Taxes

The Company is a limited liability company treated as a partnership entity.  As such, the company is not a taxable entity for U.S. federal income tax purposes.  Rather, federal taxable income or loss is included in the respective federal income tax returns of the Company’s members.

Research and Development

All research and development costs are charged to operations as incurred.

Revenue Recognition

As the Company is considered a development stage enterprise, no revenues have been derived to date from its principal operations.

Subsequent Events

The Company has evaluated subsequent events through December 16, 2010, the date these financial statements were issued.  See Note 5 to these financial statements for a description of events occurring subsequent to December 31, 2009.

NOTE 3 – LICENSE AGREEMENTS

The Company has entered into a business agreement with Massachusetts General Hospital (MGH) for the exclusive rights of the patented technology related to the application of the Hospitalization Regenerative Technology.  The agreement terminates when the last issued patent expires or is abandoned.  Additionally, prior to the achievement of the Company’s first commercial sale, additional license fees are due and payable beginning in 2011 and range from $5,000 in 2011 to $150,000 in 2016 and thereafter.

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 3 – LICENSE AGREEMENTS (Continued)

The Company has entered into a license agreement with a University for the rights of potential technology related to the application of cell regeneration in developing cell based therapies for diabetes and other progressive degenerative conditions.  The agreement terminates when the last patent expires or fifteen years from the date of the first commercial sale of a product.

The Company is amortizing the licenses over a fifteen year period.  Amortization expense through December 31, 2009 amounted to $8,442.  The Company anticipates amortizing $12,223 per year.  The Company’s management has determined that the fair value of the licenses exceed the book value and thus no further impairment or amortization is necessary as of December 31, 2009.  Amortization expense for the year ended December 31, 2009 and the period November 4, 2008 (Inception) through December 31, 2008 was $8,442 and $0, respectively.

NOTE 4 – LONG TERM PAYABLE

Long term payable consists of the following:
	2009	2008

Payable, MGH, License Agreement (Principal & Interest)	$84,439	$-

Amount due on long term payable for each of the next five years is estimated as follows:

2010	$-
2011	3,755
2012	7,028
2013	-
2014	73,656
$84,439

NOTE 5 – MEMBERS’ EQUITY

Members’ Equity is comprised of the following:

	Membership Units	Percentage of Interest

Class A	5,250,000	52.50%

Class B	2,000,000	20.00%

Class C	1,375,000	13.75%

Class D	1,375,000	13.75%

Total	10,000,000	100.00%

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 6 – SUBSEQUENT EVENTS

Effective September 14, 2010, the Company entered into an agreement (the “Credit Agreement”) with SyntheMed, Inc. a Delaware corporation (“Borrower”), pursuant to which the Company agreed to make revolving loans to SyntheMed, Inc. from time to time until December 31, 2010 or such earlier date as the Company shall determine in its sole and absolute discretion, in amounts requested by the corporation and approved by the Company provided that the Company agreed to fund a minimum amount equal to the Borrower’s wage and payroll tax obligations for so long as the funding commitment remains in effect.  Borrowings under the Credit Agreement, which are to be evidenced by a note issued at the time of each borrowing, bear interest at 6% per annum, and become due and payable on demand on the first anniversary of such borrowing or the earlier to occur of a change of control of the Borrower, as defined in the Credit Agreement.  Upon the occurrence of an event of default, the interest rate on outstanding principal amounts increases to 10% per annum.  The obligations under the Credit Agreement and notes issued there under are secured by a lien in favor of the Company on substantially all of the Borrower’s assets.  Through December 16, 2010, SyntheMed, Inc. has borrowed approximately $430,000.

In order to fund the credit agreement the Company has subsequently issued notes payable with interest at 6% totaling $700,000 and has solicited additional members’ capital contributions.

Contemporaneous with the execution of the Credit Agreement, the Company entered into a non-binding letter of intent (amended on November 4, 2010) relating to a proposed business combination with the borrower.  As presently contemplated, upon consummation of the proposed transaction, the Company would become a wholly-owned subsidiary of the borrower, who would issue to the members of the Company a substantial controlling equity interest in SyntheMed, Inc. and the borrower’s Board of Directors and management would be replaced by individuals designated by The Company.  Consummation of the proposed transaction is subject to negotiation and execution of a definitive agreement which is anticipated to contain a number of closing conditions including, without limitation, approval by SyntheMed, Inc.’s shareholders of an amendment to SyntheMed’s Certificate of Incorporation to make available a sufficient number of shares of common stock for issuance in the transaction.  Two of the borrower’s directors are directors and founding principals of the Company, and one of such directors of the borrower is the principal executive officer of the Company.

NOTE 7 – COMMITMENTS AND OTHER MATTERS

As part of the MGH license agreement, the company is contingently obligated in the event that the Company is acquired or substantially all of the Company’s assets are acquired.  The Company is obligated to pay MGH 3% of the price received.

In 2009, the Company entered into a Research agreement with a University whereby the University will conduct further research on behalf of the Company relating to the technology licensed by the Company from the University.  Under the agreement, the Company is obligated to pay a total of $471,000, divided into three milestone payments, with the last payment due upon the submission of the final report.  During 2009, the Company paid $242,000 under this agreement.

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
(unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

To the Members of
Pathfinder, LLC

We have reviewed the accompanying balance sheets of Pathfinder, LLC (a limited liability company) (a development stage company) as of September 30, 2010 and 2009, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the nine months then ended as well as the period November 4, 2008 (Inception) through September 30, 2010, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Pathfinder, LLC.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not generated revenue to this point, however, has been successful in raising funds.  The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beverly, Massachusetts
December 16, 2010

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(unaudited)

SEPTEMBER 30, 2010 AND 2009

	2010	2009

ASSETS

CURRENT ASSETS
Cash	$5,487	$31,487
Notes Receivable	55,776	-

TOTAL CURRENT ASSETS	61,263	31,487

OTHER ASSETS
Licenses, Net of Accumulated Amortization of $17,609 in 2010 and $5,386 in 2009	165,736	177,959

TOTAL ASSETS	$226,999	$209,446

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Notes Payable	$182,576	$-
Current Portion, Long Term Payable	5,000	-
Accounts Payable	335,203	208,335
Accrued Expenses	407	-

TOTAL CURRENT LIABILITIES	523,186	208,335

LONG TERM PAYABLE, NET OF CURRENT PORTION	81,337	83,806

MEMBERS’ EQUITY (DEFICIT)	(377,524)	(82,695)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$226,999	$209,446

See accompanying notes and accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
(unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND
FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2010

			November 4,
			2008
			(Inception)
	Nine Months Ended		Through
	September 30		September
	2010	2009	30, 2010

REVENUES	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Research and Development	372,890	395,622	788,737
General and Administrative	171,703	94,616	332,889

TOTAL OPERATING EXPENSES	544,593	490,238	1,121,626

OPERATING LOSS	(544,593)	(490,238)	(1,121,626)

INTEREST EXPENSE	2,305	1,160	4,098

NET LOSS	$(546,898)	$(491,398)	$(1,125,724)

See accompanying notes and accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
(unaudited)

FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2010

	Contributed Capital
					Accumulated
	Class A	Class B	Class C	Class D	Loss	Total

Cash Contribution	$100	-	-	$-	$-	$100

Net Loss for Period	-	-	-	-	(32,497)	(32,497)

Balance, December 31, 2008	100	-	-	-	(32,497)	(32,397)

Cash Contributions	430,000	-	-	-	-	430,000

Equity Issued for License	-	-	5,550	5,550	-	11,100

Net Loss for Period	-	-	-	-	(491,398)	(491,398)

Balance, September 30, 2009	430,100	-	5,550	5,550	(523,895)	(82,695)

Net Loss for Period	-	-	-	-	(54,931)	(54,931)

Balance, December 31, 2009	430,100	-	5,550	5,550	(578,826)	(137,626)

Cash Contributions	307,000	-	-	-	-	307,000

Net Loss for Period	-	-	-	-	(546,898)	(546,898)

Balance, September 30, 2010	$737,100	$-	$5,550	$5,550	$(1,125,724)	$(377,524)

See accompanying notes and accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
(unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND
FOR THE PERIOD NOVEMBER 4, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2010

			November 4,
			(Inception)
	Nine Months Ended		Through
	September 30,		September
	2010	2009	30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(546,898)	$(491,398)	$(1,125,724)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Amortization Expense	9,167	5,386	17,609
Interest on License Payable	1,898	1,160	3,692
Change in Assets and Liabilities:
Increase in Accounts Payable	94,253	171,806	335,202
Increase in Accrued Expenses	407	-	407

Net Cash Used by Operating Activities	(441,173)	(313,046)	(768,814)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Licenses	-	(85,567)	(89,599)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes Payable	126,800	-	126,800
Contributions of Members’ Equity	307,000	430,000	737,100

Net Cash Provided by Financing Activities	433,800	430,000	863,900

NET CHANGE IN CASH	(7,373)	31,387	5,487

CASH, BEGINNING OF PERIOD	12,860	100	-

CASH, END OF PERIOD	$5,487	$31,487	$5,487

NON CASH SUPPLEMENTAL INFORMATION:
Members’ Equity Issued for License	$-	$11,000	$11,100
Notes Receivable and Payable Through
Intermediary Entity	$55,776	$-	$55,776
Long Term Payable for License	$82,646	$82,646	$82,646

See accompanying notes and accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

SEPTEMBER 30, 2010 AND 2009

NOTE 1 – ORGANIZATION AND BUSINESS OVERVIEW

Pathfinder, LLC, a Massachusetts limited liability company, was formed on September 16, 2008 to engage in acquisition, licensing and commercialization of intellectual property and research and development capabilities in the field of biomedical technology.  The Company operates as a regenerative medicine company that develops cell-based therapies for the treatment of diabetes, renal diseases, myocardial infarction, and diseases characterized by organ specific cell damage.

The Company faces certain risks and uncertainties similar to those faced by other bio technology companies including its ability to obtain additional funding; the success and timetable of its clinical trials, its future profitability, uncertainty regarding development and commercialization of the Company’s product candidates, competition and technology change and government regulations, including the need for product approvals.

The financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and its liabilities in the normal course of business.  The Company has not generated any revenues and has incurred losses totaling $1,125,724 for the period November 4, 2008 (Inception) to September 30, 2010.  The Company has had very little operating history to date.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary to the recoverability and classification of the recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company may need to raise additional capital in order for it to reach a point of profitability.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”.  The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital, obtaining license agreements and engaging in research and development activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

See accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

SEPTEMBER 30, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recoverability of Long-Live Assets

The Company will review the recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment.  The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis.  If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.  Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, notes receivable, accounts payable and notes payable, approximate fair value because of the immediate or short-term maturity of these financial instruments.  The Company does not utilize derivative instruments.

Income Taxes

The Company is a limited liability company treated as a partnership entity.  As such, the company is not a taxable entity for U.S. federal income tax purposes.  Rather, federal taxable income or loss is included in the respective federal income tax returns of the Company’s members.

Research and Development

All research and development costs are charged to operations as incurred.

Revenue Recognition

As the Company is considered a development stage enterprise, no revenues have been derived to date from its principal operations.

Subsequent Events

The Company has evaluated subsequent events through December 16, 2010, the date these financial statements were issued.  See Note 7 to these financial statements for a description of events occurring subsequent to September 30, 2010.

NOTE 3 – NOTES RECEIVABLE
	2010	2009

Notes receivable, interest at 6%	$55,776	$-

Notes receivable are due and payable on the earlier to occur of the first anniversary date or the closing of the merger with SyntheMed, Inc. and SYMD Acquisition Sub Inc. (See Note 8).

See accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

SEPTEMBER 30, 2010 AND 2009

NOTE 4 – LICENSE AGREEMENTS

The Company has entered into a business agreement with Massachusetts General Hospital (MGH) for the exclusive rights of the patented technology related to the application of the Hospitalization Regenerative Technology.  The agreement terminates when the last issued patent expires or is abandoned.  Additionally, prior to the achievement of the Company’s first commercial sale, additional license fees are due and payable beginning in 2011 and range from $5,000 in 2011 to $150,000 in 2016 and thereafter.

The Company has entered into a license agreement with a University for the rights of potential technology related to the application of cell regeneration in developing cell based therapies for diabetes and other progressive degenerative conditions.  The agreement terminates when the last patent expires or fifteen years from the date of the first commercial sale of a product.

The Company is amortizing the licenses over a fifteen year period.  Amortization expense for the nine months ended September 30, 2010 and 2009 was $9,167 and $5,386, respectively.  Amortization for the period November 4, 2008 (Inception) to September 30, 2010 was $17,609.  The Company’s management has determined that the fair value of the licenses exceed the book value and thus no further impairment or amortization is necessary as of September 30, 2010.

NOTE 5 – LONG TERM PAYABLE

Long term payable consists of the following:
	2010	2009

Payable, MGH, License Agreement (Principal & Interest)	$86,337	$83,806

Less: Current Portion	(5,000)	-
	$81,337	$83,806

Amounts due on long term payable for each of the next four years is estimated as follows:

2011	$5,000
2012	-
2013	7,681
2014	73,656
$86,337

See accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

SEPTEMBER 30, 2010 AND 2009

NOTE 6 – MEMBERS’ EQUITY

Members’ Equity is comprised of the following:

	Membership Units	Percentage of Interest

Class A	5,250,000	52.50%

Class B	2,000,000	20.00%

Class C	1,375,000	13.75%

Class D	1,375,000	13.75%

Total	10,000,000	100.00%

NOTE 7 – NOTES PAYABLE

	2010	2009

Notes payable	$182,576	$-

The notes payable have an interest rate of 6% and are due and payable on the earlier to occur of the first anniversary of the note or the closing of the proposed merger with SyntheMed, Inc. and SYMD Acquisition Sub Inc. (See note 8).  The payee may elect to convert all or a portion of the outstanding principal to equity securities of SyntheMed, Inc. for the subscription price thereof in connection with the proposed merger.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Effective September 14, 2010, the Company entered into an agreement (the “Credit Agreement”) with SyntheMed, Inc. a Delaware corporation (“Borrower”), pursuant to which the Company agreed to make revolving loans to SyntheMed, Inc. from time to time until December 31, 2010 or such earlier date as the Company shall determine in its sole and absolute discretion, in amounts requested by the corporation and approved by the Company provided that the Company agreed to fund a minimum amount equal to the borrowers wage and payroll tax obligations for so long as the funding commitment remains in effect.  Borrowings under the Credit Agreement, which are to be evidenced by a note issued at the time of each borrowing, bear interest at 6% per annum, and become due and payable on demand on the first anniversary of such borrowing or the earlier to occur of a change of control of the Borrower, as defined in the Credit Agreement.  Upon the occurrence of an event of default, the interest rate on outstanding principal amounts increases to 10% per annum.  The obligations under the Credit Agreement and notes issued there under are secured by a lien in favor of the Company on substantially all of the borrower’s assets.  Through December 16, 2010, SyntheMed, Inc. has borrowed approximately $430,000.

See accountant’s review report

PATHFINDER, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

SEPTEMBER 30, 2010 AND 2009

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

In order to fund the credit agreement the Company has issued additional notes payable (See note 7) with interest at 6% totaling $700,000.

Contemporaneous with the execution of the credit agreement, the Company entered into a non-binding letter of intent (amended on November 4, 2010) relating to a proposed business combination with SyntheMed, Inc.  As presently contemplated, upon consummation of the proposed transaction, the Company would become a wholly-owned subsidiary of SyntheMed, Inc., who would issue to the members of the Company a substantial controlling equity interest in SyntheMed, Inc. and SyntheMed’s Board of Directors and management would be replaced by individuals designated by The Company.  Consummation of the proposed transaction is subject to negotiation and execution of a definitive agreement which is anticipated to contain a number of closing conditions including, without limitation, approval by SyntheMed, Inc.’s shareholders of an amendment to the Company’s Certificate of Incorporation to make available a sufficient number of shares of common stock for issuance in the transaction.  Two of the borrower’s directors are directors and founding principals of the Company, and one of such directors of the borrower is the principal executive officer of the Company.

As part of the MGH license agreement, the Company is contingently obligated in the event that the Company is acquired or substantially all of the Company’s assets are acquired.  The Company is obligated to pay MGH 3% of the price received.

In 2009, the Company entered into a Research agreement with a University whereby the University will conduct further research on behalf of the Company relating to the technology licensed by the Company from the University.  Under the agreement, the Company is obligated to pay a total of $471,000, divided into three milestone payments, with the last payment due upon the submission of the final report.  Through September 30, 2010, the Company paid $393,000 under this agreement.

See accountant’s review report

Annex A

AGREEMENT AND PLAN OF MERGER

among:

SYNTHEMED, INC.,
a Delaware corporation;

SYMD ACQUISITION SUB, INC.,
a Massachusetts corporation; and

PATHFINDER, LLC,
a Massachusetts limited liability company

Dated as of December 22, 2010

Annex A

TABLE OF CONTENTS

i

Annex A

3.14	Labor; Employee Benefits	26
3.15	Disclosure	27
3.16	Brokers; Fees and Expenses	27
3.17	Interests of Officers, Managers and Members	27
SECTION 4 CERTAIN PRE-CLOSING COVENANTS		27
4.1	Access and Investigation	27
4.2	[omitted]	28
4.3	Operation of Business	28
4.4	No Control of SyntheMed’s Business	29
4.5	[omitted]	30
4.6	SyntheMed Proxy Statement; Pathfinder Information Statement	30
4.7	SyntheMed Stockholders’ Meeting	30
4.8	Pathfinder Members’ Meeting	31
4.9	Regulatory Approvals	32
4.10	Disclosure	32
4.11	[omitted]	32
4.12	Resignation of Officers and Directors	32
4.13	[omitted]	33
4.14	Rule 16b-3	33
4.15	Employment; Employee Benefits	33
4.16	State Takeover Laws	33
4.17	Board of Directors; Officers	33
4.18	Charter Amendment	33
4.19	Indemnification of Officers and Directors	33
4.20	Capital Raise	34
SECTION 5 CONDITIONS PRECEDENT TO OBLIGATIONS OF PATHFINDER		35
5.1	Accuracy of Representations and Warranties	35
5.2	Performance of Covenants	35
5.3	Securities Law Compliance	35
5.4	Stockholder Approval	35
5.5	Dissenters’ Rights	36
5.6	[omitted]	36
5.7	No Material Adverse Effect	36
5.8	Consents	36
5.9	No Restraints	36
5.10	No Litigation	36
5.11	[omitted]	36
5.12	[omitted]	36
5.13	Resignations	36
5.14	Ancillary Agreements and Deliveries	37
SECTION 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF SYNTHEMED		37
6.1	Representations and Warranties	37
6.2	Performance of Covenants	37
6.3	Securities Law Compliance	37
6.4	Stockholder Approval	37
6.5	No Material Adverse Effect	38
6.6	Consents	38
6.7	No Restraints	38
6.8	No Litigation	38
6.9	Pathfinder Member Certifications	38
6.10	Ancillary Agreements and Deliveries	38
SECTION 7 TERMINATION		39
7.1	Termination	39
7.2	Effect of Termination	41
7.3	Expenses	41

ii

Annex A

SECTION 8 MISCELLANEOUS PROVISIONS		41
8.1	Amendment	41
8.2	Remedies Cumulative; Waiver	41
8.3	No Survival	42
8.4	Entire Agreement	42
8.5	Execution of Agreement; Counterparts; Electronic Signatures	42
8.6	Governing Law	42
8.7	Consent to Jurisdiction; Venue	42
8.8	WAIVER OF JURY TRIAL	43
8.9	Disclosure Schedules	43
8.10	[Omitted]	43
8.11	Assignments and Successors	43
8.12	No Third Party Rights	44
8.13	Notices	44
8.14	Cooperation; Further Assurances	45
8.15	Construction; Usage	45
8.16	Enforcement of Agreement	46
8.17	Severability	46
8.18	Time of Essence	46

 EXHIBITS/DISCLOSURE SCHEDULES

EXHIBITA-DEFINEDTERMS

SYNTHEMED DISCLOSURE SCHEDULES

PATHFINDER DISCLOSURE SCHEDULES

iii

Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of December22, 2010, by and among SYNTHEMED, INC. , a Delaware corporation (“SyntheMed”), SYMD ACQUISITION SUB, INC,  a newly-formed Massachusetts corporation and a wholly-owned subsidiary of SyntheMed (“Merger Sub”), and PATHFINDER, LLC , a Massachusetts limited liability company (“Pathfinder”).  Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.           SyntheMed, Merger Sub and Pathfinder intend to effect a merger of Pathfinder with and into Merger Sub in accordance with the Massachusetts Limited Liability Company Act (the “MLLCA”) and the Massachusetts Business Corporation Act (“MBCA”) and this Agreement (the “Merger “).  Upon consummation of the Merger, the separate existence of Merger Sub will cease, and Pathfinder will continue to be governed by the laws of Massachusetts.

B.           It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

C.           The board of directors of SyntheMed and Merger Sub and the sole manager of  Pathfinder have each adopted a resolution approving and declaring the advisability of this Agreement, the Merger and each of the other Contemplated Transactions, as applicable.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

DESCRIPTION OF TRANSACTION

1.1         Merger of Merger Sub with and into Pathfinder.

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Pathfinder, and the separate existence of Merger Sub shall cease.  Following the Effective Time, Pathfinder shall continue as the surviving entity (the “Surviving Entity”).

1.2         Effect of the Merger.

The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MLLCA and MBCA.

Annex A

1.3         Closing; Effective Time.

The consummation of the Merger (the “Closing”) shall take place at the offices of Eilenberg & Krause LLP, 11 E. 44th St., 19th Floor, New York, New York 10017, at 10:00 a.m. on a date to be agreed upon in writing by SyntheMed and Pathfinder (the “Closing Date”), which shall be no later than the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 5 and 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).  Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the MLLCA and MBCA (the “Certificate of Merger”) shall be duly executed by Pathfinder and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of the Commonwealth of Massachusetts (the “Secretary of Commonwealth”). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of Commonwealth or (b) such later date and time as may be specified in the Certificate of Merger with the Consent of the Parties. The date and time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

1.4         Certificate of Organization and Operating Agreement; Directors and Officers.

(a)          At the Effective Time, the certificate of organization of the Surviving Entity shall be the certificate of organization of Pathfinder as existing immediately prior to the Effective Time;

(b)          At the Effective Time, the operating agreement of the Surviving Entity shall be the operating agreement of Pathfinder as existing immediately prior to the Effective Time;

(c)          Immediately prior to the Effective Time, the certificate of incorporation of SyntheMed shall be amended as provided in the SyntheMed Charter Amendment; and

(d)          Immediately after the Effective Time, the directors and officers of SyntheMed  and the manager(s) of the Surviving Entity shall be the respective individuals who are designated by Pathfinder, and the manager(s) of the Surviving Entity shall be the manager(s) of Pathfinder immediately prior to the Effective Time.

1.4A          SyntheMed Charter Amendment.

(a)          Immediately prior to the Effective Time, and subject to receipt of the requisite stockholder approval at the SyntheMed Stockholders’ Meeting, SyntheMed shall:

(i)          cause an appropriate filing to be made with the Secretary of State of Delaware, in the form of a certificate of amendment to the existing Restated Certificate of Incorporation of SyntheMed (the “SyntheMed Charter Amendment”), whereby, without any further action on the part of SyntheMed, Pathfinder or any stockholder of SyntheMed:

(A)     the number of shares of authorized SyntheMed Common Stock shall be increased to 1,000,000,000 (the “SyntheMed Capital Increase”);

(B)     the name of SyntheMed shall be changed to “Pathfinder Cell Therapy, Inc.” (the “SyntheMed Name Change”); and

(C)     such other action shall be taken by virtue of, and such other terms and provisions shall be contained in, the SyntheMed Charter Amendment as SyntheMed and Pathfinder shall mutually agree.

2

Annex A

1.5         Conversion of Membership Units.

(a)          At the Effective Time, by virtue of the Merger and without any further action on the part of SyntheMed, Merger Sub or Pathfinder or any of their respective stockholders or members, as applicable:

(i)           each Membership Unit of Pathfinder then held by Pathfinder or any wholly owned Subsidiary of Pathfinder (or held in Pathfinder’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)          each Membership Unit of Pathfinder then held by SyntheMed, Merger Sub or any wholly-owned Subsidiary of SyntheMed shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(iii)         subject to Section 1.5(c), each Membership Unit of Pathfinder outstanding immediately prior to the Effective Time (excluding Membership Units, if any, to be cancelled pursuant to Sections 1.5(a)(i) and 1.5(a)(ii)) shall be converted solely into the right to receive a number of shares of SyntheMed Common Stock equal to the Exchange Ratio; and

(iv)         each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one [Class A Membership Unit] of the Surviving Entity.

(b)          No fractional shares of SyntheMed Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Pathfinder Membership Units who would otherwise be entitled to receive a fraction of a share of SyntheMed Common Stock (after aggregating all fractional shares of SyntheMed Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be entitled to receive one full share of SyntheMed Common Stock.

(c)          If any Pathfinder Membership Units outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted unit purchase agreement or other agreement with Pathfinder, then the shares of SyntheMed Common Stock issued in exchange for such Pathfinder Membership Units will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of SyntheMed Common Stock shall accordingly be marked with appropriate legends.

3

Annex A

1.6         Pathfinder Equity Options.

(a)          Subject to Section 1.6(c), at the Effective Time, each Pathfinder Equity Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase SyntheMed Common Stock, and SyntheMed shall assume each such Pathfinder Equity Option in accordance with the terms (as in effect as of the date of this Agreement) of the Pathfinder Equity Plan, if any, under which such Pathfinder Equity Option was issued and the terms of the Pathfinder Equity Option agreement by which such Pathfinder Equity Option is evidenced. All rights with respect to Pathfinder Membership Units under Pathfinder Equity Options assumed by SyntheMed shall thereupon be converted into rights with respect to SyntheMed Common Stock upon the terms and conditions contained herein.  Accordingly, from and after the Effective Time: (i) each Pathfinder Equity Option assumed by SyntheMed may be exercised solely for shares of SyntheMed Common Stock; (ii) the number of shares of SyntheMed Common Stock subject to each Pathfinder Equity Option assumed by SyntheMed shall be determined by multiplying (A) the number of Pathfinder Membership Units that were subject to such Pathfinder Equity Option, as in effect immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of SyntheMed Common Stock; (iii) the per share exercise price for the SyntheMed Common Stock issuable upon exercise of each Pathfinder Equity Option assumed by SyntheMed shall be determined by dividing (A) the per Membership Unit exercise price of Pathfinder Membership Units subject to such Pathfinder Equity Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Pathfinder Equity Option assumed by SyntheMed shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Pathfinder Equity Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Pathfinder Equity Option, such Pathfinder Equity Option assumed by SyntheMed in accordance with this Section 1.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to SyntheMed Common Stock occurring after the date of this Agreement; and (B) SyntheMed’s board of directors or a committee thereof shall succeed to the authority and responsibility of Pathfinder’s governing corporate body with respect to each Pathfinder Equity Option assumed by SyntheMed. Notwithstanding anything to the contrary in this Section 1.6(a), the conversion of each Pathfinder Equity Option into an option to purchase shares of SyntheMed Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Pathfinder Equity Option shall not constitute a “modification” of such Pathfinder Equity Option for purposes of Section 409A or Section 424 of the Code.  As soon as practicable after the Effective Time, SyntheMed shall provide the holder of each Pathfinder Equity Option with written confirmation of the number of shares of SyntheMed Common Stock exercisable by such holder, the per share exercise price therefor and other relevant details with respect to such holder’s Pathfinder Equity Option assumed by SyntheMed at the Effective Time pursuant to the Merger.

(b)          SyntheMed shall file with the SEC, no later than 60 days after the Effective Time, a registration statement on Form S-8, if available for use by SyntheMed, relating to the shares of SyntheMed Common Stock issuable with respect to Pathfinder Equity Options assumed by SyntheMed in accordance with Section 1.6(a).

(c)          Prior to the Effective Time, Pathfinder shall take all actions that may be necessary (under the Pathfinder Equity Plan, if any, the Pathfinder Equity Option agreements and otherwise) to effectuate the provisions of this Section 1.6 and to ensure that, from and after the Effective Time, holders of Pathfinder Equity Options  have no rights with respect thereto other than those specifically provided in this Section 1.6.

1.7         Cancellation of Credit and Security Agreement.

At the Effective Time, the Credit and Security Agreement shall be deemed cancelled and of no further force or effect, and any and all amounts then owing by SyntheMed to Pathfinder thereunder (including under any notes issued by SyntheMed thereunder) shall be deemed forgiven.

1.8         Issuance of SyntheMed Common Stock Certificates.

(a)          As soon as reasonably practicable after the Effective Time, SyntheMed shall direct the transfer agent for its Common Stock to issue and deliver to each record holder of Membership Units immediately prior to the Effective Time a certificate representing the number of whole shares of SyntheMed Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5.

4

Annex A

(b)          SyntheMed, Pathfinder and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Pathfinder Membership Units such amounts, if any, as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.9         Securities Act Exemption; Restricted Stock.

(a)          The offer and sale of SyntheMed Common Stock pursuant to this Agreement and the Merger is being made in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 promulgated thereunder and/or pursuant to Regulation S promulgated under the Securities Act.  The Parties shall take any and all such action as shall be necessary or desirable to establish reliance upon such provisions including, without limitation, obtaining appropriate representations from Pathfinder members.

(b)          The SyntheMed Common Stock to be issued pursuant to the Merger shall not have been registered when issued and shall be characterized upon issuance as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing SyntheMed Common Stock to be issued pursuant to the Merger shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF THE COMPANY’S LEGAL COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

1.10       Tax Consequences.

For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.11       Further Action.

If, at any time after the Effective Time, any further action is determined by SyntheMed to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full right, title and possession of and to all rights and property of Merger Sub and Pathfinder, the officers and directors of the Surviving Entity shall be fully authorized (in the name of Pathfinder, Merger Sub and otherwise) to take such action.

5

Annex A

SECTION 2

REPRESENTATIONS AND WARRANTIES OF SYNTHEMED AND MERGER SUB

Each of SyntheMed and Merger Sub represents and warrants to Pathfinder as follows except as set forth in the SyntheMed Disclosure Schedule:

2.1         Organization and Good Standing.

(a)          SyntheMed is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power to conduct its business as now being conducted, to own or use the respective properties and assets it purports to own or use, and to perform all of its obligations under SyntheMed Contracts.  SyntheMed is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to result in a SyntheMed Material Adverse Effect.

(b)          Part 2.1(b) of the SyntheMed Disclosure Schedule lists, and SyntheMed has delivered to Pathfinder copies of each of its Organizational Documents, each as currently in effect. Other than Merger Sub, which is a newly formed wholly-owned Subsidiary of SyntheMed, SyntheMed has no Subsidiaries and owns no equity interests in any other Entity.

2.2         Authority; No Conflict.

(a)          SyntheMed has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby (collectively, the “Contemplated Transactions”), subject to obtaining the Required SyntheMed Stockholder Vote and the filing of the Certificate of Merger required by the MLLCA and MBCA.  The execution and delivery of this Agreement by SyntheMed and the consummation by SyntheMed of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of SyntheMed are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than approval of the SyntheMed Charter Amendment by the holders of a majority of the outstanding shares of SyntheMed Common Stock and, though not required by law, approval of the Merger and the SyntheMed Stock Option Plan Increase by the holders of a majority of the outstanding shares of SyntheMed Common Stock present at the meeting and entitled to vote (the “Required SyntheMed Stockholder Vote”) and the filing of appropriate merger documents as required by the MLLCA and MBCA). The board of directors of SyntheMed has unanimously approved this Agreement, declared it to be advisable and subject to Section 4.7(c) resolved to recommend to the stockholders of SyntheMed that they vote in favor of the adoption of this Agreement in accordance with the DGCL.  This Agreement has been duly and validly executed and delivered by SyntheMed and constitutes the legal, valid and binding obligations of SyntheMed, enforceable against SyntheMed in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

6

Annex A

(b)          Except as set forth in Part 2.2(b) of the SyntheMed Disclosure Schedule and subject to obtaining the Required SyntheMed Stockholder Vote and filing of the Certificate of Merger required by the DGCL, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the SyntheMed Corporations, or (B) any resolution adopted by the board of directors or the stockholders of any of the SyntheMed Corporations; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the SyntheMed Corporations, or any of the assets owned or used by any of the SyntheMed Corporations, is or may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the SyntheMed Corporations, or that otherwise relates to the business of, or any of the assets owned or used by, any of the SyntheMed Corporations; (iv) cause any of the SyntheMed Corporations to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by any of the SyntheMed Corporations to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or create or give rise to any rights to or in any third Person to any payment of royalties or license fees, any rights to data or return of data or records, or to a right to terminate or amend any SyntheMed Contract, including, without limitation, any license agreement, distribution agreement, development agreement, clinical trial agreement or other Contract affecting the rights of any SyntheMed Corporation or its respective Affiliates or any of SyntheMed Corporation’s products, whether to use, manufacture, develop, distribute, or market any of such products currently in clinical trial, development or otherwise; (vii) require a Consent from any Person, including, without limitation, any licensor of any product being developed by any SyntheMed Corporation or any of its respective Affiliates, or which is the subject of any clinical trial or other investigational or developmental or clinical trial program by any SyntheMed Corporation or any of its respective Affiliates; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the SyntheMed Corporations, except, in the case of clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent SyntheMed from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a SyntheMed Material Adverse Effect.

(c)          The execution and delivery of this Agreement by SyntheMed do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by SyntheMed will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or “blue sky” laws (“Blue Sky Laws”), (B) the filing of the SyntheMed Charter Amendment and (C) the filing of a Certificate of Merger as required by the MLLCA and MBCA, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent SyntheMed from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a SyntheMed Material Adverse Effect.

7

Annex A

2.3         Capitalization.

(a)          The authorized capital stock of SyntheMed consists of 150,000,000 shares of SyntheMed Common Stock and 5,000,000 shares of SyntheMed Preferred Stock, of which 200,000 shares have been designated as Series D Junior Participating Preferred Stock. As of the date hereof, (i) 110,055,964 shares of SyntheMed Common Stock are issued and outstanding, all of which have been duly authorized and validly issued, and are fully paid and nonassessable, (ii) 9,937,283 shares of SyntheMed Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to the SyntheMed Stock Plans (the “SyntheMed Stock Options”), (iii) 200,000 shares of SyntheMed Common Stock are reserved for issuance upon the exercise of outstanding stock options granted outside of the SyntheMed Stock Plans, (iv) 20,540,000 shares of SyntheMed Common Stock are reserved for issuance upon exercise of warrants of SyntheMed (the “SyntheMed Warrants”), (v) zero shares of SyntheMed Common Stock are held in the treasury of SyntheMed, (vi) 827,802 shares of SyntheMed Common Stock are reserved for issuance pursuant to SyntheMed Stock Options not yet granted, and (vii) 200,000 shares of SyntheMed Preferred Stock (designated Series D Junior Participating Preferred Stock, par value $0.001 per share) are reserved for issuance upon exercise of the Rights issued pursuant to the Rights Agreement dated as of May 20, 2008 between SyntheMed and American Stock Transfer & Trust Company, as Rights Agent, (the “SyntheMed Rights Agreement”).  No shares of SyntheMed Preferred Stock are outstanding.  There are not any bonds, debentures, notes or other indebtedness or, except as described in the immediately preceding sentence, securities of SyntheMed having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SyntheMed may vote. Except as set forth in the second sentence of this Section 2.3, as of the date hereof, no shares of capital stock or other voting securities of SyntheMed are issued, reserved for issuance or outstanding.

(b)          Except as set forth in this Section 2.3 or in Part 2.3 of the SyntheMed Disclosure Schedule, there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character (collectively, “Options”) relating to the issued or unissued capital stock of any of the SyntheMed Corporations, or obligating any of the SyntheMed Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, SyntheMed or any of its Subsidiaries.

(c)          All shares of SyntheMed Common Stock subject to issuance as described above on or before the Closing will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. None of the SyntheMed Corporations has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of SyntheMed Common Stock or any capital stock of any of SyntheMed’s Subsidiaries, or make any investment (in the form of a loan, capital contribution or otherwise) in any of SyntheMed’s Subsidiaries or any other Person. Each outstanding share of capital stock of each of SyntheMed’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by SyntheMed or another SyntheMed Corporation and is free and clear of all Encumbrances. None of the outstanding equity securities or other securities of any of the SyntheMed Corporations was issued in violation of the Securities Act or any other Legal Requirement. None of the SyntheMed Corporations owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of SyntheMed) or any direct or indirect equity or ownership interest in any other business. None of the SyntheMed Corporations is or has ever been a general partner of any general or limited partnership.

8

Annex A

2.4         SEC Reports.

(a)          SyntheMed has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2009 (such documents, as supplemented or amended since the time of filing, the “SyntheMed SEC Reports”). The SyntheMed SEC Reports (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOX, including in each case, the rules and regulations thereunder and (ii) except to the extent that information contained in any SyntheMed SEC Reports has been revised, modified or superseded (prior to the date of this Agreement) by a later filed SyntheMed SEC Report, did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of SyntheMed is or has been required to file any form, report, registration statement or other document with the SEC. SyntheMed maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; and such controls and procedures are designed to ensure that all material information concerning SyntheMed and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of SyntheMed’s filings with the SEC and other public disclosure documents. As used in this Section 2.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. With respect to SyntheMed’s Annual Report on Form 10-K for each fiscal year of SyntheMed beginning on or after January 1, 2009 and SyntheMed’s Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of such fiscal years of SyntheMed, all certifications and statements with respect thereto and required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations of the SEC promulgated thereunder, complied with such rules and regulations and the statements contained in such certifications statements were true and correct as of the date of the filing thereof.

(b)          Since January 1, 2009, neither SyntheMed nor any of its Subsidiaries or, to SyntheMed’s Knowledge, any Representative of SyntheMed or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of SyntheMed or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that SyntheMed or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(c)          The SyntheMed Corporations have implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since January 1, 2009, (A) there have not been any changes in the SyntheMed Corporations’ internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the SyntheMed Corporations’ internal control over financial reporting; (B) all significant deficiencies and material weaknesses in the design or operation of the SyntheMed Corporations’ internal control over financial reporting which are reasonably likely to adversely affect the SyntheMed Corporations’ ability to record, process, summarize and report financial information have been disclosed to SyntheMed’s outside auditors and the audit committee of SyntheMed’s board of directors, and (C) there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the SyntheMed Corporations’ internal control over financial reporting.

(d)          SyntheMed is, and since January 1, 2009 has been, in compliance with the applicable provisions of SOX.

9

Annex A

2.5         Financial Statements.

The financial statements and notes contained or incorporated by reference in the SyntheMed SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC (including Regulation S-X) as of the date of the filing of such reports; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes to the extent permitted by Regulation S-X and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the SyntheMed Corporations as of the respective dates thereof and the consolidated results of operations, changes in stockholders’ equity and cash flows of the SyntheMed Corporations as at the respective dates of and for the periods referred to in such financial statements. The financial statements referred to in this Section 2.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than SyntheMed and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of SyntheMed.

2.6         Proprietary Rights.

(a)          Registered IP. Part 2.6 (a) of the SyntheMed Disclosure Schedule contains a complete and accurate list of all Registered IP owned or purported to be owned by or filed in the name of any SyntheMed Corporation, which list identifies (i) the jurisdiction in which each item of Registered IP has been registered or filed, and (ii) any item of Registered IP that is jointly owned with any other Person.

(b)          Third Party IP and Inbound Licenses. Part 2.6 (b) of the SyntheMed Disclosure Schedule contains a complete and accurate list of all Intellectual Property Rights or Intellectual Property licensed to any SyntheMed Corporation (other than non-customized, executable code, internal use software licenses for software that is not incorporated into, or used directly in the development, manufacturing, or distribution of, any SyntheMed Corporation’(s) products or services and that is generally available on standard terms for less than $2,000), and the corresponding Contracts in which such Intellectual Property Rights or Intellectual Property is licensed to any SyntheMed Corporation (all of which, except as indicated on the Disclosure Disclosure, are deemed to be SyntheMed Material Contracts for purposes of Section 2.14).

(c)          Outbound Licenses. Part 2.6 (c) of the SyntheMed Disclosure Schedule contains a complete and accurate list of all Contracts currently in effect in which any Person has been granted any license under, or otherwise transferred or conveyed any right or interest in, any SyntheMed IP. No SyntheMed Corporation is bound by, and no SyntheMed IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any SyntheMed Corporation to use, exploit, assert, or enforce the SyntheMed IP anywhere in the world which limitations or restrictions would reasonably be expected to have a SyntheMed Material Adverse Effect.

(d)          Demand Letters. Part 2.6 (d) of the SyntheMed Disclosure Schedule contains a complete and accurate list (and SyntheMed has provided true, complete and accurate copies to Pathfinder) of all letters and other written or electronic communications or correspondence since January 1, 2004 between any SyntheMed Corporation or any of their respective Representatives and any other Person regarding any actual, alleged, possible, potential, or suspected infringement or misappropriation of SyntheMed IP, along with a brief description of the current status of each such matter.

10

Annex A

(e)          Ownership Free and Clear. The SyntheMed Corporations exclusively own all right, title, and interest to and in the SyntheMed IP (other than Intellectual Property Rights exclusively licensed to any SyntheMed Corporation, as identified in Part 2.6 (b) of the SyntheMed Disclosure Schedule) free and clear of any Encumbrances other than Encumbrances in favor of Pathfinder (other than non-exclusive licenses granted pursuant to the license agreements listed in Part 2.6 (c) of the SyntheMed Disclosure Schedule).

(f)          Valid and Enforceable. To SyntheMed’s Knowledge, all SyntheMed IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:

(i)           Each U.S. patent application and U.S. patent owned by any SyntheMed Corporation was filed within one year of a printed publication, public use, or offer for sale of each invention described in the U.S. patent application or U.S. patent. Each foreign patent application and foreign patent owned by any SyntheMed Corporation was filed or claims priority to a patent application filed prior to each invention described in the foreign patent application or foreign patent being made available to the public. No trademark or trade name owned, used, or applied for by any SyntheMed Corporation conflicts or interferes with any trademark or trade name owned, used, or applied for by any other Person. SyntheMed has no Knowledge with respect to and is not aware of any other basis for a claim that any of the SyntheMed IP is invalid or unenforceable.

(ii)          All SyntheMed IP that is Registered IP is in compliance with all formal Legal Requirements and all filings, payments, and other actions required to be made or taken to maintain such Registered IP in full force and effect have been made by the applicable deadline. Part 2.6 (f)(ii) of the SyntheMed Disclosure Schedule contains a complete and accurate list of all actions, filings, and payments that must be taken or made through March 31, 2011 in order to maintain such Registered IP in full force and effect.

(iii)         No Legal Proceeding (including any interference, opposition, reissue, or reexamination proceeding) is pending or, to SyntheMed’s Knowledge, threatened, and there has been no Legal Proceeding, in which the scope, validity, or enforceability of any SyntheMed IP is being, has been, or could reasonably be expected to be contested or challenged.

(g)          Trade Secrets. Each SyntheMed Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its respective rights in its respective Trade Secrets.

(h)          Employees and Contractors. All employees and contractors of any SyntheMed Corporation who were involved in the creation or development of the SyntheMed IP have signed agreements containing intellectual property assignments and confidentiality provisions. No past or present shareholder, officer, director, or employee of any SyntheMed Corporation has any claim, right, or interest to or in any SyntheMed IP.

(i)           Chain of Title. SyntheMed has properly recorded assignments from all named inventors for all patents and patent applications included in the Registered IP owned or purported to be owned by any SyntheMed Corporation.

(j)           Impairment of Goodwill. The goodwill associated with or inherent in the each SyntheMed Corporation’s respective trademarks (both registered and unregistered) has not been impaired.

11

Annex A

(k)         Infringement of SyntheMed IP by Third Parties. To SyntheMed’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any SyntheMed IP.

(l)           Government Rights. No government funding or personnel were used, directly or indirectly, to develop or create, in whole or in part, any SyntheMed IP.

(m)         Effects of This Transaction. Neither the execution or delivery of this Agreement nor the performance of this Agreement and the consummation of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance or restriction on, any SyntheMed IP or any license to Intellectual Property or Intellectual Property Rights held by any SyntheMed Corporation; (ii) a breach of any license agreement listed or required to be listed in Part 2.6(b) of the SyntheMed Disclosure Schedule; (iii) the release or delivery of any SyntheMed IP to any other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the SyntheMed IP.

(n)          No Infringement of Third Party IP Rights. To SyntheMed’s Knowledge, no SyntheMed Corporation has ever infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any other Person, which infringement or misappropriation would reasonably be expected to have a SyntheMed Material Adverse Effect. Without limiting the generality of the foregoing, to SyntheMed’s Knowledge no product, information, or service ever manufactured, produced, distributed, published, used, provided, or sold by or on behalf of any SyntheMed Corporation, and no Intellectual Property ever owned, used, or developed by any SyntheMed Corporation, has infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any other Person, which infringement or misappropriation would reasonably be expected to have a SyntheMed Material Adverse Effect.

(o)          Pending, Threatened, or Possible IP Infringement Claims. There are no pending or to SyntheMed’s Knowledge threatened infringement, misappropriation, or similar claims or Legal Proceedings against any SyntheMed Corporation or against any other Person who would be entitled to indemnification by any SyntheMed Corporation for such claim or Legal Proceeding. No SyntheMed Corporation has ever received any notice or other communication (in writing or otherwise) of any actual, alleged, possible, potential, or suspected infringement or misappropriation of any other Person’s Intellectual Property Rights by any SyntheMed Corporation or by any product or service developed, manufactured, distributed, provided, or sold by or on behalf of any SyntheMed Corporation.

(p)          Other Infringement Liability. Except as may be set forth in the SyntheMed Contracts listed on Parts 2.6 (b) and (c) of the SyntheMed Disclosure Schedule, no SyntheMed Corporation is bound by any Contract, or any commitment or promise, to indemnify any other Person for intellectual property infringement, misappropriation, or similar claims (other than the express infringement indemnities included in standard form sales or license agreements entered into by any SyntheMed Corporation in the ordinary course of business). No SyntheMed Corporation has assumed from any other Person any existing or potential liability for infringement, misappropriation, or violation of Intellectual Property Rights.

(q)          Infringement Claims Relating to Third Party IP Licensed to SyntheMed. To SyntheMed’s Knowledge there are no pending or threatened claims or proceedings involving Intellectual Property or Intellectual Property Rights licensed to any SyntheMed Corporation that could reasonably be expected to adversely affect the use or exploitation thereof by any SyntheMed Corporation or the manufacturing, distribution, or sale of any products or services currently being developed, offered, manufactured, distributed, or sold by any SyntheMed Corporation.

12

Annex A

(r)          Sufficiency. To SyntheMed’s Knowledge, each SyntheMed Corporation owns or otherwise has all Intellectual Property Rights needed to conduct their respective businesses as currently conducted or planned to be conducted.

(s)          Employee Issues. No current employee of any SyntheMed Corporation is subject to any Contract restricting him or her from performing his or her duties for any SyntheMed Corporation.

2.7         No Undisclosed Liabilities.

Except as set forth in Part 2.7 of the SyntheMed Disclosure Schedule, the SyntheMed Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate or otherwise), except for (a) liabilities or obligations reflected or reserved against in the SyntheMed Balance Sheet, or (b) current liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the SyntheMed Balance Sheet that, individually or in the aggregate, would not have a SyntheMed Material Adverse Effect.

2.8         Taxes.

(a)          Timely Filing of Tax Returns. SyntheMed has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. With respect to all tax years beginning on or after January 1, 2006, all Tax Returns filed by (or that include on a consolidated basis) SyntheMed were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects true, complete and correct and filed on a timely basis.

(b)          Payment of Taxes.  SyntheMed has, within the time and in the manner prescribed by law, paid (and until Closing will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

(c)          Withholding Taxes. SyntheMed has complied (and until the Closing will comply) with all applicable Legal Requirements relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under the Code or Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code, and similar provisions under any other laws) and has, within the times and in the manner prescribed by law, withheld from employee wages and paid over to proper Governmental Bodies all amounts required.

(d)          Qualification as a Reorganization. SyntheMed has not taken any action, nor to SyntheMed’s Knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e)          Section 355 Representation. SyntheMed has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

2.9         Employee Benefits.

Except as set forth in Part 2.9 of the SyntheMed Disclosure Schedule, SyntheMed does not maintain, or have any obligation to make contributions to, any Benefit Plan that is an employee benefit plan within the meaning of Section 3(3) of ERISA (an “ERISA Plan”), or any other Benefit Plan (a “Non-ERISA Plan”).  All such ERISA and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

13

Annex A

2.10       Compliance with Legal Requirements; Governmental Authorizations.

(a)          Except as set forth in Part 2.10 of the SyntheMed Disclosure Schedule, the SyntheMed Corporations are, and at all times since January 1, 2009 have been, in material compliance with each Legal Requirement that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets, including, without limitation, any regulation issued under any such Legal Requirement; no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) may constitute or result in a material violation by any of the SyntheMed Corporations of, or a substantial failure on the part of any of the SyntheMed Corporations to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any of the SyntheMed Corporations to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature; and none of the SyntheMed Corporations has received, at any time since January 1, 2009, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, (y) any actual, alleged, possible, or potential obligation on the part of any of the SyntheMed Corporations to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (z) any investigation with respect to any such Legal Requirement, including Legal Requirements of the United States Food and Drug Administration (the “FDA ”), the European Medicines Agency (“EMEA”) and other comparable Governmental Bodies. Set forth in Part 2.10 of the SyntheMed Disclosure Schedule is an accurate and complete list of all such material Governmental Authorizations from the FDA and the EMEA.

(b)          The SyntheMed Corporations have all material Governmental Authorizations required to conduct their respective businesses as now being conducted. Such Governmental Authorizations are valid and in full force and effect, and the SyntheMed Corporations and Persons acting in concert with and on behalf of the SyntheMed Corporations are in compliance in all material respects with all such Governmental Authorizations.

(c)          The SyntheMed Corporations and, to SyntheMed’s Knowledge, Persons acting in concert with and on behalf of any SyntheMed Corporation:

(i)           have not used in any capacity the services of any individual or Entity debarred, excluded, or disqualified under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a-7, 21 C.F.R. Section 312.70, or any similar laws, rules or regulations; and

(ii)          have not been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment, exclusion, or disqualification under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a-7, 21 C.F.R. Section 312.70, or any similar laws, rules regulations.

(d)          None of the SyntheMed Corporations, and (to the Knowledge of SyntheMed) no Representative of any SyntheMed Corporation with respect to any matter relating to any of the SyntheMed Corporations, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

14

Annex A

(e)          None of the SyntheMed Corporations, or, to SyntheMed’s Knowledge, Persons acting in concert with or on behalf of any SyntheMed Corporation, or, to SyntheMed’s Knowledge, any officers, employees or agents of the same has with respect to any product that is manufactured, tested, distributed, held or marketed by or on behalf of any SyntheMed Corporation made an untrue statement of a material fact or fraudulent statement to the FDA, the EMEA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA, the EMEA or any other Governmental Body, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the EMEA or any other Governmental Body to invoke any similar policy.

2.11       Environmental Matters.

None of the operations of the SyntheMed Corporations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 CFR Parts 260-270 or any state, local or foreign equivalent.

2.12       Legal Proceedings.

(a)          There is no pending Legal Proceeding (i) that has been commenced by or against any of the SyntheMed Corporations or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the SyntheMed Corporations, except for such Legal Proceedings as could not reasonably be expected to, individually or in the aggregate, result in a SyntheMed Material Adverse Effect, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, or (iii) against any director or officer of any of the SyntheMed Corporations pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

(b)          To SyntheMed’s Knowledge, (i) no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

2.13       Absence of Certain Changes and Events.

Except as set forth in Part 2.13 of the SyntheMed Disclosure Schedule, the SyntheMed SEC Reports filed prior to the date hereof or as otherwise expressly contemplated by this Agreement, since the date of the SyntheMed Balance Sheet, SyntheMed has conducted its businesses only in the ordinary course of business, consistent with past practices and there has not been

(a)          any SyntheMed Material Adverse Effect, and no event has occurred or circumstance exists that may result in a SyntheMed Material Adverse Effect;

(b)          any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of SyntheMed (whether or not covered by insurance) that has had or could reasonably be expected to have a SyntheMed Material Adverse Effect;

(c)          except in the ordinary course of business and consistent with past practice, any action by SyntheMed to (i) enter into or suffer any of the assets owned or used by it to become bound by any SyntheMed Material Contract, or (ii) amend or terminate, or waive any material right or remedy under any SyntheMed Material Contract; or

15

Annex A

(d)          any agreement or commitment to take any of the actions referred to in clause (c) above.

2.14       Contracts; No Defaults.

(a)          All agreements and obligations of SyntheMed that are material to the business and operations of SyntheMed or otherwise described in any of the paragraphs of Item 601(b) of Regulation S-K of the SEC (each, a “SyntheMed Material Contract.”), have been filed as exhibits to, or described in, the SyntheMed SEC Reports.

(b)          Each SyntheMed Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)          Except as set forth in Part 2.14(c) of the SyntheMed Disclosure Schedule: (i) none of the SyntheMed Corporations has violated or breached, or committed any default under, any SyntheMed Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a SyntheMed Material Adverse Effect; and, to the SyntheMed’s Knowledge, no other Person has violated or breached, or committed any default under, any SyntheMed Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a SyntheMed Material Adverse Effect; (ii) to SyntheMed’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any SyntheMed Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any SyntheMed Material Contract, (C) give any Person the right to accelerate the maturity or performance of any SyntheMed Material Contract, or (D) give any Person the right to cancel, terminate or modify any SyntheMed Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a SyntheMed Material Adverse Effect; and (iii) since January 1, 2009, none of the SyntheMed Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any SyntheMed Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a SyntheMed Material Adverse Effect.

2.15       Insurance.

The insurance policies owned and maintained by SyntheMed that are material to SyntheMed are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that SyntheMed is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and SyntheMed has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation. Part 2.15 of the SyntheMed Disclosure Schedule sets forth a true, correct and complete list of all such insurance policies.

16

Annex A

2.16       Labor Matters.

Except as disclosed in the SyntheMed SEC Reports, (i) none of the SyntheMed Corporations is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) none of the SyntheMed Corporations is the subject of any Legal Proceeding asserting that any of the SyntheMed Corporations has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dispute involving any of the SyntheMed Corporations pending or, to SyntheMed’s Knowledge, threatened; (iv) no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to SyntheMed’s Knowledge, threatened against any of the SyntheMed Corporations; (v) no grievance is pending or, to SyntheMed’s Knowledge, threatened against any of the SyntheMed Corporations; and (vi) none of the SyntheMed Corporations is a party to, or otherwise bound by, any Consent decree with, or citation by, any Governmental Body relating to employees or employment practices. Each of the SyntheMed Corporations has been and is in material compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, including, without limitation, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance.

2.17       Interests of Officers and Directors.

None of the officers or directors of any of the SyntheMed Corporations or any of their respective Affiliates (other than the SyntheMed Corporations), or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the SyntheMed Corporations, or in any supplier, distributor or customer of the SyntheMed Corporations, or any other relationship, contract, agreement, arrangement or understanding with the SyntheMed Corporations, except as disclosed in the SyntheMed SEC Reports and except for the normal rights of a stockholder and rights under SyntheMed Stock Options and SyntheMed Warrants.

2.18       Rights Plan; DGCL Section 203.

SyntheMed has approved an amendment to the SyntheMed Rights Agreement accelerating the expiration date of the SyntheMed Rights Agreement to the date of consummation of the Merger and shall as soon as reasonably practicable enter into such amendment with the rights agent. SyntheMed has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to Pathfinder with respect to or as a result of the Contemplated Transactions.

2.19       Brokers; Fees and Expenses.

No broker, finder, investment banker or other Person (other than the SyntheMed Financial Advisors) is entitled to any brokerage, finder or similar fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of any SyntheMed Corporation.

17

Annex A

2.20       Trading on OTCBB.

As of the date of this Agreement, shares of SyntheMed Common Stock are quoted for trading on the OTCBB and trading in SyntheMed Common Stock on the OTCBB has not been suspended.

2.21       Valid Issuance.

The SyntheMed Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

2.22       Disclosure.

None of the information supplied or to be supplied by or on behalf of SyntheMed for inclusion or incorporation by reference in (i) the SyntheMed Proxy Statement or other statement or report required to be filed by SyntheMed in connection with this Agreement or the Contemplated Transactions or (ii) any disclosure document delivered by Pathfinder to its members in connection with the Required Pathfinder Member Vote, will, at the time the same is filed with the SEC and/or mailed to the stockholders of SyntheMed or Pathfinder, as the case may be, or at the time of the SyntheMed Stockholders’ Meeting or Pathfinder Member’s Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The SyntheMed Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

2.23       SyntheMed Action.

(a)           The board of directors of SyntheMed (at a meeting duly called and held in accordance with the SyntheMed’s certificate of incorporation and bylaws) has unanimously (i) determined that this Agreement and the Merger are advisable and in the best interests of SyntheMed and its stockholders, (ii) duly and validly approved, adopted and declared advisable the Merger and this Agreement, and (iii) recommended the approval by the stockholders of SyntheMed of (A) the filing of the SyntheMed Charter Amendment, (B) the Merger and (C) the SyntheMed Stock Option Plan Increase, and directed that this Agreement be submitted to such stockholders for such approval, and, subject to the provisions of Section 4.7(c) after the date hereof, none of the aforementioned actions of the board of directors of SyntheMed have been amended, modified or rescinded.

(b)           The Required SyntheMed Stockholder Vote is the only vote of the holders of any class or series of SyntheMed’s capital stock necessary to approve the filing of the SyntheMed Charter Amendment,  the Merger and the SyntheMed Stock Option Plan Increase.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PATHFINDER.

Pathfinder represents and warrants to SyntheMed and Merger Sub as follows except as set forth in the Pathfinder Disclosure Schedule:

18

Annex A

3.1         Organization and Good Standing.

(a)                 Pathfinder is a limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as now being conducted, to own or use its properties and assets that it purports to own or use, and to perform all of its obligations under Contracts to which Pathfinder is party or by which Pathfinder or its assets are bound.  Pathfinder is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, result in a Pathfinder Material Adverse Effect.

(b)                 Part 3.1(b) of the Pathfinder Disclosure Schedule lists Pathfinder’s jurisdiction of organization and its members or other equity holders. Part 3.1(b) of the Pathfinder Disclosure Schedule lists, and Pathfinder has delivered to SyntheMed copies of, the Organizational Documents of Pathfinder, as currently in effect. Pathfinder has no Subsidiaries and owns no equity interests in any other Entity.

3.2         Authority; No Conflict.

(a)           Pathfinder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions, subject to obtaining the Required Pathfinder Member Vote and the filing of and acceptance of the Certificate of Merger required by the MLLCA and MBCA.  The execution and delivery of this Agreement by Pathfinder and the consummation by Pathfinder of the Contemplated Transactions have been duly and validly authorized by all necessary company action and no other company proceedings on the part of Pathfinder are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of 100%  of the then outstanding Pathfinder Membership Units (the “Required Pathfinder Member Vote”)) and the filing of appropriate merger documents as required by the MLLCA and MBCA). The sole manager of Pathfinder has approved this Agreement, declared it to be advisable and, subject to Section 4.8(c), resolved to recommend to the members of Pathfinder that they vote in favor of the adoption of this Agreement in accordance with the MLLCA. This Agreement has been duly and validly executed and delivered by Pathfinder and constitutes the legal, valid and binding obligation of Pathfinder, enforceable against Pathfinder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)           Except as set forth in Part 3.2 of the Pathfinder Disclosure Schedule and subject to obtaining the Required Pathfinder Member Vote and the filing of the Certificate of Merger required by the MLLCA and MBCA, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Pathfinder, or (B) any resolution adopted by the managers or the members of Pathfinder; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Pathfinder, or any of the assets owned or used by Pathfinder, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Pathfinder, or that otherwise relates to the business of, or any of the assets owned or used by, Pathfinder; (iv) cause Pathfinder to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by Pathfinder to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or create or give rise to any rights to or in any third Person to any payment of royalties or license fees, any rights to data or return of data or records, or to a right to terminate or amend any Contract to which Pathfinder is party or by which Pathfinder or any of its assets are bound, including, without limitation, any license agreement, distribution agreement, development agreement, clinical trial agreement or other Contract affecting the rights of Pathfinder or its Affiliates or any of any Pathfinder’s products, whether to use, manufacture, develop, distribute, or market any of such products currently in clinical trial, development or otherwise; (vii) require a Consent from any Person, including, without limitation, any licensor of any product being developed by Pathfinder or any of its Affiliates, or which is the subject of any clinical trial or other investigational or developmental or clinical trial program by Pathfinder or any of its Affiliates; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Pathfinder, except, in the case of clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Pathfinder from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Pathfinder Material Adverse Effect.

19

Annex A

(c)           The execution and delivery of this Agreement by Pathfinder does not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Pathfinder will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws and (B) the filing of appropriate merger documents as required by the MLLCA and MBCA and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Pathfinder from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Pathfinder Material Adverse Effect.

3.3         Capitalization.

(a)           As of the date hereof and as of the Closing Date:  (i) Pathfinder has issued and outstanding 5,250,000, Class A Interests, 2,000,000 Class B Interests, 1,375,000 Class C Interests and 1,375,000 Class D Interests, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which have been certificated, (ii) Pathfinder has no outstanding  options to purchase equity interests in Pathfinder (“Pathfinder Equity Options ”) or warrants to purchase equity interests of Pathfinder (“Pathfinder Warrants ”) except as set forth in Part 3.3 of the Pathfinder Disclosure Schedule and (iii) zero membership or other equity or voting interests in Pathfinder are held in the treasury of Pathfinder or otherwise reserved for issuance.  Part 3.3 of the Pathfinder Disclosure Schedule contains a list of the names and addresses and respective equity interests in Pathfinder held by each member of Pathfinder, and the date thereof.  There are not any bonds, debentures, notes or other indebtedness or, except as described in the immediately preceding sentence, securities of Pathfinder having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of Pathfinder may vote. Except as set forth in this Section 3.3 or in Part 3.3 of the Pathfinder Disclosure Schedule, there are no Options relating to the issued or unissued capital or other equity interests of Pathfinder, or obligating Pathfinder to issue, grant or sell any equity interests in, or securities convertible into equity interests in, Pathfinder. None of the outstanding equity securities or other securities of Pathfinder was issued in violation of the Securities Act or any other Legal Requirement.  Except as set forth in the first sentence of this Section 3.3, as of the date hereof, and as of the Closing Date, no equity interests or voting securities of Pathfinder are or will be issued, reserved for issuance or outstanding.

20

Annex A

(b)           Pathfinder has no Contract or other obligation to repurchase, redeem or otherwise acquire any equity interests in Pathfinder, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. None of the outstanding equity securities or other securities of Pathfinder was issued in violation of the Securities Act or any other Legal Requirement. Pathfinder has never been a general partner of any general or limited partnership.

3.4         [omitted].

3.5         Financial Statements.

                      Part 3.5(a) of the Pathfinder Disclosure Schedule contains audited balance sheets of Pathfinder as of December 31, 2008 and 2009, and the related audited statements of income, changes in stockholders’ equity, and cash flows of Pathfinder for the years then ended and from the inception of Pathfinder to such date (the “Pathfinder Financial Statements”) and its unaudited balance sheets as of September 30, 2009 and September 30, 2010, respectively, and the related unaudited statements of income, change in stockholders’ equity and cash flows for the three and nine month periods then ended (the “Pathfinder Interim Statements”). The Pathfinder Financial Statements have been audited by Robert Cooper & Co., and are accompanied by their audit report and the Pathfinder Financial Statements and the Pathfinder Interim Statements were prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Pathfinder as of the dates of and for the periods referred to in the Pathfinder Financial Statements and the Pathfinder Interim Statements, respectively.

3.6         Proprietary Rights.

(a)           Registered IP. Part 3.6(a) of the Pathfinder Disclosure Schedule contains a complete and accurate list of all Registered IP owned or purported to be owned by or filed in the name of Pathfinder, which list identifies (i) the jurisdiction in which each item of Registered IP has been registered or filed, and (ii) any item of Registered IP that is jointly owned with any other Person.

(b)           Third Party IP and Inbound Licenses. Part 3.6(b) of the Pathfinder Disclosure Schedule contains a complete and accurate list of all Intellectual Property Rights or Intellectual Property licensed to Pathfinder (other than non-customized, executable code, internal use software licenses for software that is not incorporated into, or used directly in the development, manufacturing, or distribution of, Pathfinder’s products or services and that is generally available on standard terms for less than $2,000), and the corresponding Contracts in which such Intellectual Property Rights or Intellectual Property is licensed to Pathfinder (all of which are deemed to be Pathfinder Material Contracts for purposes of Section 3.12).

(c)           Outbound Licenses. Part 3.6(c) of the Pathfinder Disclosure Schedule contains a complete and accurate list of all Contracts currently in effect in which any Person has been granted any license under, or otherwise transferred or conveyed any right or interest in, any Pathfinder IP. Pathfinder is not bound by, and no Pathfinder IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Pathfinder to use, exploit, assert, or enforce the Pathfinder IP anywhere in the world which limitations or restrictions would reasonably be expected to have a Pathfinder Material Adverse Effect.

(d)           Demand Letters. Part 3.6(d) of the Pathfinder Disclosure Schedule contains a complete and accurate list (and Pathfinder has provided true, complete and accurate copies to SyntheMed) of all letters and other written or electronic communications or correspondence between Pathfinder or any of its Representatives and any other Person regarding any actual, alleged, possible, potential, or suspected infringement or misappropriation of Pathfinder IP, along with a brief description of the current status of each such matter.

21

Annex A

(e)           Ownership Free and Clear. Pathfinder exclusively owns all right, title, and interest to and in the Pathfinder IP (other than Intellectual Property Rights exclusively licensed to Pathfinder, as identified in Part 3.6(b) of the Pathfinder Disclosure Schedule) free and clear of any Encumbrances (other than non-exclusive licenses granted pursuant to the license agreements listed in Part 3.6(c) of the Pathfinder Disclosure Schedule).

(f)           Valid and Enforceable. To Pathfinder’s Knowledge, all Pathfinder IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing, no Legal Proceeding (including any interference, opposition, reissue, or reexamination proceeding) is pending or, to Pathfinder’s Knowledge, threatened, and there has been no Legal Proceeding, in which the scope, validity, or enforceability of any Pathfinder IP is being, has been, or could reasonably be expected to be contested or challenged.

(g)           Employees and Contractors. All employees and contractors of Pathfinder who were involved in the creation or development of the Pathfinder IP have signed agreements containing intellectual property assignments and confidentiality provisions. No past or present member, officer, manager, or employee of Pathfinder has any claim, right, or interest to or in any Pathfinder IP.

(h)           Infringement of Pathfinder IP by Third Parties. To Pathfinder’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Pathfinder IP.

(i)           Effects of This Transaction. Neither the execution or delivery of this Agreement nor the performance of this Agreement and the consummation of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance or restriction on, any Pathfinder IP or any license to Intellectual Property or Intellectual Property Rights held by Pathfinder; (ii) a breach of any license agreement listed or required to be listed in Part 3.6(b) of the Pathfinder Disclosure Schedule; (iii) the release or delivery of any Pathfinder IP to any other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Pathfinder IP.

(j)           No Infringement of Third Party IP Rights. To Pathfinder’s Knowledge, Pathfinder has never infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any other Person, which infringement or misappropriation would reasonably be expected to have a Pathfinder Material Adverse Effect. Without limiting the generality of the foregoing, to Pathfinder’s Knowledge no product, information, or service ever manufactured, produced, distributed, published, used, provided, or sold by or on behalf of Pathfinder, and no Intellectual Property ever owned, used, or developed by Pathfinder, has infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any other Person, which infringement or misappropriation would reasonably be expected to have a Pathfinder Material Adverse Effect.

(k)           Pending, Threatened, or Possible IP Infringement Claims. There are no pending or to Pathfinder’s Knowledge threatened infringement, misappropriation, or similar claims or Legal Proceedings against Pathfinder or against any other Person who would be entitled to indemnification by Pathfinder for such claim or Legal Proceeding. Pathfinder has never received any notice or other communication (in writing or otherwise) of any actual, alleged, possible, potential, or suspected infringement or misappropriation of any other Person’s Intellectual Property Rights by Pathfinder or by any product or service developed, manufactured, distributed, provided, or sold by or on behalf of Pathfinder.

22

Annex A

(l)           Other Infringement Liability. Pathfinder is not bound by any Contract, or any commitment or promise, to indemnify any other Person for intellectual property infringement, misappropriation, or similar claims (other than the express infringement indemnities included in standard form sales or license agreements entered into by Pathfinder in the ordinary course of business). Pathfinder has not assumed from any other Person any existing or potential liability for infringement, misappropriation, or violation of Intellectual Property Rights.

(m)           Infringement Claims Relating to Third Party IP Licensed to Pathfinder. To Pathfinder’s Knowledge there are no pending or threatened claims or proceedings involving Intellectual Property or Intellectual Property Rights licensed to Pathfinder that could reasonably be expected to adversely affect the use or exploitation thereof by Pathfinder or the manufacturing, distribution, or sale of any products or services currently being developed, offered, manufactured, distributed, or sold by Pathfinder.

(n)           Sufficiency. To Pathfinder’s Knowledge, Pathfinder owns or otherwise has all Intellectual Property Rights needed to conduct their respective businesses as currently conducted or planned to be conducted.

3.7         No Undisclosed Liabilities.

Except as set forth in Part 3.7 of the Pathfinder Disclosure Schedule, Pathfinder has no liabilities or obligations of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Pathfinder Balance Sheet, or (b) current liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Pathfinder Balance Sheet that, individually or in the aggregate, would not have a Pathfinder Material Adverse Effect.

3.8         Taxes.

(a)           Timely Filing of Tax Returns. Pathfinder has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. All Tax Returns filed by (or that include on a consolidated basis) Pathfinder were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects true, complete and correct and filed on a timely basis.

(b)           Payment of Taxes. Pathfinder has, within the time and in the manner prescribed by law, paid (and until Closing will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

(c)           Withholding Taxes. Pathfinder has complied (and until the Closing will comply) with all applicable Legal Requirements relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under the Code or Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code, and similar provisions under any other laws) and has, within the times and in the manner prescribed by law, withheld from employee wages and paid over to proper Governmental Bodies all amounts required.

23

Annex A

(d)           Qualification as a Reorganization. Pathfinder has not taken any action, nor to Pathfinder’s Knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e)           Section 355 Representation. Pathfinder has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

3.9         Compliance with Legal Requirements; Governmental Authorizations.

(a)           Pathfinder is, and at all times since inception has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including, without limitation, any regulation issued under any such Legal Requirement; no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) may constitute or result in a material violation by Pathfinder of, or a substantial failure on the part of Pathfinder to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of Pathfinder to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature; and Pathfinder has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, (y) any actual, alleged, possible, or potential obligation on the part of Pathfinder to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (z) any investigation with respect to any such Legal Requirement, including Legal Requirements of the FDA, the EMEA and other comparable Governmental Bodies.

(b)           Pathfinder has all material Governmental Authorizations required to conduct its business as now being conducted. Such Governmental Authorizations are valid and in full force and effect, and Pathfinder and Persons acting in concert with and on behalf of Pathfinder are in compliance in all material respects with all such Governmental Authorizations. Pathfinder has provided to SyntheMed a true, accurate and complete copy of all such material Governmental Authorizations from the FDA and the EMEA.

(c)           Pathfinder and, to Pathfinder’s Knowledge, Persons acting in concert with and on behalf of Pathfinder:

(i)           have not used in any capacity the services of any individual or Entity debarred, excluded, or disqualified under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a-7, 21 C.F.R. Section 312.70, or any similar laws, rules or regulations; and

(ii)           have not been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment, exclusion, or disqualification under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a-7, 21 C.F.R. Section 312.70, or any similar laws, rules regulations.

(d)           Neither Pathfinder, nor (to the Knowledge of Pathfinder) any Representative of Pathfinder with respect to any matter relating to Pathfinder, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

24

Annex A

(e)           Neither Pathfinder nor, to Pathfinder’s Knowledge, Persons acting in concert with or, to Pathfinder’s Knowledge, on behalf of Pathfinder, nor any officers, employees or agents of the same has with respect to any product that is manufactured, tested, distributed, held or marketed by or on behalf of Pathfinder made an untrue statement of a material fact or fraudulent statement to the FDA, the EMEA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA, the EMEA or any other Governmental Body, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the EMEA or any other Governmental Body to invoke any similar policy.

3.10       Legal Proceedings.

(a)           Except as set forth in Part 3.10 of the Pathfinder Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against Pathfinder or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Pathfinder, except for such Legal Proceedings as could not reasonably be expected to, individually or in the aggregate, result in a Pathfinder Material Adverse Effect or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(b)           To Pathfinder’s Knowledge, (i) no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

3.11       Absence of Certain Changes and Events.

Except as set forth in Part 3.11 of the Pathfinder Disclosure Schedule or as otherwise expressly contemplated by this Agreement, since the date of the Pathfinder Balance Sheet, Pathfinder has conducted its businesses only in the ordinary course of business, consistent with past practices and there has not been

(a)            any Pathfinder Material Adverse Effect, and no event has occurred or circumstance exists that may result in a Pathfinder Material Adverse Effect, any action or event of the type described in Section 4.2;

(b)            any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Pathfinder (whether or not covered by insurance) that has had or could reasonably be expected to have a Pathfinder Material Adverse Effect;

(c)            except in the ordinary course of business and consistent with past practice, any action by Pathfinder to (i) enter into or suffer any of the assets owned or used by it to become bound by any Pathfinder Material Contract, or (ii) amend or terminate, or waive any material right or remedy under any Pathfinder Material Contract; or

(d)            any agreement or commitment to take any of the actions referred to in clause (b) above.

25

Annex A

3.12       Contracts; No Defaults.

(a)                  Part 3.12(a) of the Pathfinder Disclosure Schedule sets forth a complete and accurate list of all agreements and obligations of Pathfinder that are material to the business and operations of Pathfinder or that are otherwise described in any of the paragraphs of Item 601(b) of Regulation S-K of the SEC (“Pathfinder Material Contracts”).

(b)                  Each Pathfinder Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)          Except as set forth in Part 3.12(c) of the Pathfinder Disclosure Schedule: (i)  Pathfinder has not violated or breached, or committed any default under, any Pathfinder Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Pathfinder Material Adverse Effect; and, to the Pathfinder’s Knowledge, no other Person has violated or breached, or committed any default under, any Pathfinder Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Pathfinder Material Adverse Effect; (ii) to Pathfinder’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Pathfinder Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Pathfinder Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Pathfinder Material Contract, or (D) give any Person the right to cancel, terminate or modify any Pathfinder Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Pathfinder Material Adverse Effect; and (iii) since inception, Pathfinder has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Pathfinder Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Pathfinder Material Adverse Effect.

3.13       Pathfinder Action.

(a)           The sole manager of Pathfinder (by written consent in accordance with Pathfinder’s Organizational Documents) has unanimously (i) determined that this Agreement and the Merger are advisable, fair, and in the best interests of Pathfinder and its members, (ii) duly and validly approved, adopted and declared advisable the Merger and this Agreement, (iii) recommended the approval by the members of Pathfinder of the Merger and this Agreement and, subject to the provisions of Section 4.8(c) after the date hereof, none of the aforementioned actions of the sole manager of Pathfinder have been amended, modified or rescinded.

(b)           The Required Pathfinder Member Vote is the only vote of the holders of any class or series of Pathfinder’s equity interests necessary to approve the Merger and this Agreement.

3.14       Labor; Employee Benefits.

(a)           Part 3.14 of the Pathfinder Disclosure Schedule sets forth the names and positions of all employees and independent contractors employed or retained by or on behalf of Pathfinder.

26

Annex A

(b)           Except as set forth in Part 3.14 of the Pathfinder Disclosure Schedule, Pathfinder does not maintain, or have any obligation to make contributions to, any Benefit Plan that is an employee benefit plan within the meaning of Section 3(3) of ERISA (an “ERISA Plan”), or any other Benefit Plan (a “Non-ERISA Plan”).  All such ERISA and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

3.15       Disclosure.

None of the information supplied or to be supplied by or on behalf of Pathfinder for inclusion or incorporation by reference in (i) the SyntheMed Proxy Statement or other statement or report required to be filed by SyntheMed in connection with this Agreement or the Contemplated Transactions or (ii) the disclosure document delivered by Pathfinder to its members in connection with the Required Pathfinder Member Vote (the “Pathfinder Information Statement”), will, at the time the same is filed with the SEC and/or mailed to the stockholders of SyntheMed or Pathfinder, as the case may be, or at the time of the SyntheMed Stockholders’ Meeting or Pathfinder Members’ Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.16       Brokers; Fees and Expenses.

Except as set forth in Part 3.16 of the Pathfinder Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage, finder or similar fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of Pathfinder.

3.17       Interests of Officers, Managers and Members.

None of the officers, managers or members of Pathfinder or any of their respective Affiliates, or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such Person, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Pathfinder, or in any licensor, supplier, distributor or customer of Pathfinder, or any other relationship, contract, agreement, arrangement or understanding with Pathfinder, except as disclosed in Part 3.17 of Pathfinder’s Disclosure Schedule and except for the rights of members of Pathfinder under Pathfinder’s Organizational Documents.

SECTION 4

CERTAIN PRE-CLOSING COVENANTS

4.1         Access and Investigation.

During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period ”), subject to (a) applicable Antitrust Laws and regulations relating to the exchange of information, (b) applicable Legal Requirements protecting the privacy of employees and personnel files, (c) applicable undertakings given by each Party to others requiring confidential treatment of documents, and (d) appropriate limitations on the disclosure of other information to maintain attorney-client privilege, each Party shall, and shall cause its Representatives, (i) to provide the other Party and the other Party’s Representatives with full access to the such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries and (ii) cause its officers to confer regularly with the other Party concerning the status of its business, in each case as the Party may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, each Party shall promptly provide the other Party with, or afford the other Party the right to make, copies of (A) all material operating and financial reports prepared by such Party and its Subsidiaries for such Party’s senior management, including copies of the unaudited monthly consolidated financial statements; (B) any written materials or communications sent by or on behalf of such Party to its stockholders or members; (C) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other Contemplated Transactions; and (D) any material notice of alleged violations or legal non-compliance received by such Party or any of its Subsidiaries from any Governmental Body.

27

Annex A

4.2         [omitted]

4.3         Operation of Business.

(a)          During the Pre-Closing Period, each of SyntheMed and Pathfinder, as the case may be, shall ensure that it (A) conducts its business and operations in the ordinary course of business consistent with past practices, except as contemplated in the proviso of the definition of “Acquisition Proposal,” and (B) complies with all applicable Legal Requirements and all of its Material Contracts (which for the purpose of this Section 4.3 shall include any Contract that would be a Material Contract of such Party if existing on the date of this Agreement).

(b)          During the Pre-Closing Period, neither SyntheMed nor Pathfinder shall (except with the prior written Consent of the other or as otherwise expressly contemplated by this Agreement or as part of the Contemplated Transactions):

(i)           except in connection with the operation of its business as described in Section 4.3(a) and except as contemplated in the proviso of the definition of “Acquisition Proposal,” take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in (A) any representation and warranty of such Party set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(ii)          (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its equity or voting interests, (B) purchase, redeem or otherwise acquire any equity or voting interests or other securities of such Party or any options, warrants, calls or rights to acquire any such interests or other securities or (C) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of any such Party;

(iii)         amend or propose to amend any of its Organizational Documents or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

(iv)         acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other Entity or division thereof;

(v)          sell, grant a license in, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its Intellectual Property Rights, except for the grant of licenses to unrelated third parties on terms that the licensor’s governing body determines in good faith to be fair and in the best interests of the licensor and its owners;

28

Annex A

(vi)         repurchase, prepay or incur any indebtedness (other than trade payables incurred or equipment leases entered into in the ordinary course of business consistent with past practices) or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, or other rights to acquire any debt securities of such Party, guarantee any debt securities of another person or enter into any arrangement having the economic effect of any of the foregoing;

(vii)        make any loans, advances or capital contributions to, or investments in, any other Person, other than any direct or indirect wholly owned Subsidiary of such Party and except for the reasonable business expenses incurred by employees in the ordinary course of business consistent with past practices;

(viii)       authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(c)          During the Pre-Closing Period, each of SyntheMed and Pathfinder, as the case may be, shall promptly notify other in writing of:

(i)           the discovery by such Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by such Party in this Agreement;

(ii)          any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by such Party in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

(iii)         any material breach of any covenant of such Party made herein;

(iv)         any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 or Section 6 impossible or unlikely or that has had or could reasonably be expected to have a SyntheMed Material Adverse Effect or Pathfinder Material Adverse Effect, as the case may be; and

(v)          (A) any notice or other communication received by such Party from any Person alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions, and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to such Party or the Contemplated Transactions and any material development in any Legal Proceeding.

No notification given to the other Party pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the notifying Party contained in this Agreement.

4.4         No Control of SyntheMed’s Business.

Nothing contained in this Agreement shall give Pathfinder, directly or indirectly, the right to control or direct the operations of SyntheMed prior to the Effective Time.

29

Annex A

4.5         [omitted]

4.6         SyntheMed Proxy Statement; Pathfinder Information Statement.

(a)           As promptly as practicable after the date of this Agreement, SyntheMed shall prepare and cause to be filed with the SEC the SyntheMed Proxy Statement in preliminary form. Pathfinder shall furnish all information concerning it as SyntheMed may reasonably request in connection with the preparation of the SyntheMed Proxy Statement. SyntheMed shall use commercially reasonable efforts to cause the SyntheMed Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff.  As promptly as practicable and subject to clearance of any such comments, SyntheMed shall use commercially reasonable efforts to cause the SyntheMed Proxy Statement to be filed with the SEC in definitive form and mailed to stockholders.  SyntheMed shall also promptly cause to be filed any amendment to the definitive Proxy Statement or additional soliciting material that becomes necessary, and, if necessary, will promptly cause such amendment or additional soliciting materials to be mailed to its stockholders. Pathfinder shall promptly furnish to the SyntheMed all information concerning it and its management and members that may be required or reasonably requested in connection with any action contemplated by this Section 4.6(a).

(b)           As promptly as practicable after the date of this Agreement, Pathfinder shall prepare and cause to be delivered to its members the Pathfinder Information Statement. SyntheMed shall furnish all information concerning it as Pathfinder may reasonably request in connection with the preparation of the Pathfinder Information Statement. Pathfinder shall use commercially reasonable efforts to cause the Pathfinder Information Statement to comply with applicable Legal Requirements.  As promptly as practicable, Pathfinder shall use commercially reasonable efforts to cause the Pathfinder Information Statement to be mailed to its members in connection with the Pathfinder Members’ Meeting.  Pathfinder shall also promptly cause any amendment or supplement to the Pathfinder Information Statement that becomes necessary, to be mailed to its members. SyntheMed shall promptly furnish to Pathfinder all information concerning it and its management and members that may be required or reasonably requested in connection with any action contemplated by this Section 4.6(b).

4.7         SyntheMed Stockholders’ Meeting.

(a)           SyntheMed shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of SyntheMed Common Stock to vote on the filing of the SyntheMed Charter Amendment and approval of the Merger and the SyntheMed Stock Option Plan Increase  (the “SyntheMed Stockholders’ Meeting”), and shall submit such proposals to such holders at the SyntheMed Stockholders’ Meeting. SyntheMed shall set a record date for persons entitled to notice of, and to vote at, the SyntheMed Stockholders’ Meeting. The SyntheMed Stockholders’ Meeting shall be held (on a date selected by SyntheMed in consultation with Pathfinder) as promptly as practicable after the date hereof. SyntheMed shall ensure that all proxies solicited in connection with the SyntheMed Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Without limiting the generality of the foregoing, SyntheMed’s obligations pursuant to the first sentence of this Section 4.7(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to SyntheMed of any Acquisition Proposal, or (ii) any withdrawal or modification of the SyntheMed Board Recommendation in accordance with Section 4.7(c).

(b)           Subject to Section 4.7(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of SyntheMed recommends that SyntheMed’s stockholders vote to approve the (A) filing of the SyntheMed Charter Amendment, (B) Merger and (C) SyntheMed Stock Option Plan Increase (such recommendation of SyntheMed’s board of directors being referred to as the “SyntheMed Board Recommendation”); and (ii) the SyntheMed Board Recommendation shall not be withdrawn or modified in a manner adverse to Pathfinder, and no resolution by the board of directors of SyntheMed or any committee thereof to withdraw or modify the SyntheMed Board Recommendation in a manner adverse to Pathfinder shall be adopted or proposed.

30

Annex A

(c)           Notwithstanding anything to the contrary contained in Section 4.7(b), at any time prior to the adoption of this Agreement by the Required SyntheMed Stockholder Vote, the SyntheMed Board Recommendation may be withdrawn or modified in a manner adverse to Pathfinder if: (i) an Acquisition Proposal is made to SyntheMed and is not withdrawn; (ii) SyntheMed provides Pathfinder with at least two Business Days prior notice of any meeting of SyntheMed’s board of directors at which such board of directors will consider and determine whether such Acquisition Proposal is a Superior Proposal; (iii) SyntheMed’s board of directors determines in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (iv) SyntheMed’s board of directors determines in good faith, after having taken into account such matters as it deems relevant following consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure to withdraw or modify the SyntheMed Board Recommendation is reasonably likely to result in a breach of SyntheMed’s board of directors’ fiduciary obligations under applicable Legal Requirements.

4.8         Pathfinder Members’ Meeting.

(a)           As promptly as practicable after the date hereof, Pathfinder shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of its members to vote on the adoption of this Agreement and approval of the Merger (the “Pathfinder Members’ Meeting ”). Alternatively, Pathfinder shall use its best efforts to obtain, in lieu of holding the Pathfinder Members’ Meeting, the written consent of the number of Pathfinder members necessary under all applicable Legal Requirements to approve this Agreement and the Merger. Pathfinder shall ensure that all proxies or consents solicited, if any, are solicited in compliance with all applicable Legal Requirements. Without limiting the generality of the foregoing, Pathfinder’s obligations pursuant to the preceding sentences of this Section 4.8(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Pathfinder of any Acquisition Proposal, or (ii) any withdrawal or modification of the Pathfinder Board Recommendation in accordance with Section 4.8(c).

(b)           Subject to Section 4.8(c): (i) Pathfinder shall communicate in writing to its members that the manager(s) of Pathfinder unanimously recommend that Pathfinder’s members vote to approve this Agreement and the Merger at the Pathfinder Members’ Meeting (such unanimous recommendation of Pathfinder’s manager(s) being referred to as the “Pathfinder Manager Recommendation”); and (ii) the Pathfinder Manager Recommendation shall not be withdrawn or modified in a manner adverse to SyntheMed, and no resolution by the manager(s) of Pathfinder to withdraw or modify the Pathfinder Manager Recommendation in a manner adverse to SyntheMed shall be adopted or proposed.

(c)           Notwithstanding anything to the contrary contained in Section 4.8(b), at any time prior to the adoption of this Agreement by the Required Pathfinder Member Vote, the Pathfinder Manager Recommendation may be withdrawn or modified in a manner adverse to SyntheMed if: (i) an Acquisition Proposal is made to Pathfinder and is not withdrawn; (ii) Pathfinder provides SyntheMed with at least two Business Days prior notice of the date on which Pathfinder’s manager(s) will consider and determine whether such Acquisition Proposal is a Superior Proposal; (iii) Pathfinder’s managers(s) determine in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (iv) Pathfinder’s manager(s) determine in good faith, after having taken into account such matters as it deems relevant following consultation with Pathfinder’s outside legal counsel, that, in light of such Superior Proposal, the failure to withdraw or modify the Pathfinder Board Recommendation is reasonably likely to result in a breach of Pathfinder’s manager(s)’ fiduciary obligations under applicable Legal Requirements.

31

Annex A

4.9         Regulatory Approvals.

(a)           Subject to Section 4.9(c), Pathfinder and SyntheMed shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 4.9(c), Pathfinder and SyntheMed (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions, and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions, and (iii) shall use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction or other legal bar to the Merger. Each Party shall promptly deliver to the other Party a true, complete and accurate copy of each such filing made, each such notice given and each such Consent obtained by such Party during the Pre-Closing Period.

(b)           SyntheMed and Pathfinder shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or related matters. Each of SyntheMed and Pathfinder shall (i) give the other Party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions, (ii) keep the other Party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Merger.

4.10       Disclosure.

Pathfinder and SyntheMed shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, each Party shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other Contemplated Transactions unless (a) the other Party shall have approved such disclosure or (b) such Party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure.

4.11       [omitted].

4.12       Resignation of Officers and Directors.

SyntheMed shall use commercially reasonable efforts to obtain and deliver to Pathfinder prior to the Closing Date (to be effective as of the Effective Time) the termination or resignation of each executive officer and resignation of each director of SyntheMed, other than Dr. Richard Franklin and Mr. Joerg Gruber.

32

Annex A

4.13       [omitted]

4.14       Rule 16b-3.

Pathfinder, SyntheMed and Merger Sub shall take all such commercially reasonable steps as may be required to cause the transactions contemplated by Section 1 and any other dispositions of equity securities of Pathfinder (including derivative securities) or acquisitions of equity securities of SyntheMed in connection with the Merger by each individual who (a) is a director or officer of Pathfinder, or (b) at the Effective Time will become a director or officer of SyntheMed, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

4.15       Employment; Employee Benefits.

Prior to the Effective Time, SyntheMed shall, if requested to do so by Pathfinder, terminate all of any SyntheMed Corporation’s defined contribution 401(k) plans.

4.16       State Takeover Laws.

If any state takeover statute becomes or is deemed to be applicable to SyntheMed, Merger Sub, Pathfinder, or the Contemplated Transactions, then the board of directors of SyntheMed and manager(s) of Pathfinder shall take all actions necessary to render such statutes inapplicable to the foregoing.

4.17       Board of Directors; Officers.

SyntheMed and Pathfinder shall use commercially reasonable efforts take or cause to be taken all necessary action such that immediately after the Effective Time the full board of directors of SyntheMed shall be composed of the persons listed as directors on Part 4.17 of the Pathfinder Disclosure Schedule and the officers of SyntheMed shall be those persons named as such on Part 4.17 of the Pathfinder Disclosure Schedule.

4.18       Charter Amendment.

Following the SyntheMed Stockholders’ Meeting and prior to the Effective Time, subject to the approval of the SyntheMed Charter Amendment by the Required SyntheMed Stockholder Vote, SyntheMed shall cause to be filed with the Secretary of State of Delaware the SyntheMed Charter Amendment in accordance with the DGCL.

4.19       Indemnification of Officers and Directors.

(a)           From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of SyntheMed and the Surviving Entity shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of SyntheMed (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Cost”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of SyntheMed, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations.  Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of SyntheMed and the Surviving Entity, jointly and severally, upon receipt by SyntheMed or the Surviving Entity from the D&O Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

33

Annex A

(b)           The certificate of incorporation and bylaws of each of SyntheMed and the Surviving Entity shall contain, and SyntheMed shall cause the certificate of incorporation and bylaws of the Surviving Entity to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of SyntheMed than are presently set forth in the certificate of incorporation and bylaws of SyntheMed, which provisions shall not be amended, modified or repealed for a period of six years time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of SyntheMed.

(c)           Pathfinder shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors’ and officers’ liability insurance policies maintained by SyntheMed (provided that Pathfinder may substitute therefor policies of at least $5,000,000 of coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Closing; provided , however , that in no event shall Pathfinder be required to expend pursuant to this Section 4.19(c) more than an amount equal to $[65,000] for such insurance.[need to confirm ability and extent we can rely on existing policy post-transaction]

(d)           SyntheMed shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 4.19 in connection with their enforcement of their rights provided in this Section 4.19.

(e)           The provisions of this Section 4.19 are intended to be in addition to the rights otherwise available to the current and former officers and directors of SyntheMed by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(f)           In the event SyntheMed or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or Entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of SyntheMed or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 4.19.

(g)           SyntheMed shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 4.19.

4.20       Capital Raise.

Promptly following the date hereof, Pathfinder shall use reasonable commercial efforts to obtain subscriptions for shares of SyntheMed Common Stock at a price not less than $.05 per share (subject to adjustment for stock splits and the like) in an offering exempt from the registration requirements of the Securities Act  (the “Capital Raise”), pursuant to a form of subscription agreement and other offering documents prepared by Pathfinder and approved by SyntheMed (which approval shall not be unreasonably withheld), and to cause the cash proceeds therefrom in an amount not less than $1,000,000 (the “Minimum Amount”) to be held in escrow and released to SyntheMed upon the occurrence of no conditions other than consummation of the Merger.  It is understood and agreed that in addition to payment of the purchase price for investments in the Capital Raise by cash, investors may pay the purchase price by converting a like principal amount of debt issued by Pathfinder without discount for borrowed money.

34

Annex A

SECTION 5

CONDITIONS PRECEDENT
TO OBLIGATIONS OF PATHFINDER

The obligations of Pathfinder to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, or waiver by Pathfinder, on or before the Closing, of each of the following conditions:

5.1         Accuracy of Representations and Warranties.

Each of the representations and warranties of SyntheMed and Merger Sub set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a SyntheMed Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “SyntheMed Material Adverse Effect” qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded), and (b) that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Pathfinder shall have received a certificate signed on behalf of SyntheMed and Merger Sub by the chief executive officer and chief financial officer of each of SyntheMed and Merger Sub to such effect.

5.2         Performance of Covenants.

Each of the covenants and obligations that SyntheMed and Merger Sub is required to comply with or perform at or prior to the Closing Date shall have been complied with or performed in all material respects and SyntheMed and Merger Sub shall have provided Pathfinder with a certificate from an executive officer of SyntheMed and Merger Sub to this effect.

5.3         Securities Law Compliance.

All necessary permits and authorizations, if any, under any Blue Sky Laws, the Securities Act and the Exchange Act relating to the issuance of the SyntheMed Common Stock to be issued in the Merger shall have been obtained and shall be in effect.

5.4         Stockholder Approval.

The filing of the SyntheMed Charter Amendment, the Merger and the SyntheMed Stock Option Plan Increase shall have been duly approved by the Required SyntheMed Stockholder Vote. This Agreement shall have been duly adopted and the Merger shall have been duly approved by the Required Pathfinder Member Vote.

35

Annex A

5.5         Dissenters’ Rights.

No members of Pathfinder shall be entitled to statutory appraisal, dissenters’ or similar rights including without limitation rights under Section 60(b) of the MLLCA.

5.6         [omitted]

5.7         No Material Adverse Effect.

Since the date of this Agreement, there shall not have occurred and be continuing a SyntheMed Material Adverse Effect.

5.8         Consents.

All Consents set forth on Part 5.8 of the SyntheMed Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect.

5.9         No Restraints.

No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Legal Requirement enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

5.10       No Litigation.

There shall not be pending any Legal Proceeding initiated by any Governmental Body: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger and seeking to obtain from either Party or any of its Subsidiaries any damages that may be material to Pathfinder or SyntheMed; (c) seeking to prohibit or limit in any material respect Pathfinder’s current members’ ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of SyntheMed that they will receive in connection with the Merger; (d) which would materially and adversely affect the right of SyntheMed or the Surviving Entity to own the assets or operate the business of SyntheMed or Pathfinder; (e) seeking to compel Pathfinder or SyntheMed or any Subsidiary of Pathfinder or SyntheMed to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions Contemplated Transactions; or (f) which, if adversely determined, would reasonably be expected to have a SyntheMed Material Adverse Effect or a Pathfinder Material Adverse Effect.

5.11       [omitted]

5.12       [omitted].

5.13       Resignations.

As of the Closing, Pathfinder shall have received a duly executed resignation from each person serving as a  director of SyntheMed (including any committee thereof) and any Subsidiary of SyntheMed (including any committee thereof), serving in their capacities as such, other than Dr. Richard Franklin and Mr. Joerg Gruber.

36

Annex A

5.14       Ancillary Agreements and Deliveries.

SyntheMed shall have delivered, or caused to have been delivered, to Pathfinder the items listed on Schedule 5.14 of the SyntheMed Disclosure Schedule, each of which, in the case of agreements and documents, shall be duly executed and in full force and effect.

SECTION 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF SYNTHEMED

The obligation of SyntheMed to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, or waiver by SyntheMed, on or before the Closing, of each of following conditions:

6.1         Representations and Warranties.

Each of the representations and warranties of Pathfinder set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Pathfinder Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Pathfinder Material Adverse Effect” qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded) and (b) that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

6.2         Performance of Covenants.

Each of the covenants and obligations that Pathfinder is required to comply with or perform at or prior to the Closing Date shall have been complied with or performed in all material respects, and Pathfinder shall have provided SyntheMed with a certificate from manager of Pathfinder to this effect.

6.3         Securities Law Compliance.

All necessary permits and authorizations, if any, under any Blue Sky Laws, the Securities Act and the Exchange Act relating to the issuance of the SyntheMed Common Stock to be issued in the Merger shall have been obtained and shall be in effect.

6.4         Stockholder Approval.

The filing of the SyntheMed Charter Amendment, the Merger and the SyntheMed Stock Option Plan Increase shall have been duly approved by the Required SyntheMed Stockholder Vote. This Agreement shall have been duly adopted and the Merger shall have been duly approved by the Required Pathfinder Member Vote.

37

Annex A

6.5         No Material Adverse Effect.

Since the date of this Agreement, there shall not have occurred and be continuing a Pathfinder Material Adverse Effect.

6.6         Consents.

All Consents set forth on Part 6.7 of the Pathfinder Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect.

6.7         No Restraints.

No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Legal Requirement enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

6.8         No Litigation.

There shall not be pending any Legal Proceeding initiated by any Governmental Body: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger and seeking to obtain from either Party or any of its Subsidiaries any damages that may be material to Pathfinder or SyntheMed; (c) seeking to prohibit or limit in any material respect Pathfinder’s current members’ ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of SyntheMed that they will receive in connection with the Merger; (d) which would materially and adversely affect the right of SyntheMed or the Surviving Entity to own the assets or operate the business of SyntheMed or Pathfinder; (e) seeking to compel Pathfinder or SyntheMed or any Subsidiary of Pathfinder or SyntheMed to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions Contemplated Transactions; or (f) which, if adversely determined, would reasonably be expected to have a SyntheMed Material Adverse Effect or a Pathfinder Material Adverse Effect.

6.9         Pathfinder Member Certifications.

Each of the members of Pathfinder shall have delivered to SyntheMed a letter in form and substance satisfactory to SyntheMed, certifying such member’s ownership interest in Pathfinder and providing investment representations necessary to support an exemption from registration applicable to the Merger and the issuance and sale of SyntheMed shares pursuant thereto and indemnifying Pathfinder and SyntheMed for breach of the certifications and representations contained therein.

6.10       Ancillary Agreements and Deliveries.

Pathfinder shall have delivered, or caused to have been delivered, to SyntheMed the items listed on Schedule 6.11 of the Pathfinder Disclosure Schedule, each of which, in the case of agreements and documents, shall be duly executed and in full force and effect.

6.11       Capital Raise.

Subscriptions in an amount at least equal to the Minimum Amount shall have been secured by Pathfinder in the Capital Raise and held in escrow as contemplated by Section 4.20.  Immediately after the Effective Time, the Parties agree that all funds held in escrow shall be transferred to SyntheMed and the Capital Raise shall be consummated.

38

Annex A

SECTION 7

TERMINATION

7.1         Termination.

This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the members of Pathfinder, and whether before or after approval by SyntheMed’s stockholders of any of the actions contemplated to be submitted to a vote of SyntheMed’s stockholders):

(a)           by mutual written Consent of Pathfinder and SyntheMed duly authorized by the board of directors of SyntheMed and manager of Pathfinder;

(b)           by either Pathfinder or SyntheMed if the Merger shall not have been consummated by February 28, 2011 or, if the SEC has elected to review any aspect of the SyntheMed Proxy Statement, March 31, 2011 (unless the failure to consummate the Merger is attributable to a failure on the part of the Party seeking to terminate this Agreement to perform any material obligation required to be performed by such Party at or prior to the Effective Time);

(c)           by either Pathfinder or SyntheMed if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)           by either Pathfinder or SyntheMed if (i) the SyntheMed Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and SyntheMed’s stockholders shall have taken a final vote to approve the filing of the SyntheMed Charter Amendment, the Merger and the SyntheMed Stock Option Plan Increase  and (ii) the proposals described in clause “(i)” hereof shall not have been approved at such meeting (and such proposals shall not have been approved at any adjournment or postponement thereof) by the Required SyntheMed Stockholder Vote; provided , however , that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such Party to perform any material obligation required to be performed by such Party at or prior to the Effective Time;

(e)           by either Pathfinder or SyntheMed if (i) the Pathfinder Members’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Pathfinder’s members shall have taken a final vote to adopt this Agreement and (ii) the proposal described in clause “(i)” hereof shall not have been approved and this Agreement shall not have been adopted at such meeting (and such proposal shall not have been approved, and this Agreement shall not have been adopted, at any adjournment or postponement thereof) by the Required Pathfinder Member Vote; provided , however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure to obtain such member vote is attributable to a failure on the part of the Party seeking to terminate this Agreement to perform any material obligation required to be performed by such Party at or prior to the Effective Time;

39

Annex A

(f)           by Pathfinder (at any time prior to the SyntheMed stockholders having voted their shares of SyntheMed Common Stock in favor of the proposals set forth in the Required SyntheMed Stockholder Vote) if a SyntheMed Triggering Event shall have occurred;

(g)           by SyntheMed (at any time prior to the adoption of this Agreement by the Required Pathfinder Member Vote) if a Pathfinder Triggering Event shall have occurred;

(h)           by Pathfinder, upon a breach of any representation, warranty, covenant or agreement on the part of SyntheMed or Merger Sub set forth in this Agreement, or if any representation or warranty of SyntheMed or Merger Sub shall have become inaccurate, in either case such that the conditions set forth in Section 5.1 or Section 5.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in SyntheMed’s or Merger Sub’s representations and warranties or breach by SyntheMed or Merger Sub is curable by SyntheMed or Merger Sub, then this Agreement shall not terminate pursuant to this Section 7.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Pathfinder to SyntheMed or Merger Sub of such breach or inaccuracy and (ii) SyntheMed or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(h) as a result of such particular breach or inaccuracy if such breach by SyntheMed or Merger Sub is cured prior to such termination becoming effective);

(i)           by SyntheMed, upon a breach of any representation, warranty, covenant or agreement on the part of Pathfinder set forth in this Agreement, or if any representation or warranty of Pathfinder shall have become inaccurate, in either case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in Pathfinder’s representations and warranties or breach by Pathfinder is curable by Pathfinder, then this Agreement shall not terminate pursuant to this Section 7.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from SyntheMed to Pathfinder of such breach or inaccuracy and (ii) Pathfinder ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(i) as a result of such particular breach or inaccuracy if such breach by Pathfinder is cured prior to such termination becoming effective); or

(j)           by either Pathfinder or SyntheMed upon a breach by the other (the “breaching party”) of any representation, warranty, covenant or agreement on the part of the breaching party set forth in the Credit and Security Agreement, or if any representation or warranty of the breaching  party shall have become inaccurate, in either case provided that if such inaccuracy in the breaching party’s representations and warranties or breach by the breaching party is curable by such party, then this Agreement shall not terminate pursuant to this Section 7.1(j) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from the non-breaching party to the breaching party of such breach or inaccuracy and (ii) the breaching party ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(j) as a result of such particular breach or inaccuracy if such breach by the breaching party is cured prior to such termination becoming effective);

40

Annex A

7.2         Effect of Termination.

In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or material breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement, except that SyntheMed shall have no liability for breach of any pre-closing covenant to the extent the breach arises from Pathfinder’s failure to fund loan requests under the Credit and Security Agreement in amounts sufficient to cover the costs of properly and timely performing any such pre-closing covenant or the failure of Pathfinder to approve the allocation of the proceeds of any such loans for such purpose.

7.3         Expenses.

All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1         Amendment.

This Agreement may be amended at any time prior to the Effective Time by the Parties, by action taken or authorized by their respective boards of directors or managers, as the case may be, whether before or after adoption of this Agreement by the members of Pathfinder or before or after the SyntheMed stockholders having voted their shares of SyntheMed Common Stock in favor of the proposals set forth in the Required SyntheMed Stockholder Vote; provided, however, that after any such member or stockholder approval of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization by the members of Pathfinder or stockholders of SyntheMed without such further approval or authorization. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the Parties.

8.2         Remedies Cumulative; Waiver.

(a)           The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b)           At any time prior to the Effective Time, Pathfinder (with respect to SyntheMed and Merger Sub) and SyntheMed (with respect to Pathfinder), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such Party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement. Any agreement on the part of a Party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

41

Annex A

8.3         No Survival.

None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement shall survive the Effective Time.

8.4         Entire Agreement.

This Agreement (including the documents relating to the Merger referred to in this Agreement), the Credit and Security Agreement and any confidentiality agreement entered into among the parties constitute the entire agreement among the Parties and supersede all other prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

8.5         Execution of Agreement; Counterparts; Electronic Signatures.

(a)           This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(b)           The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

8.6         Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.7         Consent to Jurisdiction; Venue.

In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (d) agrees not to bring any action or proceeding (including counter-claims) arising out of or relating to this Agreement or any of the Contemplated Transactions in any other court. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.13. Nothing in this Section 8.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

42

Annex A

8.8         WAIVER OF JURY TRIAL.

EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS.

8.9         Disclosure Schedules.

(a)           The SyntheMed Disclosure Schedule and the Pathfinder Disclosure Schedule shall be arranged in separate Parts corresponding to the numbered and lettered sections contained in Section 2 and Section 3, respectively. The information disclosed in any numbered or lettered Part shall be deemed to relate to and shall qualify other sections and subsections in Section 2 or Section 3, as the case may be, only to the extent it is readily apparent that the disclosure contained in such numbered and lettered sections contains enough information regarding the subject matter of the other representations in Section 2 or Section 3, as the case may be, as to clearly qualify or otherwise clearly apply to such other representations and warranties.

(b)           If there is any inconsistency between the statements in this Agreement and those in the SyntheMed Disclosure Schedule or the Pathfinder Disclosure Schedule (other than an exception set forth as such in the SyntheMed Disclosure Schedule or the Pathfinder Disclosure Schedule), the statements in this Agreement will control.

(c)           Every statement made in the SyntheMed Disclosure Schedule shall be deemed to be a representation of SyntheMed and each other SyntheMed Corporation in this Agreement as if set forth in Section 2. Every statement made in the Pathfinder Disclosure Schedule shall be deemed to be a representation of Pathfinder in this Agreement as if set forth in Section 3.

8.10       [Omitted].

8.11       Assignments and Successors.

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written Consent of the other Parties. Any attempted assignment of this Agreement or of any such Party’s rights or obligations without such Consent shall be void and of no effect.

43

Annex A

8.12       No Third Party Rights.

Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the Parties hereto; and (b) the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 4.19) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that (i) this Agreement is not intended to create a contract between Pathfinder, the Surviving Entity, or any of the SyntheMed Corporations on the one hand and any employee of the Surviving Entity or any of the SyntheMed Corporations, on the other hand, relating to employment or employee benefits and no employee may rely on this Agreement as the basis for any breach of contract claim relating to employment or employee benefits against Pathfinder, the Surviving Entity, or any of the SyntheMed Corporations; (ii) nothing in this Agreement shall be deemed or construed to require Pathfinder, the Surviving Entity, or any of the SyntheMed Corporations to continue to employ any particular employee for any period after Closing, (iii) nothing in this Agreement shall be deemed or construed to limit Pathfinder’s, the Surviving Entity’s, or any SyntheMed Corporation’s right to terminate the employment of any employee during any period after Closing, and (iv) nothing in this Agreement shall modify or amend any benefit plan or other agreement, plan, program, or document unless this Agreement explicitly states that the provision “amends” such benefit plan or other agreement, plan, program, or document.

8.13       Notices.

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

SyntheMed and Merger Sub (before the Closing):

SyntheMed, Inc.
Address:	200 Middlesex Essex Turnpike, Suite 200 Iselin, New Jersey
Attention	Barry Frankel, Special Committee Chairman

E-mail Address: brf@frankelgroup.com

With a copy to: Eilenberg & Krause LLP
Address:	11 East 44th Street New York, New York, 19th Floor
Attention	Keith M. Moskowitz, Esq.
Fax No.:	(212) 986-2399

E-mail Address: km@ezlaw.com

Pathfinder, LLC.
Address:	12 Bow Street Cambridge, Massachusetts 02138
Attention	Richard L. Franklin, Manager
Fax No.:

Email Address: rick.franklin@pathfindercelltherapy.com

44

Annex A

With a copy to: Casner & Edwards, LLP
Address:	303 Congress Street Boston, Massachusetts 02210
Attention	David J. Chavolla, Esq.
Fax No.:	(617) 426-8810

Email Address: chavolla@casneredwards.com

8.14       Cooperation; Further Assurances.

Each Party agrees to cooperate fully with the other Parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Parties to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

8.15       Construction; Usage.

(a)           Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)         the singular number includes the plural number and vice versa;

(ii)        reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)        reference to any gender includes each other gender;

(iv)        reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)         reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)        “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii)       “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)      “or” is used in the inclusive sense of “and/or”;

(ix)         with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x)          references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

45

Annex A

(b)           Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

(c)           Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.16       Enforcement of Agreement.

The Parties acknowledge and agree that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.17       Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.18       Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signature Page to Follow]

46

Annex A

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SYNTHEMED, INC.

By:	/s/ Barry R. Frankel
Name:	Barry R. Frankel
Title:	Chair, Special Comm of BOD

SYMD ACQUISITION SUB, INC.

By:	/s/ Barry R. Frankel
Name:	Barry R. Frankel
Title:	President

PATHFINDER, LLC

By:	/s/ Richard Franklin
Name:	Richard Franklin
Title:	CEO, Manager

[Signature Page to Agreement and Plan of Merger]

Annex A

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by SyntheMed or Pathfinder, as applicable) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of SyntheMed or Pathfinder, as applicable, is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of SyntheMed or Pathfinder, as applicable, or (iii) in which any of SyntheMed or Pathfinder, as applicable, issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of any of SyntheMed or Pathfinder, as applicable; or (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets (on a book value or fair market value basis) of SyntheMed or Pathfinder, as applicable; provided, however, that “Acquisition Transaction” shall not include (x) the Merger or Contemplated Transactions, (y) any issuance of securities or series of issuances of securities by SyntheMed or Pathfinder at any time, which is for capital-raising purposes or (z) any one or a series of transactions involving a licensing, partnership, joint or collaborative venture, co-development or co-promotion agreement or similar arrangement involving one or more of SyntheMed’s or Pathfinder’s product candidates or potential product candidates or the acquisition of assets, a business or a product line so long as such transactions, individually or in the aggregate, do not result in a Change of Control Transaction.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person with the meaning of the Securities Act, as amended, and the rules and regulations promulgated thereunder.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Antitrust Laws” shall mean the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdictions, whether federal, state, local or foreign.

“Balance Sheet” shall mean , in the case of SyntheMed, the consolidated balance sheet included in its most recent Quarterly Report on Form 10-Q and, in the case of Pathfinder, the balance sheet dated September 30, 2010 contained in Part 3.5(a) of the Pathfinder Disclosure Schedule.

Annex A

“Benefit Plan” shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, change of control, disability, death benefit, hospitalization, medical, worker’s compensation, supplementary unemployment benefits, fringe benefits, or other plan, policy, program, practice, arrangement or understanding (whether or not legally binding, whether or not terminated, and whether or not in writing), whether covering one person or more than one person, or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of SyntheMed or Pathfinder, as applicable, or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by SyntheMed or Pathfinder, as applicable, with respect to which SyntheMed or Pathfinder, as applicable, has any liability. Without limiting the generality of the foregoing, the term “Benefit Plan” includes all employee benefit plans within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA.

“Blue Sky Laws” shall have the meaning set forth in Section 2.2(c).

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New Jersey or Massachusetts are authorized or required by law to close.

“Capital Raise” shall have the meaning set forth in Section 4.20.

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Change of Control Transaction” means (i) a merger, consolidation, amalgamation, equity interest exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) Pathfinder’s members immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the Entity surviving or resulting from such transaction (or the ultimate parent Entity thereof) or (B) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of Pathfinder’s equity capital or (ii) a sale, lease, exchange, transfer, license or disposition of any business or other disposition of at least 50% of the assets (on a book value or fair market value basis) or Intellectual Property of Pathfinder and its Subsidiaries, taken as a whole, as applicable, in a single transaction or a series of related transactions.

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Date” shall have the meaning set forth in Section 1.3.

“Code” shall have the meaning set forth in the Recitals to this Agreement.

“Committee Compensation Arrangement” shall mean the arrangement for compensation of the members of the Special Committee of board of directors of SyntheMed, as set forth in Part 2.3 of the SyntheMed Disclosure Schedule.

 “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall have the meaning set forth in Section 2.2(a).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Annex A

“Costs” shall have the meaning set forth in Section 4.19(a).

“Credit and Security Agreement” shall mean the Revolving Credit and Security Agreement dated as of September 14, 2010 between the Parties, and shall include all agreements and instruments contemplated thereby and executed in connection therewith.

“Effective Time” shall have the meaning set forth in Section 1.3.

“EMEA” shall have the meaning set forth in Section 2.10(a).

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall be determined as of the Effective Time and shall equal the product of four (4) times the ratio produced by dividing the number of Outstanding SyntheMed Shares by the number of Outstanding Pathfinder Membership Units.

 “Expenses” shall mean, with respect to Pathfinder or SyntheMed, as applicable, the reasonable out of pocket fees and expenses (including all reasonable fees and expenses of legal counsel, accountants, financial advisors and investment bankers of such Party) incurred by such Party or on its behalf in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated by this Agreement, the compliance with applicable Legal Requirements and all other matters related to this Agreement, the Merger and the other transactions contemplated hereby.

“FDA” shall have the meaning set forth in Section 2.10(a).

“GAAP” shall mean generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the financial statements referred to in Sections 2.5 and 3.5 were prepared.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, exemptions, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Annex A

 “Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-Governmental Body of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means all apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks, methods, processes, proprietary information, protocols, schematics, specifications, software, techniques, user interfaces, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

“Intellectual Property Rights” means any and all now known or hereafter existing (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature, whether arising by operation of law, by contract or license, or otherwise; and (f) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing, in each case in any jurisdiction throughout the world.

“Knowledge” shall mean, with respect to SyntheMed, the knowledge, after reasonable inquiry and investigation, of its executive officers, and, with respect to Pathfinder, the knowledge, after reasonable inquiry and investigation, of its managers.

 “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

 “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

 “MBCA” shall have the meaning set forth in the Recitals to this Agreement.

“Membership Unit” shall mean a membership unit of Pathfinder, as defined in the Pathfinder Operating Agreement.

 “Merger” shall have the meaning set forth in the Recitals to this Agreement.

 “Merger Sub” shall have the meaning set forth in the Preamble.

“MLLCA” shall have the meaning set forth in the Recitals to this Agreement.

“Options” shall have the meaning set forth in Section 2.3(b).

Annex A

“Order” shall mean any law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decision, decree, rule, regulation, ruling or Legal Requirement issued enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Organizational Documents” shall mean, with respect to any Entity, its certificate or articles of incorporation, certificate of formation or organization, by-laws, operating or partnership agreement and other organizational documents, as the case may be.

“Outstanding SyntheMed Shares” shall mean the number of shares of SyntheMed Common Stock issued and outstanding immediately prior to the Effective Time (adjusted to reflect the Reverse Stock Split).  For the avoidance of doubt, Outstanding SyntheMed Shares shall include any shares of SyntheMed Common Stock issuable upon consummation of the Merger pursuant to the Oppenheimer Agreement, Yissum Amendment Agreement and Committee Compensation Arrangement, and shall not include any shares of SyntheMed Common Stock issuable in connection with the Capital Raise.

“Outstanding Pathfinder Membership Units” shall mean the number of Pathfinder Membership Units issued and outstanding immediately prior to the Effective Time, plus any Membership Units issuable pursuant to the exercise or conversion of Pathfinder Equity Options, Pathfinder Warrants or other rights to acquire Membership Units or other equity interests in Pathfinder (including rights under any contractual antidilution provisions) outstanding immediately prior to the Effective Time.

“Part” shall mean a part or section of the SyntheMed Disclosure Schedule or the Pathfinder Disclosure Schedule.

“Party” or “Parties” shall mean Pathfinder and SyntheMed.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

“Pathfinder Disclosure Schedule” shall mean the disclosure schedule that has been prepared by Pathfinder in accordance with the requirements of Section 8.9 and that has been delivered by Pathfinder to SyntheMed on the date of this Agreement and signed by the manager of Pathfinder.

“Pathfinder Information Statement” shall have the meaning set forth in Section 3.15.

“Pathfinder IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to Pathfinder or any of its Subsidiaries.

Annex A

“Pathfinder Material Adverse Effect” shall be defined as follows: an event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Pathfinder Material Adverse Effect” if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of Pathfinder or (b) the ability of Pathfinder to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Pathfinder Material Adverse Effect: (i) any change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Pathfinder caused by, related to or resulting from, directly or indirectly, the Contemplated Transactions or the announcement thereof, (ii) any adverse change, effect or occurrence attributable to the United States economy as a whole or the industry in which Pathfinder competes, (iii) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing or (iv) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, in each case independent of any other event that would be deemed to have a Pathfinder Material Adverse Effect.

“Pathfinder Material Contract” shall have the meaning set forth in Section 3.12.

“Pathfinder Equity Options” shall have the meaning set forth in Section 3.3.

“Pathfinder Equity Plan” shall mean [confirm whether there is an equity plan].

“Pathfinder Members’ Meeting” shall have the meaning set forth in Section 4.7(a).

“Pathfinder Triggering Event” shall mean: (a) the failure of the manager(s) of Pathfinder to recommend that Pathfinder’s members vote to approve the Merger and adopt this Agreement, or the withdrawal or modification of the Pathfinder Manager Recommendation in a manner adverse to SyntheMed; (b) Pathfinder shall have failed to include in the Pathfinder Information Statement the Pathfinder Manager Recommendation; (c) the manager(s) of Pathfinder shall have failed to reaffirm, unanimously and without qualification, the Pathfinder Board Recommendation, or shall have failed to state in writing to its members and SyntheMed, unanimously and without qualification, that the manager(s) of Pathfinder believe that the Merger is in the best interests of Pathfinder’s members, within five Business Days after SyntheMed requests in writing that such action be taken; or (d) the managers(s) of Pathfinder, or members owning at least 20% of the outstanding membership interests of Pathfinder, shall have approved, endorsed or recommended or consented to any Acquisition Proposal.

“Registered IP” means all Intellectual Property Rights that are registered or filed with or issued by any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Required Pathfinder Member Vote” shall have the meaning set forth in Section 3.2(a).

“Required SyntheMed Stockholder Vote” shall have the meaning set forth in Section 2.2(a).

 “SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of Commonwealth” shall have the meaning set forth in Section 1.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

 “SOX” shall mean the Sarbanes-Oxley Act of 2002, as amended

Annex A

 “Subsidiary” an Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” shall mean, with respect to a Party, a bona fide written offer made by a third Person to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the Party’s stockholders immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the Entity surviving or resulting from such transaction (or the ultimate parent Entity thereof) or (B) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of the Party’s capital stock or (ii) a sale, lease, exchange transfer, license or disposition of any business or other disposition of at least 50% of the assets (on a book value or fair market value basis) of the Party or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: is on terms and conditions that the board of directors of SyntheMed or managers of Pathfinder, as applicable, determines, in its good faith judgment, after obtaining and taking into account such matters that such board or mangers deems relevant following consultation with its outside legal counsel: (x) is more favorable, from a financial point of view, to SyntheMed’s stockholders or Pathfinder’s members, as applicable, than the terms of the Merger; and (y) is reasonably capable of being consummated.

“Surviving Entity” shall have the meaning set forth in Section 1.1.

“SyntheMed IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to SyntheMed or any of its Subsidiaries.

“SyntheMed Balance Sheet” shall mean the balance sheet included in SyntheMed’s Quarterly Report on Form 10-Q most recently filed with the SEC.

“SyntheMed Capital Increase” shall have the meaning set forth in Section 1.4A(a).

“SyntheMed Board Recommendation” shall have the meaning set forth in Section 4.7(b).

“SyntheMed Charter Amendment” shall have the meaning set forth in Section 1.4(c).

“SyntheMed Common Stock” shall mean the Common Stock, $0.001 par value per share, of SyntheMed.

“SyntheMed Corporation” shall mean SyntheMed or any of its Subsidiaries, and “SyntheMed Corporations” shall mean SyntheMed and all of its Subsidiaries.

“SyntheMed Contract(s)” shall mean any Contract (a) to which any of the SyntheMed Corporations is a party; (b) by which any of the SyntheMed Corporations or any asset of any of the SyntheMed Corporations is or may become bound or under which any of the SyntheMed Corporations has, or may become subject to, any obligation; or (c) under which any of the SyntheMed Corporations has or may acquire any right or interest.

Annex A

“SyntheMed Disclosure Schedule” shall mean the disclosure schedule that has been prepared by SyntheMed in accordance with the requirements of Section 8.9 and that has been delivered by SyntheMed to Pathfinder on the date of this Agreement and signed by the President of the SyntheMed.

“SyntheMed Financial Advisors” shall mean Barrier Advisors, Inc. and Oppenheimer & Co., Inc.

“SyntheMed Material Adverse Effect” shall be defined as follows: an event, violation, inaccuracy, circumstance or other matter will be deemed to have a “SyntheMed Material Adverse Effect” if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the capitalization, assets or liabilities of SyntheMed,  (b) the ability of SyntheMed or the Merger Sub to consummate the Merger or any of the other Contemplated Transactions or to perform any of their obligations under this Agreement, or (c) SyntheMed’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the membership interests of the Surviving Entity; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a SyntheMed Material Adverse Effect: (i) any change in the capitalization or assets of SyntheMed caused by, related to or resulting from, directly or indirectly, the Contemplated Transactions or the announcement thereof, (ii) any adverse change, effect or occurrence attributable to the United States economy as a whole or the industries in which SyntheMed competes, (iii) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing, (iv) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, (v) any change in the stock price or trading volume of SyntheMed or (vi) any sale of assets of SyntheMed to an unrelated third party or any loss of rights to assets of SyntheMed as a result of failure to satisfy minimum sales, royalty or other obligations under governing license agreements in each case independent of any other event that would be deemed to have a SyntheMed Material Adverse Effect.

“SyntheMed Material Contract” shall mean any contract listed in Section 2.14 of this Agreement.

“SyntheMed Preferred Stock” shall mean the Preferred Stock, $0.001 par value per share, of the SyntheMed.

“SyntheMed Proxy Statement” shall mean the proxy statement to be filed with the SEC by SyntheMed in connection with the SyntheMed Stockholders’ Meeting.

 “SyntheMed Rights Agreement” shall have the meaning set forth in Section 2.3.

“SyntheMed SEC Reports” shall have the meaning set forth in Section 2.4(a).

“SyntheMed Stock Options” shall have the meaning set forth in Section 2.3.

“SyntheMed Stock Plans” shall mean SyntheMed’s 2000 Stock Option Plan, 2001 Non-Qualified Stock Option Plan and 2006 Stock Option Plan.

Annex A

“SyntheMed Stock Option Plan Increase” shall mean an increase in the number of shares authorized for issuance under SyntheMed’s 2006 Stock Option Plan to 25,000,000.

“SyntheMed Stockholders’ Meeting” shall have the meaning set forth in Section 4.7(a).

“SyntheMed Triggering Event” shall mean: (a) the failure of the board of directors of SyntheMed to recommend that SyntheMed’s stockholders vote to approve (i) the filing of the SyntheMed Charter Amendment, (ii) the Merger and (iii) the SyntheMed Stock Option Plan Increase, or the withdrawal or modification of the SyntheMed Board Recommendation in a manner adverse to Pathfinder; (b) SyntheMed shall have failed to include in the SyntheMed Proxy Statement the SyntheMed Board Recommendation; (c) the board of directors of SyntheMed shall have failed to reaffirm, unanimously and without qualification, the SyntheMed Board Recommendation, or shall have failed to publicly state, unanimously and without qualification, that the board of directors of SyntheMed believes that the Merger is in the best interests of SyntheMed’s stockholders, within five Business Days after Pathfinder requests in writing that such action be taken; or (d) the board of directors of SyntheMed, or shareholders owning at least 20% of the outstanding Common Stock of SyntheMed, shall have approved, endorsed or recommended or consented to any Acquisition Proposal.

“SyntheMed Warrants” shall have the meaning set forth in Section 2.3.

“Tax” shall mean any (a) tax (including, but not limited to, income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other fee of any kind imposed by any Governmental Body, (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (a) or for failure to file any Tax Return, (c) any successor or transferee liability in respect of any items described in clauses (a) and/or (b) under Treasury Regulation 1502-6 (or any similar provision of state, local or foreign law) and (d) any amounts payable under any tax sharing agreement or other contractual arrangement.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Taxing Authority” shall mean any Governmental Body charged with the responsibility for the assessment and collection of Taxes and the administration or enforcement of Tax law.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

Annex A

“Yissum Amendment Agreement” means the agreement, if any, as shall have been entered into by SyntheMed prior to consummation of the Merger amending the rights and/or obligations of the respective parties under the existing agreement between SyntheMed and Yissum Research Development Company of the Hebrew University of Jerusalem, dated June 14, 1991, as amended to date.

Annex A

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) dated as of February 15, 2011 to the Agreement and Plan of Merger referred to below by and among SyntheMed, Inc. , a Delaware corporation (“SyntheMed”), SYMD Acquisition Sub, Inc.,  a newly-formed Massachusetts corporation and a wholly-owned subsidiary of SyntheMed (“Merger Sub”), and Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”).

WITNESSETH:

WHEREAS, SyntheMed, Merger Sub and Pathfinder are parties  to that certain Agreement and Plan of Merger dated as of December 22, 2010 (the “Merger Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement in accordance with the provisions of Section 8.1 thereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION  1.  Capitalized Terms.  Capitalized terms that are not defined in this Amendment have the respective meanings set forth in the Merger Agreement.

SECTION  2.  Amendments to Merger Agreement.  The Merger Agreement is hereby amended as follows:

(a)          By deleting the brackets around “Class A Membership Unit” in Section 1.5(a)(iv).

(b)          By deleting the brackets around “$65,000” in Section 4.19(c) and by  deleting the bracketed comment at the end of such Section.

(c)	By adding a new Section 4.21 to read in its entirety as follows:

4.21       Contingent Share Issuance.

If the Yissum Amendment Agreement is not entered into prior to the Closing, but instead is entered into within the first three months following the Closing, SyntheMed shall, upon issuance of any shares of SyntheMed Common Stock to Yissum pursuant to the Yissum Amendment Agreement, issue ratably to the persons who held Pathfinder Membership Units immediately prior to the Merger four times the number of shares of SyntheMed Common Stock so issued to Yissum.

(d)           The definition of “Outstanding Pathfinder Membership Units” in Exhibit A is hereby amended and restated to read in its entirety as follows:

Annex A

“Outstanding Pathfinder Membership Units” shall mean the number of Pathfinder Membership Units issued and outstanding immediately prior to the Effective Time, plus any Membership Units issuable for consideration less than the fair market value per unit (as determined in good faith by Pathfinder’s managers as of the date of grant of such Pathfinder Equity Options, Pathfinder Warrants or similar rights) pursuant to the exercise or conversion of Pathfinder Equity Options, Pathfinder Warrants or other rights to acquire Membership Units or other equity interests in Pathfinder (including rights under any contractual antidilution provisions) outstanding immediately prior to the Effective Time.

(e)          The definition of “Outstanding SyntheMed Shares” in Exhibit A is hereby amended by adding the words “or prior to” immediately after the word “upon” in the second sentence thereof.

(f)          The definition of “Yissum Amendment Agreement” in Exhibit A is hereby amended by deleting the words “prior to consummation of the Merger”.

(g)          The definition of “Pathfinder Equity Plan” in Exhibit A is hereby amended and restated to read in its entirety as follows:

“Pathfinder Equity Plan” shall mean any plan pursuant to which equity interests or rights to acquire equity interests in Pathfinder have been or may be issued or granted.

(h)          Section 7.1(b) is hereby amended and restated to read in its entirety as follows:

 “(b)      by either Pathfinder or SyntheMed if the Merger shall not have been consummated by April 30, 2011 (unless the failure to consummate the Merger is attributable to a failure on the part of the Party seeking to terminate this Agreement to perform any material obligation required to be performed by such Party at or prior to the Effective Time);”

SECTION  3.  Effect on Merger Agreement. Except as otherwise expressly amended herein, the Merger Agreement shall remain in full force and effect.  All references in any document or agreement to the Merger Agreement shall refer to the Merger Agreement, as amended hereby.

SECTION 4.  Execution in Counterparts; Facsimile Signatures.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[Signature Page Follows]

2

Annex A

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the 15th day of February, 2011.

SYNTHEMED, INC.

By:	s/Barry Frankel
Name: Barry Frankel
Title: Chairman, Special Committee

SYMD ACQUISITION SUB, INC.

By:	s/Barry Frankel
Name: Barry Frankel
Title: President

PATHFINDER, LLC

By:	s/Richard L. Franklin
Name: Richard L. Franklin
Title: President and Manager

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

3

Annex B

Barrier Advisors, Inc. Two Galleria Tower 13455 Noel Road, Suite 2200 Dallas, Texas 75240 972.763.4000 Main 972.763.4001 Fax www.barrieradvisors.com

December 22, 2010

Special Committee of the Board of Directors
SyntheMed, Inc.
200 Middlesex Essex Turnpike
Iselin, NJ 08830

Attention:  Mr. Barry Frankel

Dear Gentlemen:

You have requested that Barrier Advisors, Inc. (“Barrier”) provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to SyntheMed, Inc., a Delaware corporation (“SyntheMed” or the “Company”) and its shareholders, of the consideration to be received by such holders in the proposed reverse triangular merger (the “Merger”) with Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”).  Pursuant to the Draft Agreement and Plan of Merger, received by Barrier on December 17, 2010 (the “Agreement”), to be entered into by and among SyntheMed, Inc., SYMD Acquisition Sub, Inc., a newly formed corporation and wholly-owned subsidiary of SyntheMed (“Merger Sub”) and Pathfinder:

(i)           Merger Sub shall be merged with and into Pathfinder, with Pathfinder continuing as the surviving entity and a wholly owned subsidiary of the Company.

(ii)           Each Membership Unit of Pathfinder outstanding immediately prior to the Merger (excluding Membership Units, if any, to be cancelled pursuant the Agreement) shall be converted solely into the right to receive a number of shares of SyntheMed Common Stock equal to the Exchange Ratio.

The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

In arriving at our Opinion, we have reviewed the Agreement, certain publicly available information concerning SyntheMed and certain internal financial projections, forecasts, analyses and other information furnished to us by SyntheMed and Pathfinder.  We have also held discussions with members of the senior management of both SyntheMed and Pathfinder regarding the business and prospects of SyntheMed and Pathfinder, respectively.  In addition, we have (i) compared certain financial information of SyntheMed and Pathfinder with similar information for selected publicly traded companies that we considered comparable in whole or in part to SyntheMed and Pathfinder, (ii) considered, to the extent publicly available, the financial terms of other recent business combinations involving companies whose operations and products we considered comparable in whole or in part to the operations and products of SyntheMed and Pathfinder, and (iii) performed such other studies and analyses, made such other inquiries and considered such other information and factors as we deemed appropriate.

Annex B

We have not independently verified any of the information described above and, for purposes of this Opinion, have assumed and relied upon the accuracy and completeness thereof.  With respect to information relating to the Company and its operations, we have been advised, and have assumed, that such information has been reasonably prepared and reflects the best currently available estimates and judgments of management of the Company and the likely future financial performance of the Company.  We have further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.  If assumptions were not provided by management, where appropriate and necessary, we formulated our own assumptions to reach our opinion.  In formulating assumptions, we relied on independent industry and company research and considered other factors such as market, economic and credit conditions.  We are not expressing any opinion as to what the value of post-merger combined entity may be. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities of the Company.  It is assumed that, post- closing, the shareholders of SyntheMed and the members of Pathfinder will be holding the same class of stock.  We have not been asked to consider, and our Opinion does not address, the relative merits of the Merger or consider any alternative transactions or strategies that might have been available to the Company. We were not requested to, and did not, determine the structure or terms of or recommend the Merger.

Our Opinion is necessarily based upon information made available to and reviewed by us as of the date of this letter and market, economic, credit and other conditions, including the circumstances regarding the Merger and the Company’s business, as they exist and can be evaluated as of the date of this letter.  It should be understood that, although subsequent events may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion, and we expressly disclaim any responsibility to do so.  We have assumed that the final versions of any draft documents we have reviewed will not differ in any material respects from such drafts.  We have also assumed that the terms of the Merger, when consummated, will not differ in any material respects from the terms and conditions described in the draft documents governing the Merger that we have reviewed.  We have further assumed that each of the parties to the Agreement will comply with all material terms of the Agreement, as applicable, and that the Merger will be validly consummated in accordance with its terms without any adverse waiver, amendment or delay of any material term or condition thereof.  We have also assumed that all governmental, regulatory or other consents or approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company, the shareholders of the Company or the Merger.  We are not legal, tax or regulatory advisors, and we are not a registered broker dealer.  We are financial advisors only and have relied upon, without independent verification, the assessment of Pathfinder and the Company and their respective legal, tax and regulatory advisors with respect to legal, tax or regulatory matters.

The preparation of a fairness opinion involves certain determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore such an Opinion is not readily susceptible to partial analysis or summary description.  Accordingly, Barrier believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analysis and factors, could create a misleading or incomplete view of the process underlying this Opinion.

2

Annex B

Our advisory services and the Opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of SyntheMed in connection with its consideration of the Merger contemplated by the Agreement.  Such Opinion does not address the underlying business decision of the Company, nor constitute a recommendation to the Company, to engage in the Merger contemplated by the Agreement.

Our Opinion addresses only the fairness, from a financial point of view, to the holders of SyntheMed Common Stock of the Exchange Ratio and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Exchange Ratio or otherwise.  This Opinion covers the Exchange Ratio being utilized to effect the Merger and does not address (i) the pre-merger capital structure of SyntheMed or (ii) any other pre-merger relationships, agreements or arrangements among any of the shareholders or other stakeholders of SyntheMed.  In addition, Barrier has not estimated the amount of any adjustment to the Exchange Ratio that might be made pursuant to the Agreement or on potential indemnification claims under the Agreement, and provides no opinion with respect to the affect these or other adjustments might have on the post-merger net ownership amounts of the Company’s shareholders as a result of the items mentioned in (ii) of this paragraph.

Regardless of whether the Merger closes, we shall receive a specified fee from the Company in connection with rendering our Opinion.  In addition, the Company has agreed to reimburse Barrier for certain fees, costs and expenses and to indemnify Barrier and certain related parties against certain liabilities arising out of, resulting from, or relating to, its engagement and the Merger.

Barrier has not had any material relationship with any transaction party during the past two years, and there is no material relationship that is mutually understood to be contemplated by Barrier and any transaction party, in which any compensation was received or is intended to be received as a result of the relationship. Barrier discloses that it is a financial advisor to a certain unrelated third party client which had also independently hired the Frankel Group (owned by Barry Frankel; a member of the Special Committee of the Board of Directors) to provide advisory services.  Barrier may provide investment banking and other services to certain transaction parties and their respective affiliates in the future.  In connection with such services, we would expect to receive appropriate compensation.

This Opinion is furnished solely to the Special Committee of the Board of Directors of SyntheMed for its benefit subject to the terms of our engagement letter and does not constitute a recommendation as to how any holder of shares of the Company should vote or act on any matter relating to the Merger.  This Opinion is not to be relied upon by any other person, including any shareholder, creditor of the Company or other interested party.  This Opinion is delivered to you subject to the express understanding that in no event shall any of Barrier, its affiliates, or the officers, directors, members, employees, agents, partners or controlling persons of Barrier or its affiliates, have any liability whatsoever other than any such liability to the Company that is finally and judicially determined to have been caused solely by the gross negligence or willful misconduct of Barrier.

3

Annex B

Without our prior written consent, this Opinion may not be used, circulated, publicly disclosed or otherwise referred to, in whole or in part, nor may any other reference to Barrier be publicly made, except that this Opinion may be used in connection with the Proxy Statement relating to the Merger in accordance with the terms of our engagement letter only after Barrier consents in writing to all references made to this letter and Barrier within in such Proxy Statement.

Based upon and subject to the foregoing, it is our Opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the Company and its shareholders.

Sincerely,

Barrier Advisors, Inc.

By: /s/ Michael Lustbader

Michael Lustbader
Managing Director

4

Appendix I

SYNTHEMED, INC.
2006 STOCK OPTION PLAN

The purpose of the SyntheMed, Inc.2006 Stock Option Plan (the “Plan”) is to enhance the ability of SyntheMed, Inc. (the “Company”) and its subsidiaries to attract and retain qualified directors, employees and other persons, and to motivate such persons to devote maximum efforts to the success of the Company.. The Company believes that by providing an opportunity to acquire an equity interest in the Company, the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.  To this end, the Plan provides for the grant of stock options, which includes incentive stock options as well as non-qualified stock options.

1.           ADMINISTRATION

(a)      Committee.  The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board of Directors of the Company (the “Board”), all of who shall be “non-employee directors”, as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).  In the alternative, and if the Board deems it desirable, the Plan may be administered by the entire Board.  In such event, all references herein to “Committee” shall be deemed to refer to the entire Board, and the requirements of this Section 1(a) relating to “non-employee directors” shall not be applicable.

(b)      Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

(c)      Committee Determinations.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.           OPTIONS

Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which are not intended to meet the requirements of such Section, the designation to be in the sole discretion of the Committee.  Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically on the date of such failure to continue to meet the requirements of Section 422 of the Code without further action by the Committee.

           All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Option Instrument”) or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

1

Appendix I

3.           SHARES SUBJECT TO THE PLAN

(a)      Shares Authorized.  Subject to adjustment as provided below, an aggregate of 5,000,000 shares of common stock of the Company may be issued pursuant to Options granted under the Plan. The Company’s common stock, together with any other securities that may become issuable upon exercise of Options, is referred to herein as “Company Stock”.  The shares available under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

(b)      Adjustments.

(i)          In the event of a stock dividend, stock split or reverse stock split with respect to Company Stock, the number of shares with respect to which Options may be granted under the Plan, the number of shares subject to outstanding Options and the exercise price thereof shall be automatically adjusted proportionately, without action by the Committee, which adjustments may be evidenced by written addenda to the Plan and Option Instruments prepared by the Company and, concerning Options designated as incentive stock options, shall be in accordance with Regulations (defined below).  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a spin off, recapitalization, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of outstanding Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(ii)         Subject to the provisions of Article 11, without  affecting the number of shares of Company Stock reserved or available hereunder, the Board may authorize the issuance or assumption of  benefits under this Plan in connection  with any  merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a "Reorganization") upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code and the provisions of Section 409A of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Board may cause any Option outstanding as of the effective date of the  Reorganization  to be cancelled in consideration of a cash payment or alternate Option made to the holder of such cancelled Option equal in value to the fair market value of such cancelled Option.

(iii)       Any adjustments determined by the Committee shall be final, binding and conclusive.

2

Appendix I

4.           ELIGIBILITY FOR PARTICIPATION

Options designated as incentive stock options may be granted only to employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations") and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders, whichever is earlier.  Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan.  Options designated as non qualified options may be granted to directors, officers, employees and consultants of the Company or any subsidiary, as well as such other persons whose participation in the Plan the Committee determines to be in the best interests of the Company, whether or not otherwise employees of the Company.

In determining the eligibility of an individual to be granted an Option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

5.           RESTRICTIONS ON INCENTIVE STOCK OPTIONS

Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

(a)           Limitation on Number of Shares.  Ordinarily, the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted, (determined as of the date the incentive stock options are granted), exercisable for the first time by an individual during any calendar year shall not exceed $100,000.  If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently in the same calendar year, shall be treated as a non qualified option pursuant to Section 422(d)(1) of the Code.  In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.

(b)           Ten Percent (10%) Shareholder.  If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

(i)              The option price per share subject to such incentive stock options shall be not less than 110 % of the fair market value of the stock determined at the time such option was granted.  In determining the fair market value under this clause (i), the provisions of Section 6(e) hereof shall apply; and

(ii)              The incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

(c)            Limit of Exercisability.  Except in the case of Termination for Cause, Termination Due to Disability or termination Due to Death, as such terms are defined in Section 6.(d), the Grantee’s right to exercise incentive stock options is limited to ninety days from the date of Termination.

3

Appendix I

(d)           Other.  The terms of any incentive stock option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.  To the extent any of the provisions included in the Plan or Option Instrument are meant to comply with such provisions but are inconsistent therewith, the provisions of the Plan or Option Instrument, as the case may be, shall be construed to be consistent with such provisions.

6.           GRANT OF OPTIONS

(a)           Number of Shares.  The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to eligible participants.

(b)           Exercise Price.

(i)           The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee.

(ii)           Option Term.  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

(c)           Exercisability of Options.  Options shall become exercisable as determined by the Committee and set forth in the Option Instrument.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d)           Termination of Employment.

Except as provided below, an Option may only be exercised while the Grantee is employed by or otherwise retained to provide services to the Company or its subsidiaries.

(i)           Termination Without Cause.  In the event that a Grantee’s employment or service is terminated by the Company for any reason other than “disability”, death, or for “cause” (collectively, a “termination without cause”), except as stipulated in Section 5.(c),any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the ensuing one year period, except in the case of termination during the first year of an Option’s term, in which case the exercise period shall continue for two years after the date on which the Grantee’s employment or service is terminated by the Company, but in any event no later than the date of expiration of the Option term.

(ii)           Termination For Cause.  In the event the Grantee’s employment or service is terminated by the Company for “cause”, any Option held by the Grantee shall terminate as of the date the Grantee’s employment or service is terminated by the Company and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(iii)           Termination Due to Disability.  In the event the Grantee's employment or service is terminated by the Company on account of Grantee’s “disability”, any Option held by the Grantee shall become one hundred percent vested and fully exercisable by the Grantee and shall terminate on the earlier to occur of the first anniversary thereof or the date of expiration of the Option term,  unless and to the extent exercised prior thereto.

(iv)           Termination Due to Death.  If the Grantee dies while employed by or providing service to the Company, any Option held by the Grantee shall become one hundred percent vested and fully exercisable by the Grantee and shall terminate on the later to occur of the first anniversary thereof or six months after the probate of the Grantee’s estate, but in any event no later than the date of expiration of the Option term.

4

Appendix I

(v)           Voluntary Termination.  In the event a Grantee terminates his or her employment with or services to the Company at his or her own volition, except as stipulated in 5.(c), any Option which is otherwise then exercisable by the Grantee shall terminate on the six month anniversary thereof, except in the case of termination during the first year of an Option’s term, in which case the exercise period shall continue for one year after the date on which the Grantee’s employment with or service to the Company is terminated, in either case unless the Committee determines otherwise, but in no event later than the date of expiration of the Option term.  Any of the Grantee’s Options that are not exercisable as of the date on which the Grantee’s employment with or service to the Company is terminated shall terminate as of such date unless the Committee determines otherwise.

(vi)           Termination Without Cause Upon a Change of Control.  Notwithstanding the provisions of Section 6(d)(i) above, if the Grantee’s employment or service is terminated by the Company on account of a “termination without cause” during the one year period following a Change of Control, except as stipulated in Section 5.(c), any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the two year period after the date on which the Grantee’s employment or service is terminated by the Company, but in no event later than the date of expiration of the Option term.

(vii)           For purposes of this Section 6(d):

(A)           The term “Company” shall mean the Company and its parent and subsidiary corporations, or any successor thereto.

(B)           The term “disability” shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

(C)           The term “termination for cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has materially breached his or her employment or service contract with the Company, or has been engaged in fraud, embezzlement, theft, commission of a felony in the course of his or her employment or service which is injurious to the Company, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. If this clause (C) conflicts with the definition of “Cause” or “termination for cause” (or any similar definition) in an employment or service agreement between the Company and the Grantee, the terms of the employment or service agreement shall govern.

(viii)           Notwithstanding the foregoing, the Committee shall have authority, exercisable in its sole discretion, to determine at the time of Option grants the extent to which any Grantee shall have the right to exercise Options following termination of the Grantee’s employment or provision of services to the Company or its subsidiaries.  Such  provisions, which may include, without limitation, the timing of post-termination vesting and period of exercisability,  shall be determined in the sole discretion of the  Committee,  shall be included in the Option Instrument provided to each grantee, need not be uniform among all Options issued under the 2006 Plan, may reflect distinctions based on the reasons for termination and may differ from the vesting and exercisability provisions otherwise provided in the 2006 Plan.

(e)           Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company accompanied by payment in full of the Exercise Price.  The exercise price shall be paid in cash or its equivalent or by other means approved by the Committee or such officer to whom it may delegate such authority, which may include, among other methods, delivery of previously acquired shares of Company Stock (alone or in combination with cash) and broker-assisted cashless exercise. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

5

Appendix I

For purposes of this Plan, if the Company Stock is publicly traded, then the Fair Market Value per share shall  be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq markets, the last reported sale price thereof on the relevant date, the preceding or succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, the preceding or succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion, as reported by such reporting service acceptable to the Committee in its sole discretion.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

7.           WITHHOLDING OF TAXES

(a)           Required Withholding.  All non-qualified options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

(b)           Election to Withhold Shares.  If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8.           TRANSFERABILITY OF OPTIONS

(a)           Nontransferability of Options.  Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not assign, pledge or otherwise transfer Options except (i) by will, (ii) by the laws of descent and distribution, (iii) to the Company as contemplated by Rule 16b-3 of the Exchange Act, (iv) pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), or (v) as otherwise permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights.

Notwithstanding the foregoing, incentive stock options shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by such participant or the participant’s guardian or legal representative. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

9.           CHANGE OF CONTROL OF THE COMPANY

As used herein, a “Change of Control” shall be deemed to have occurred if:

6

Appendix I

(a)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

(b)           The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c)           After the effective date of the Plan, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or who were directors on the effective date of this Plan.

10.           CONSEQUENCES OF A CHANGE OF CONTROL

(a)           Notice and Acceleration.

(i)           Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

(ii)           Upon a Change of Control, each outstanding Option shall become one hundred percent vested and fully exercisable.

(iii)           Notwithstanding the foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.

 (b)           Assumption of Options.  Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

 (c)           Limitations.  Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

11.           AMENDMENT AND TERMINATION OF THE PLAN

(a)           Amendment.  The Committee may amend or terminate the Plan and any Option Instrument at any time; provided, however, notwithstanding any other provision of the Plan or any Option Instrument, (i) no such amendment shall increase the total number of shares authorized for issuance pursuant to Options that may be granted under the Plan except as provided in Section 3(b) unless approved by the stockholders of the Company and (ii) no such amendment or termination shall  adversely  affect in any  material  way any  Option  previously granted under the Plan,  without the written consent of the Grantee holding such Option, unless the Committee acts under Section 18(b). Termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Option.  Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or applicable stock exchange or securities association rule.

7

Appendix I

(b)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee.

(c)           Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The  Committee may make  adjustments  in the  terms  and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring  events  (including,  without  limitation,  the events described in Section 3 hereof)  affecting  the Company or the  financial  statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent  unintended  dilution or  enlargement  of the  benefits or  potential benefits  intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Grantees under the Plan.

(d)           Governing Document.  The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.           FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.

13.           RIGHTS OF PARTICIPANTS

Nothing in this Plan shall entitle any Eligible Individual or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by, in the employ of or provide services to the Company or any other employment or service rights.

14.           NO FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.           REQUIREMENTS FOR ISSUANCE OF SHARES

No Company Stock shall be issued in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

8

Appendix I

16.           HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.           EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on April 25, 2006.

18.           MISCELLANEOUS

(a)           Options in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees, agents or consultants thereof who otherwise become eligible participants under the Plan, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to employees, agents, and consultants of another corporation who become employees, agents or consultants of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)           Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)           Ownership of Stock.  A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.

9

SPECIAL MEETING OF STOCKHOLDERS OF SYNTHEMED, INC. [_______________], 2011 Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SYNTHEMED, INC. (THE “COMPANY”)
FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY
TO BE HELD AT [____] A.M., LOCAL TIME, ON [______________], [________], 2011

The undersigned hereby appoints Barry Frankel and John Benson, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on [_____], 2011 at the Special Meeting of Stockholders of the Company to be held on [______], [__], 2011 at [___] p.m., local time, at [___________], and at any adjournment thereof.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free [_________________________] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER

-OR-

INTERNET - Access [www.__________.com] and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at [__________] or [www._________.com] up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

▼ Please detach along perforated line and mail in the envelope provided IF ▼ you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.     To adopt that certain Agreement and Plan of Merger, dated as of December 22, 2010, by and among the Company, SYMD Acquisition Sub, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company, and Pathfinder, LLC, a Massachusetts limited liability company, as amended by Amendment No. 1 thereto, and to approve the merger contemplated thereby.
2. To approve an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 150 million to one billion.

|_| FOR |_| AGAINST |_| ABSTAIN	|_| FOR |_| AGAINST |_| ABSTAIN

3. To approve an amendment to the Company’s Restated Certificate of Incorporation changing the Company’s corporate name to “Pathfinder Cell Therapy, Inc.” |_| FOR |_| AGAINST |_| ABSTAIN
4.     To approve an amendment to the Company’s 2006 Stock Option Plan increasing the number of shares of common stock authorized for issuance thereunder from five million to 25 million.

|_|    FOR
|_|    AGAINST
|_|    ABSTAIN

5. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals. |_| FOR |_| AGAINST |_| ABSTAIN	NOTE: In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. |_|
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.